Exhibit 10.1

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

MONTPELIER RE U.S. HOLDINGS LTD.

AND

SELECTIVE INSURANCE GROUP, INC.

DATED AS OF SEPTEMBER 19, 2011

Annexes:

Annex I — Pro Forma Net Worth Statement

Annex II — Purchase Price Allocation

Exhibits:

Exhibit A — Form of Amendment Number 1 to the Quota Share Treaty

Exhibit B — Form of Assignment and Assumption Agreement

Exhibit C — Form of Bill of Sale

Exhibit D — Form of Claims Services Agreement

Exhibit E — Form of Lease Assignment and Assumption Agreement

Exhibit F — Form of Loss Development Reinsurance Contract

Exhibit G — Form of Parental Guarantee

Exhibit H — Form of Transition Services Agreement

Exhibit I — Form of Trust Agreement

Disclosure Schedules:

Section 1.1(i)	Business Employees
Section 1.1(ii)	Company IP/IT Assets
Section 1.1(iii)	IP/IT Assets
Section 1.1(iv)	Knowledge of Seller
Section 3.5(c)	Company Required Regulatory Approvals
Section 3.5(d)	Required Third Party Consents
Section 3.6	Statutory Statement Deficiencies
Section 3.9	Absence of Certain Changes and Events
Section 3.10	Compliance with Applicable Law
Section 3.10(b)	Orders
Section 3.11(b)(i)	Surplus Lines Qualifications
Section 3.11(b)(ii)	Suspension, Cancellation or Termination of Eligibility
Section 3.12	Real Property
Section 3.13(a)	Investments
Section 3.13(c)	Investments in Default
Section 3.15(a)	Company Intellectual Property
Section 3.16(a)	Material IT Assets
Section 3.16(b)	Third Party License
Section 3.16(c)	IT Assets
Section 3.17	Litigation
Section 3.18(c)	Tax Deficiencies
Section 3.18(d)	Tax Audit or Investigation
Section 3.18(e)	Tax Assessment or Collection
Section 3.19(a)	Employee Benefit Plans
Section 3.19(b)	Employee Benefit Plans Litigation

Section 3.19(e)	Company Employees
Section 3.19(g)	Employee Welfare Benefit Plans
Section 3.20(g)	Persons Terminating Employment with the Company
Section 3.20(h)	Personnel Policies
Section 3.21(a)	Company Material Contracts
Section 3.21(b)	Exceptions to Company Material Contracts
Section 3.22(i)	Intercompany Agreements
Section 3.22(ii)	Surviving Agreements
Section 3.23	Accounts
Section 3.24	Deposits
Section 3.25(d)	Agents and Producers
Section 3.26(a)(i)	Company Reinsurance Agreements
Section 3.26(a)(ii)	Disputes/Defaults under Company Reinsurance Agreements
Section 3.26(b)	Reinsurance Plans, Pools or Fronting Arrangements
Section 3.27	Ownership of Assets
Section 3.28	Insurance Policies
Section 3.29(a)	Outstanding Indebtedness
Section 3.29(b)	Prepayment Penalties or Fees on Indebtedness
Section 4.3(c)	Buyer Required Regulatory Approvals
Section 5.1(b)(v)(B)	Compensation, Bonus or Other Benefits
Section 5.1(b)(v)(G)	Accelerated Vesting Under Benefit Plan
Section 5.9	Director and Officer Resignations
Section 6.6	Participation in Plans
Section 6.7	Long-Term Incentive Benefits

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of September 19, 2011, between MONTPELIER RE U.S. HOLDINGS LTD., a Delaware corporation (“Seller”) and SELECTIVE INSURANCE GROUP, INC., a corporation organized under the laws of the State of New Jersey (“Buyer”).   Buyer and Seller each a “Party” and collectively, the “Parties.”

WHEREAS, Seller owns all of the issued and outstanding shares of common stock, par value $1.00 per share (the “Shares”), of MONTPELIER U.S. INSURANCE COMPANY, a stock property and casualty insurance company domiciled in the State of Oklahoma (the “Company”); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, all of the Shares.

NOW THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, agreements and conditions contained herein, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1             Definitions.  For the purposes of this Agreement (including any schedules hereto), the following capitalized terms shall have the meanings set forth below:

“Affiliate” means a Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Person specified.  For purposes of this definition, the term “control” (including the terms “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to (a) vote 50% or more of the voting securities of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Amendment to the Quota Share Treaty” means Amendment Number 1 to the Quota Share Treaty Reinsurance Contract to be entered into between the Company and Montpelier Re substantially in the form attached hereto as Exhibit A.

“Ancillary Agreements” means the Amendment to the Quota Share Treaty, the Assignment and Assumption Agreement, the Bill of Sale, the Claims Services Agreement, the Lease Assignment and Assumption Agreement, the Loss Development Reinsurance Contract, the Parental Guarantee, the Transition Services Agreement and the Trust Agreement.

“Applicable Laws” means any applicable order, law, statute, regulation, code, rule, judgment, decree or bulletin, promulgated, issued, enforced or entered by any Governmental Entity.

“Assigned and Assumed Contracts” means the contracts described on Schedule 1 to the Assignment and Assumption Agreement.  For the avoidance of doubt, “Assigned and Assumed Contracts” shall include contracts underlying any of the Company IT Assets which are not otherwise transferable or assignable to SICA and/or its designated Affiliates without a third party’s prior consent.

“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement to be entered into between Montpelier Technical Resources Ltd., a Delaware corporation and an Affiliate of Seller and SICA substantially in the form attached hereto as Exhibit B.

“Bill of Sale” means the Bill of Sale to be entered into between Seller and SICA substantially in the form attached hereto as Exhibit C.

“Books and Records” means the Company’s books and records, financial records, compliance records relating to the assets, properties, business and operations and all such items and corporate records relating to the Company’s legal existence, stock ownership or corporate management that are in the possession or under the control of the Company, Seller or its Affiliates or their respective representatives, whether stored in hardcopy form or on magnetic or optical media, including (i) documents relating to the Company’s Surplus Lines Qualifications and ongoing regulatory matters (including all documents and records relating to the Deposits), (ii) the Company’s minute books (including the original or certified copies of the Company’s articles of incorporation and bylaws), stock record book, and the corporate seal of the Company, (iii) personnel files, (iv) documents relating to the Assigned and Assumed Contracts, (v) the Company’s general ledger, trial balance and claims register and (vi) any other books and records reasonably requested by the Buyer which are related to any assets to which the Company will have title after the Closing or to other matters for which the Company will have any continuing responsibility after the Closing.  Further, Books and Records shall include the Company’s Tax Returns (and related Tax information) filed on a stand-alone basis and related Tax information of the Company prepared with respect to the Company in joining the combined and consolidated Tax Returns of Seller and its Affiliates, and shall exclude (i) all Tax Returns and related Tax information of Seller and its Affiliates (other than the Company) and (ii) prior to the Closing, any such lists, information and records that are prohibited from being disclosed or transferred by Applicable Law or regulatory requirements.

“Business” means the business of selling, marketing and underwriting property and specialty insurance contracts on a surplus lines basis and all other related or ancillary businesses and activities, including financial accounting and processing and adjudication of claims, as conducted by the Company.

“Business Day” means any day other than a Saturday, a Sunday, a legal holiday in the State of New York or a day on which banking institutions in the State of New York are authorized or obligated by Applicable Law to close.

“Business Employee” means each current employee of the Business who is not a Company Employee as of the date of this Agreement and is also listed in Section 1.1(i) of the Disclosure Schedule.

“Claims Services Agreement” means the Claims Services Agreement to be entered into between the Company and Montpelier Underwriting Agencies Limited, a Lloyd’s managing agency based in London and an Affiliate of Seller substantially in the form attached hereto as Exhibit D.

“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.  References to sections of the Code shall be construed to refer to any successor sections.

“Company Intellectual Property” means all Intellectual Property owned by, or licensed by any third party to, Seller or any of its Affiliates (i) that is primarily used in or related to the Business, or (ii) that is listed in Section 1.1(ii) of the Disclosure Schedule; provided that (x) the items listed in Section 1.1(iii) of the Disclosure Schedule, (y) the Company Names and Marks and (z) the Rater Software (collectively, the “Excluded IP/IT”) are excluded from the definition of “Company Intellectual Property”.

“Company IT Assets” means all IT Assets owned by, or leased or licensed by any third party to, Seller or any of its Affiliates that are (i) primarily used in or related to the Business or (ii) listed in Section 1.1(ii) of the Disclosure Schedule; provided that the Excluded IP/IT are excluded from the definition of “Company IT Assets”.

“Disclosure Schedule” means the disclosure schedule of even date herewith delivered simultaneously with the execution of this Agreement.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Entity” means any (a) agency, administrative department, division or subdivision, commission, regulatory authority, taxing or administrative authority, state insurance department, court or other judicial body, legislature, audit group or procuring office of any municipal, town, city, county, state or federal government (including employees and agents) in the United States or in any foreign jurisdiction, (b) person, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature and (c) arbitrator or arbitration panel.

“Indebtedness” means (a) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (c) all obligations under financing leases, (d) all liabilities secured by a Lien on any property and (e) all guarantees of third party obligations.

“Insurance Policy” means any contract, policy, binder, cover notes or certificate of insurance or reinsurance issued or reinsured by the Company.

“Intellectual Property” means all intellectual property rights and rights in confidential information of every kind and description throughout the world, including all U.S. and foreign: (a) patents, patent applications (including provisionals), invention disclosures, and all related continuations, divisionals, continuations-in-part, re-examinations, extensions, reissues and extensions thereof (“Patents”); (b) trademarks, service marks, names, corporate names, trade names, logos, slogans, Internet domain names, trade dress, design rights and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing (“Trademarks”); (c) copyrights and copyrightable subject matter, moral rights and rights of attribution and integrity (“Copyrights”); (d) trade secrets and all other confidential information, ideas, know-how, inventions, proprietary processes, formulae, models, and methodologies (“Trade Secrets”); (e) rights in computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing (“Software”); (f) rights of publicity, privacy, and rights to personal information; (g) all rights in the foregoing and in other similar intangible assets; (h) all applications and registrations for the foregoing; and (i) all rights and remedies against past, present, and future infringement, misappropriation, or other violation thereof.

“IT Assets” means the computers, servers, workstations, routers, hubs, switches, data communications lines, telephone and telecommunications equipment (including telephone numbers) and all other tangible information technology equipment and Software.

“Knowledge of Seller” means actual knowledge of the officer or employee of Seller or the Company listed in Section 1.1(iv) of the Disclosure Schedule.

“Lease” means that certain lease described in Section 3.12 of the Disclosure Schedule.

“Lease Assignment and Assumption Agreement” means either (i) the Lease Assignment and Assumption Agreement to be entered into between the Seller and SICA, substantially in the form attached hereto as Exhibit E or, solely in the event the parties are unable in good faith to enter into the aforementioned agreement, (ii) a commercially reasonable sublease agreement between Seller and SICA, to be negotiated in good faith between the parties prior to the Closing.

“Leased Premises” means the office space located in the building known as The Scottsdale Forum, located at 6263 North Scottsdale Road, Scottsdale, Arizona, as more fully described in the Lease.

“License Agreements” means all contracts, agreements or commitments pursuant to which Seller or any of its Affiliates (including the Company) is granted or obtains or agrees to grant or obtain any right to use any Company IP/IT Assets;

“Liens” means all mortgages, pledges, security interests, liens, charges, options, conditional sales agreements, claims, restrictions, covenants, easements, rights of way, title defects or other encumbrances or restrictions of any nature whatsoever.

“Loss Development Reinsurance Contract” means the Loss Development Reinsurance Contract to be entered into between the Company and Montpelier Re substantially in the form attached hereto as Exhibit F.

“Material Adverse Effect” means any occurrence, state of facts, change, event, effect or circumstance that, individually or in the aggregate: (a) has, or would be expected to have, a material adverse effect on the assets, liabilities, business, results of operations or financial condition of the Company other than any occurrence, state of facts, change, event, effect or circumstance covered by an agreement contemplated herein or to the extent resulting from (i) changes in general economic conditions or financial markets in general; (ii) changes after the date hereof in statutes, rules or regulations applicable to the Company or any of its respective properties or assets (iii) changes before or after the date hereof with respect to statutes, rules or regulations specifically relating to Surplus Lines Qualification; (iv) the announcement of this Agreement and the transactions contemplated hereby; or (iv) changes after the date hereof in GAAP or Statutory Accounting Principles; provided, however, that the exceptions set forth in clauses (i) and (iv) shall not be given effect to the extent that such occurrence, state of facts, change, event, effect or circumstance has a disproportionate adverse effect on the Company as compared to the effect on other similar Persons operating in the industry generally, or (b) would, or would reasonably be expected to, prevent or materially impair the ability of Seller or the Company to consummate the transactions contemplated by this Agreement.

“Montpelier Re” means Montpelier Reinsurance Ltd., a Class 4 insurer organized under the laws of Bermuda and an Affiliate of Seller.

“Net Worth” means the net worth of the Company calculated in accordance with GAAP, consistently applied.  The Net Worth of the Company, as of any date, is set forth in the line item “Shareholders’ Equity” under the column “Net Worth to Buyer” in the applicable Net Worth Statement as of such date.

“Net Worth Statement” means each the following statements setting forth the Net Worth of the Company: the Pro Forma Net Worth Statement, the Proposed Estimated Closing Net Worth Statement, the Estimated Closing Net Worth Statement, Closing Net Worth Statement and the Final Closing Net Worth Statement.

“Oklahoma Insurance Department” means the Governmental Entity with regulatory authority over insurance matters in the State of Oklahoma.

“Open Source Software License” means (i) any Software license meeting the Open Source Definition, as defined by the Open Source Initiative, or Free Software Definition, as defined by the Free Software Foundation, or any similar license, including the GNU GPL, the GNU LPGL and the Affero, CDDL and CPL/Eclipse licenses and (ii) any other Software license that requires, as a condition of use, modification, distribution or other action with respect to such Software, that such Software, or any other Software derived from, incorporated into, distributed with or otherwise related to such Software (a) be made available in source code form to any one or more third parties, (b) be permitted to be modified by any one or more third parties, (c) be permitted to be disassembled or otherwise reverse engineered or (d) be redistributable at no license fee.

“Parent” means Montpelier Re Holdings Ltd., a corporation organized under the laws of Bermuda and ultimate parent company of Seller and its Affiliates.

“Parental Guarantee” means the Guarantee provided by Parent for the benefit of Buyer substantially in the form attached hereto as Exhibit G.

“Permits” means all permits, licenses, authorizations, variances, exemptions, orders, registrations and approvals of all Governmental Entities that are required for the conduct of the Business, including the Insurance License and the Surplus Lines Qualifications.

“Permitted Liens” means (a) Liens for current Taxes not yet due and payable or due and being contested in good faith by appropriate proceedings, provided that adequate reserves are maintained on the applicable Statutory Statements, (b) mechanics’, carriers’, workers’, repairers’, materialmens’, warehousemens’ and other similar Liens arising or incurred in the ordinary course of business and (c) such other Liens as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, any of the properties and assets of the Company.

“Person” means an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity.

“Policyholder” means policyholders and named insureds of the Insurance Policies.

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date.

“Pro Forma Net Worth Statement” means the Net Worth Statement of the Company as of June 30, 2011 attached as Annex I hereto.

“Quota Share Treaty Reinsurance Contract” means the Quota Share Treaty Reinsurance Contract between the Company and Montpelier Re dated originally as of December 10, 2007 and amended and restated on May 28, 2010.

“Representative” means an employee, director, officer, counsel, auditor, agent or other representative of the Parties.

“Required IP/IT Third Party Consents” means all consents, approvals or waivers from any third party in connection with the (i) sale, conveyance, assignment, transfer, delivery or license (as applicable) of any Company IP/IT Assets to SICA and/or its Affiliates as contemplated hereunder or (ii) provision of services as contemplated under the Transition Services Agreement, including in each case as may be required under any License Agreements.

“Required Regulatory Approvals” shall mean the Company Required Regulatory Approvals and the Buyer Required Regulatory Approvals.

“SICA” means Selective Insurance Company of America, a property and casualty insurance company domiciled in New Jersey and a wholly-owned subsidiary of the Buyer.

“Statutory Accounting Principles” means, with respect to any insurance company, those accounting practices prescribed or permitted by the commissioner of insurance (or equivalent title) of the state of domicile of such insurance company.

“Straddle Period” means any taxable year or period that begins on or before the Closing Date and ends after the Closing Date.

“Surplus Lines Qualified” or “Surplus Lines Qualification” means, with respect to any United States jurisdiction, that the Company satisfies the requirements of such jurisdiction for writing insurance coverage on a surplus or excess lines basis, as those terms are commonly understood in the United States insurance industry and either: (i) in those United States jurisdictions in which a Governmental Entity maintains a list of insurance companies which are approved, qualified or eligible to write insurance coverage on a surplus or excess lines basis, is included on such list, or (ii) in those United States jurisdictions in which the surplus lines association or excess lines association or stamping office maintains a list of insurance companies which are approved, qualified or eligible to write insurance coverage on a surplus or excess lines basis, is included on such list; and (iii) with respect to the United States jurisdictions in which neither clause (i) nor clause (ii) above applies, the Company satisfies the requirements of such jurisdiction for writing insurance coverage on a surplus or excess lines basis.

“Tax Authority” means, with respect to any Tax, any Governmental Entity that imposes such Tax, and any agency charged with the collection, assessment, determination or administration of such Tax for such Governmental Entity.

“Taxes” means any and all federal, state, foreign or local income, net income, gross income, gross receipts, ad valorem, premium, excise, real property, personal property, windfall profit, sales, use, escheat, capital gains or corporation tax on capital gains, transfer, documentary, license, withholding, employment, payroll, profit, estimated, severance stamp, stamp duty, premium, occupation, value added registration, environmental (including taxes under Section 59A of the Code), climate change, imports, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, employees’ income withholding, foreign or domestic withholding, workers’ compensation, social security (or similar), unemployment, disability, franchise, alternative minimum, add-on minimum, guarantee fund assessment, retaliatory or other tax, fee, custom, tariff, impost, assessment, obligation, levy, tariff, charge or duty of the same or of a similar nature to any of the foregoing, and any interest, penalty, surcharge, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Tax Authority or taxing agency thereof.

“Tax Return” means any return, report, declaration, claim for refund, information return, certificate, bill, or other return or statement, including any schedule or attachment thereto, and any amendment thereof, filed or required to be filed with any Tax Authority in connection with the determination, assessment or collection of any Tax.

“Treasury Regulations” means the Treasury Regulations (including temporary regulations) promulgated by the United States Treasury Department with respect to the Code or other United States federal Tax statutes.

“Transition Services Agreement” means the Transition Services Agreement to be entered into between SICA and an Affiliate reasonably acceptable to the Buyer substantially in the form attached hereto as Exhibit H.

“Trust Agreement” means the Trust Agreement, by and among Montpelier Re, the Company and a financial institution mutually agreeable to the Seller and the Buyer, as trustee, substantially in the form attached hereto as Exhibit I.

The following terms are defined in the Sections of this Agreement set forth after such term below:

Accepted Employees	Section 6.1
Action	Section 3.17
Adjustment Report	Section 2.7(e)
Agreement	Preamble
Annual Statutory Statements	Section 3.6
Burdensome Condition	Section 5.3(a)
Buyer	Preamble
Buyer Indemnified Party	Section 10.2(a)
Buyer Required Regulatory Approvals	Section 4.3(c)
Closing	Section 2.3
Closing Date	Section 2.3
Closing Net Worth Amount	Section 2.7(a)
Closing Net Worth Statement	Section 2.7(a)
Closing Purchase Price	Section 2.4(b)(iv)
Company	Recitals
Company Employees	Section 3.19(e)
Company IP/IT Assets	Section 2.2(a)
Company Material Contract	Section 3.21(a)
Company Names and Marks	Section 5.15
Company Reinsurance Agreements	Section 3.26(a)
Company Required Regulatory Approvals	Section 3.5(c)
Confidentiality Agreement	Section 5.2(b)
Continuation Period	Section 6.2
Continuing Employees	Section 6.2
Damages	Section 10.2(a)
Deferred Tax Asset Value	Section 2.4(b)(iv)
Deposit	Section 3.24
Dispute Notice	Section 2.7(c)

ERISA Affiliate	Section 3.19(a)
Estimated Closing Net Worth Amount	Section 2.4(b)(i)
Estimated Closing Net Worth Statement	Section 2.4
Final Closing Net Worth Amount	Section 2.7(f)
Final Closing Net Worth Statement	Section 2.7(f)
Fixed Amount	Section 2.4(b)(iii)
Indemnified Parties	Section 10.2(b)
Indemnifying Party	Section 10.3(a)
Insurance License	Section 3.11(a)
Intercompany Agreements	Section 3.22
Interim Statutory Statements	Section 3.6(a)
Investments	Section 3.13(a)
IT Purchase Price	Section 2.4(b)(iii)
Liabilities	Section 3.8
Neutral Auditor	Section 2.7(e)
Neutral Tax Arbitrator	Section 8.13
Order	Section 3.10(b)
Other Closing Transactions	Section 2.2
Parties	Preamble
Party	Preamble
Pension Plan	Section 3.19(d)
Plan	Section 3.19(a)
Producers	Section 3.25
Proposed Estimated Net Worth Statement	Section 2.4(a)
Purchase Price	Section 2.4(c)
Replacement Contracts	Section 5.12
Required Third Party Consents	Section 3.5(d)
Retained Owned Intellectual Property	Section 5.17
Resolution Period	Section 2.7(d)
Retained Owned Intellectual Property	Section 5.17
Review Period	Section 2.7(c)
Seller	Preamble
Seller Indemnified Parties	Section 10.2(b)
Seller	Preamble
Shares	Recitals
Statutory Statements	Section 3.6(a)
Survival Period	Section 10.1(a)
Surviving Agreements	Section 3.22
Tax Dispute	Section 8.13
Termination Date	Section 9.1(b)
Third Party Claims	Section 10.3(a)
Transfer Taxes	Section 8.11
Unassigned Contracts	Section 5.12
Unresolved Disputes	Section 2.7(e)
WARN Act	Section 3.20(e)

Section 1.2                 Interpretations.

(a)           Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)           Any singular term in this Agreement shall be deemed to include the plural, and any plural term shall be deemed to include the singular.

(c)           All pronouns and variations of pronouns shall be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require.

(d)           Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on other than a Business Day, the party having such right or duty shall have until the next Business Day to exercise such right or discharge such duty.  Unless otherwise indicated, the word “day” shall be interpreted as a calendar day.

(e)           References to dollars and $ mean United States dollars, unless otherwise indicated.

(f)            No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting of this Agreement or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement or any provision of this Agreement.

ARTICLE II

THE CLOSING

Section 2.1                 Purchase and Sale of the Shares.  Upon the terms and subject to the conditions of this Agreement, at the Closing provided for in Section 2.3, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, 4,000,000 Shares, free and clear of all Liens, representing 100% of the outstanding capital stock of the Company.

Section 2.2                 Other Closing Transactions.  On or before the Closing Date, the Seller shall take or cause to be taken the following actions (collectively, “Other Closing Transactions”):

(a)           Company IP/IT Assets.  Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall, on behalf of itself and its Affiliates (other than the Company), sell (as applicable), convey, assign, transfer and deliver to SICA or, if so requested by Buyer in writing prior to the Closing, its Affiliate, and SICA (or such Affiliate, as applicable) shall purchase, acquire and accept from Seller or such Affiliate of Seller, all Company Intellectual Property and Company IT Assets (collectively, “Company IP/IT Assets”) owned by or, subject to obtaining any Required IP/IT Third Party Consents, leased or licensed by any third party to Seller or Affiliate of Seller, free and clear of all Liens pursuant to the Bill of Sale or Assignment and Assumption Agreement, as applicable.

(b)           Transfer of the Lease.  Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall (i) assign the Lease to SICA pursuant to the Lease Assignment and Assumption Agreement, and (ii) transfer all equipment, hardware, tools, furniture, fixture, materials, leasehold improvements and other tangible assets owned by the Company and located at the Leased Premises pursuant to the Bill of Sale.

(c)           Settlement of Funds Withheld Balances.  Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company shall settle any funds withheld balance in connection with any reinsurance provided by Montpelier Re.

(d)           Amendment of the Quota Share Treaty.  Upon the terms and subject to the conditions of this Agreement, at the Closing, Montpelier Re shall amend the Quota Share Treaty Reinsurance Contract pursuant to the Amendment to the Quota Share Treaty.

(e)           Funding of the Trust Account.  Upon the terms and subject to the conditions of this Agreement, at the Closing, Montpelier Re shall deposit assets in an amount sufficient to satisfy its reinsurance obligations under the Amendment to the Quota Share Treaty into a trust account established pursuant to the Trust Agreement.

Section 2.3                 Closing.  The purchase and sale of the Shares and the Other Closing Transactions contemplated by this Agreement to be consummated at closing (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522 on the last Business Day of the month in which the last unfulfilled and unwaived condition to be satisfied prior to the Closing set forth in Article VII hereof shall be fulfilled or waived in accordance with the terms of this Agreement (other than those conditions contemplated to be satisfied at the Closing, but subject to satisfaction of such conditions at the Closing), or such other place, date and time as shall be agreed upon in writing by the parties hereto.  The date on which the Closing occurs is referred to herein as the “Closing Date.”

Section 2.4                 Closing Purchase Price.

(a)           At least ten (10) days prior to the Closing Date, Seller shall cause to be prepared and delivered to Buyer an estimated Net Worth Statement of the Company, as of the Closing Date, which shall be prepared in the same format as the Pro Forma Net Worth Statement (“Proposed Estimated Net Worth Statement”), which shall include a calculation of the amount of the Net Worth of the Company as of the Closing Date.  Buyer shall be given an opportunity to review and comment on the Proposed Estimated Closing Net Worth Statement and Seller shall provide Buyer with access to such information and personnel as Buyer may reasonably request in connection with such review and comment.  Buyer shall provide any comments on the Proposed Estimated Closing Net Worth Statement at least two (2) Business Days prior to the Closing Date and the Parties shall negotiate in good faith a resolution of any differences in the amounts stated in the Proposed Estimated Closing Net Worth Statement; it being acknowledged that Seller shall have the ultimate responsibility for determining what, if any, changes will be reflected on the Estimated Closing Net Worth Statement.  The Net Worth Statement of the Company, estimated as of the Closing Date, and as revised to reflect any revisions thereto agreed to by the Parties, shall be the “Estimated Closing Net Worth Statement.”

(b)           The aggregate purchase price to be paid by Buyer to Seller at the Closing in consideration of the transfer by Seller of the Shares and other transactions contemplated by this Agreement shall be the sum of (i), (ii), (iii) and (iv) below:

(i)            the Net Worth of the Company as set forth on the Estimated Closing Net Worth Statement (the “Estimated Closing Net Worth Amount”),

(ii)           $9,750,000 in cash (the “Fixed Amount”),

(iii)          $3,588,000 representing the purchase price of the Company IP/IT Assets (the “IT Purchase Price”), and

(iv)          $3,500,000 representing the value of the Company’s deferred tax asset (the “Deferred Tax Asset Value”, and together with the Estimated Closing Net Worth Amount the Fixed Amount and the IT Purchase Price, the “Closing Purchase Price”); provided, however, that the Estimated Closing Net Worth Amount shall be subject to adjustment after the Closing as set forth in Section 2.7.

(c)           The total consideration paid to Seller pursuant to this Section 2.4, as adjusted pursuant to Section 2.7, shall be known as the “Purchase Price.”

Section 2.5                 Deliveries by Seller.  At the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following:

(a)           the officer’s certificate referred to in Section 7.3(c);

(b)           stock certificates representing all of the Shares, accompanied by stock powers duly executed in blank or a duly executed instrument or instruments of transfer, together with the stock certificates representing all the issued and outstanding shares of capital stock of the Company;

(c)           an executed cross-receipt for the Closing Purchase Price paid at the Closing;

(d)           duly executed resignations from the Company’s directors and officers identified in Section 5.9 of the Disclosure Schedule, effective as of the Closing Date;

(e)           evidence of the receipt by Seller, in such form as is reasonably acceptable to the Buyer, of all Company Required Regulatory Approvals;

(f)            subject to Section 5.12, evidence of the receipt by Seller, in such form as is reasonably acceptable to the Buyer, of all Required Third Party Consents;

(g)           evidence of the termination by the Seller, in such form as is reasonably acceptable to Buyer, of any and all liabilities or obligations arising in connection with all agreements and commitments, whether written or oral, which are between the Company, on the one hand, and Seller and its Affiliates (excluding the Company), on the other hand, pursuant to Section 5.11;

(h)           evidence of the release by the Seller and/or its Affiliates, in such form as is reasonably acceptable to Buyer, of any credit support obligations and payment of Indebtedness of Seller or any of its Affiliates (excluding the Company), pursuant to Section 5.11;

(i)            evidence of the termination or removal of the Company as a party by the Seller, in such form as is reasonably acceptable to Buyer, of all Intercompany Agreements except for the Amendment to the Quota Share Treaty and the Surviving Agreements, pursuant to Section 5.10;

(j)            a certificate of Approval of Domestic Surplus Lines from the Oklahoma Insurance Department dated as of a date no later than 30 days prior to the Closing Date;

(k)           any and all Books and Records;

(l)            an executed Parental Guarantee;

(m)          a duly executed counterpart of each of the Amendment to the Quota Share Treaty, the Assignment and Assumption Agreement, the Bill of Sale, the Claims Services Agreement, the Lease Assignment and Assumption Agreement, the Loss Development Reinsurance Contract, the Transition Services Agreement and the Trust Agreement;

(n)           all other documents, certificates, instruments or writings required to be delivered by Seller on or prior to the Closing pursuant to this Agreement or any Ancillary Agreement;

(o)           a certificate dated the Closing Date and signed on behalf of Seller by the Chief Financial Officer of Seller setting forth the Investments owned by the Company as of the Closing Date and certifying that such Investments are the same Investments that Seller and Buyer have agreed upon pursuant to Section 5.18; and

(p)           in form and substance reasonably satisfactory to Buyer, an Internal Revenue Service Form W-9 executed by Seller.

Section 2.6                 Deliveries by Buyer.  At the Closing, Buyer shall deliver or cause to be delivered to Seller (unless delivered previously) the following:

(a)           the Closing Purchase Price, in cash by wire transfer of immediately available funds, to a bank account designated by Seller at least two (2) Business Days prior to the Closing;

(b)           the officer’s certificate referred to in Section 7.2(c);

(c)           an executed cross-receipt for the Shares delivered at the Closing;

(d)           evidence of the receipt by Buyer, in such form as is reasonably acceptable to the Seller, of all Buyer Required Regulatory Approvals;

(e)           a duly executed counterpart of the Transition Services Agreement;

(f)            the Lease Assignment and Assumption Agreement, duly executed by SICA; and

(g)           all other documents, certificates, instruments or writings required to be delivered by Buyer on or prior to the Closing pursuant to this Agreement or any Ancillary Agreement.

Section 2.7                 Post-Closing Adjustment of Purchase Price.

(a)           As soon as practicable, but in no event later than 90 days following the Closing Date, Buyer shall cause to be prepared and delivered to Seller a Net Worth Statement of the Company, as of the Closing Date, (the “Closing Net Worth Statement”), with a certificate setting forth: (i) a calculation of the amount of the Net Worth of the Company, as of the Closing Date (the “Closing Net Worth Amount”); and (ii) the amount of any proposed adjustment to the Closing Purchase Price required pursuant to Section 2.7(f), if any.  The parties hereto agree and acknowledge the only component of the Closing Purchase Price subject to adjustment pursuant to this Section 2.7 is the Estimated Closing Net Worth Amount, and none of the Fixed Amount, the IT Purchase Price and the Deferred Tax Asset Value is subject to any post-Closing adjustment (except to the extent there may be a reduction of the IT Purchase Price pursuant to Section 5.12 and a reimbursement of the costs of medical and dental plans pursuant to Section 6.2).

(b)           During the preparation of the Closing Net Worth Statement and the period of any review or dispute provided for in this Section 2.7, Seller shall cooperate with Buyer and its Representatives, including by providing reasonable access to (i) all relevant information in the possession of Seller and its Affiliates and (ii) personnel of Seller and its Affiliates, in each case reasonably necessary or useful in the preparation of the Closing Net Worth Statement.

(c)           Seller shall have thirty (30) days from the date on which the Closing Net Worth Statement is delivered by Buyer to review the Closing Net Worth Statement and the certificate delivered therewith (the “Review Period”).  If Seller objects to any item or amount shown or reflected in the Closing Net Worth Statement or the certificate delivered therewith, Seller shall deliver written notice of their objection to Buyer on or prior to the last day of the Review Period (a “Dispute Notice”), provided, however, Seller shall have the right to dispute the determination of any such item or amount only on the basis, and to the extent that Seller claims, that (i) such item or amount was not determined in accordance with GAAP, consistently applied or (ii) a manifest arithmetic error was committed in the calculation of any of the line items or numerical data underlying the line items on the Closing Net Worth Statement or the certificate delivered therewith.  If Buyer does not receive a Dispute Notice on or prior to the last day of the Review Period, the Closing Net Worth Statement and the certificate delivered therewith shall be deemed accepted by Seller and the calculation of the Closing Net Worth Amount set forth therein shall be final, binding and conclusive for purposes of determining the Purchase Price.

(d)           For thirty (30) days (or such longer period as the parties may agree in writing) following receipt by Buyer of a Dispute Notice (the “Resolution Period”), senior executives of the Parties, shall attempt to resolve their differences arising from such objections, and any resolution by them shall be final, binding and conclusive for purposes of determining the Purchase Price.

(e)           The parties shall use their reasonable best efforts to submit, within ten (10) days following the end of the Resolution Period, any objections regarding the Closing Net Worth Statement remaining in dispute at the end of the Resolution Period (“Unresolved Disputes”) to Ernst & Young LLP (the “Neutral Auditor”) or if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon in writing by Seller and Buyer.  Each party agrees to execute, if requested by the Neutral Auditor, a reasonable engagement letter in customary form.  Buyer and Seller shall cooperate with the Neutral Auditor and promptly provide all documents and information requested by the Neutral Auditor.  The Neutral Auditor shall be requested to promptly, and in any event within thirty (30) days after the submission of any Unresolved Disputes thereto, render its decision in writing (the “Adjustment Report”) and finalize the Closing Net Worth Statement and determine the appropriate Closing Net Worth Amount.  The Adjustment Report shall be final and binding upon the parties hereto, shall be deemed a final arbitration award that is binding on each of the parties hereto, and no party shall seek further recourse to courts or other tribunals, other than to enforce the Adjustment Report.  Judgment may be entered to enforce the Adjustment Report in any court of competent jurisdiction.  Buyer and Seller shall each be responsible for paying 50% of all fees and expenses relating to the work of the Neutral Auditor.

(f)            The Closing Net Worth Statement and the applicable Closing Net Worth Amount regarding which (i) there has been no Dispute Notice delivered by Seller, (ii) there is no Unresolved Dispute outstanding between the Buyer and Seller, or (iii) the Neutral Advisor has rendered its decision shall be referred to herein as the “Final Closing Net Worth Statement” and the “Final Closing Net Worth Amount”, respectively.

(g)           Effective upon the end of the Review Period (if a timely Dispute Notice is not delivered), or upon the resolution of all matters set forth in the Dispute Notice either by mutual agreement of the parties or by the issuance of the Adjustment Report (if a timely Dispute Notice is delivered), the Closing Purchase Price shall be subject to adjustment as follows:

(i)            if the Final Closing Net Worth Amount is less than the Estimated Closing Net Worth Amount, the Closing Purchase Price shall be reduced by an amount equal to the Estimated Closing Net Worth Amount minus the Final Closing Net Worth Amount; and

(ii)           if the Final Closing Net Worth Amount is greater than the Estimated Closing Net Worth Amount, the Closing Purchase Price shall be increased by an amount equal to the Final Closing Net Worth Amount minus the Estimated Closing Net Worth Amount.

(h)           The net amount of all applicable adjustments to the Closing Purchase Price pursuant to Section 2.7(f) plus accrued interest on such amount at the three month London Interbank Offering Rate (LIBOR) as published in The Wall Street Journal, Eastern Edition, in effect on the day such payment is due shall be paid by the applicable party by wire transfer of immediately available funds to an account or accounts designated in writing by the recipient: (i) on the third Business Day following the end of the Review Period (if a timely Dispute Notice is not delivered) or (ii) on the third Business Day after resolution of all matters set forth in the Dispute Notice by mutual agreement of the parties or on the third Business Day after the date on which the Adjustment Report has been received by the Parties as applicable (if a timely Dispute Notice is delivered).

Section 2.8                 Purchase Price Allocation.  Prior to the signing of this agreement, Buyer and Seller shall agree to allocate the Purchase Price among the Shares and the non-compete covenant provided in Section 5.6 as set forth on Annex II.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows:

Section 3.1                 Due Organization; Good Standing; Qualification.

(a)           Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company is duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.  Each Affiliate of Seller, other than Company, executing any Ancillary Agreement is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

(b)           The execution, delivery and performance by Seller of this Agreement and by Seller, the Company and each other Affiliate of Seller executing any Ancillary Agreement of any of the  Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby will not:  (i) violate any provision of the articles of incorporation, certificate of incorporation, charter, by-laws or other organizational document of the Seller, the Company or any such Affiliate of Seller, as applicable; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give to any other contracting party the right to terminate, or constitute (or with written notice or lapse of time or both constitute) a default under any material Contract to which the Seller, the Company or any such Affiliate of Seller is a party or by or to which it or its assets or properties may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any Governmental Entity against, or binding upon, or any Contract with, or condition imposed by, any Governmental Entity binding upon, Seller, the Company or any such Affiliate of Seller or the properties or assets of the Company; (iv) violate any Applicable Law of any jurisdiction as such Law relates to Seller, the Company or any such Affiliate of Seller or to the properties or assets of the Company; or (v) result in the creation or imposition of any Lien on any of the properties or assets of the Company.

(c)           For the period beginning on November 1, 2007, and ending on the date hereof, Seller has delivered to Buyer true and complete and correct copies of the articles of incorporation and the by-laws of the Company and all amendments thereto.  Seller has also provided Buyer with the corporate minutes and all amendments thereto of the Company.  The stock record book of the Company contains complete and accurate records of the stock ownership of the Company and the transfer of shares of its capital stock.

Section 3.2                 Capitalization.

(a)           The issued and outstanding capital stock of the Company consists exclusively of the Shares.  Seller directly owns all the Shares, which are duly authorized, validly issued, fully paid and non-assessable, and free and clear of all Liens.  The sale and delivery of the Shares as contemplated by this Agreement are not subject to any preemptive rights, rights of first refusal or other rights or restrictions.  The transactions contemplated by this Agreement shall convey to Buyer good and valid title to the Shares, free and clear of all Liens.

(b)           There are no options, rights or other agreements to which Seller or any of its Affiliates is a party or by which any of them is bound obligating any of them to (i) issue, deliver or sell, or refrain from issuing, delivering or selling, any shares of capital stock or other equity or ownership interest of the Company, or to grant, extend or enter into any such option, right or agreement, (ii) to repurchase, redeem or otherwise acquire, or to refrain from repurchasing, redeeming or otherwise acquiring, any shares of capital stock or other equity or ownership interest of the Company, or to grant, extend or enter into any such option, right or agreement or (iii) to vote, or to refrain from voting, any shares of capital stock or other equity or ownership interest of the Company.

Section 3.3                 Subsidiaries.  The Company does not have any Subsidiaries.  As of the Closing Date, the Company will not, directly or indirectly, own of record or beneficially any capital stock of or other equity interest in any Person.

Section 3.4                 Authority; Binding Agreement.  Each of Seller, the Company and any other Affiliate of Seller executing any Ancillary Agreement has all requisite power and authority to execute, deliver and perform its respective obligations under this Agreement and each Ancillary Agreement to which it is a party, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and each Ancillary Agreement to which the Seller, the Company or any Affiliate of Seller is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by the board of directors of the Seller, the Company and any such other Affiliate of Seller, as applicable, and no other corporate proceedings (or, in the case of an entity that is not a corporation, other similar proceedings) on the part of the Seller, the Company or any such other Affiliate of Seller, as applicable, are necessary to authorize this Agreement or any Ancillary Agreement to which the Seller, the Company or any such Affiliate of Seller is a party or the consummation of the transactions contemplated hereby or thereby.  This Agreement and each Ancillary Agreement to which the Seller, the Company or any other Affiliate of Seller is a party have been duly and validly executed and delivered by Seller, the Company and any such other Affiliate of Seller, as applicable, and constitute valid and binding agreements of the Seller, the Company and each such other Affiliate of Seller, as applicable, enforceable against the Seller, the Company and such other Affiliate of Seller, as applicable, in accordance with their terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or other laws, now or hereafter in effect, relating to or limiting creditors’ rights generally.

Section 3.5                                                  Consents and Approvals; No Violations.  The execution and delivery by Seller, the Company and any other Affiliate of Seller executing any Ancillary Agreement, as applicable, of this Agreement and any Ancillary Agreement to which Seller, the Company or any such Affiliate of Seller is a party, and the consummation of the transactions contemplated hereby and thereby, and compliance by Seller, the Company and each such Affiliate of Seller, as applicable, with any of the provisions hereof and thereof, will not:

(a)                                  conflict with or violate any provision of the articles of incorporation or bylaws (or equivalent organizational documents) of the Seller, the Company or any such Affiliate of Seller;

(b)                                 conflict with, contravene or violate in any respect any federal, state or local order, statute, law, rule, regulation, ordinance, writ, injunction, arbitration award, directive, judgment, decree, principle of common law, constitution, treaty or any interpretation thereof enacted, promulgated, issued, enforced or entered by any Governmental Entity to which the Seller, the Company or any such Affiliate of Seller or any of their respective assets or properties is subject;

(c)                                  except as set forth on Section 3.5(c) of the Disclosure Schedule (the “Company Required Regulatory Approvals”), require any declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Entity;

(d)                                 except as set forth on Section 3.5(d) of the Disclosure Schedule (the “Required Third Party Consents”), require any consent, notice or other action under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, amendment or acceleration) under, any material note, bond, mortgage, indenture, license, agreement, lease or other obligation or instrument to which the Seller (or, with respect to Company IP/IT Assets, its Affiliate (as applicable)), the Company or any such Affiliate of Seller is a party or by which any of them or their property is bound;

(e)                                  give rise to the cancellation or revocation of any Permits; or

(f)                                    result (immediately or with the passage of time or otherwise) in the creation or imposition of a Lien upon any of the properties, rights or assets of the Company.

Section 3.6                                                  Financial Statements.

(a)                                  The annual statements of the Company, as filed with the Oklahoma Insurance Department for the years ended December 31, 2008, 2009 and 2010 (the “Annual Statutory Statements”) and quarterly statements for the quarters ended March 31, 2011 and June 30, 2011 and each additional quarterly statement filed after the date hereof and prior to the Closing Date (“Interim Statutory Statements”), together with all notes, exhibits and schedules thereto (all Annual Statutory Statements and Interim Statutory Statements, together with all exhibits and schedules thereto, referred to in this Section 3.6 are hereinafter referred to as the “Statutory Statements”), have been (or in the case of Statutory Statements filed after the date hereof, will be) prepared in accordance with Statutory Accounting Principles, and such accounting practices have been applied on a basis consistent with applicable statutory financial reporting requirements throughout the periods involved, except as expressly set forth in the notes, exhibits or schedules thereto.  The Statutory Statements present (or in the case of Statutory Statements filed after the date hereof, will present) fairly the financial position and the results of operations of the Company as of the dates and for the periods therein in accordance with statutory financial reporting requirements, except in the case of the Interim Statutory Statements for normal year-end adjustments.  The most recent Annual Statutory Statements and Interim Statutory Statements for the Company have previously been made available to Buyer.  The Statutory Statements complied in all material respects with all Applicable Laws when filed, and no deficiency has been asserted in writing with respect to any Statutory Statements by any Governmental Entity, except as those set forth in Section 3.6 of the Disclosure Schedule.

(b)                                 Except as set forth in Section 3.6 of the Disclosure Schedule, there are no permitted or prescribed practices applicable specifically to the Company.

Section 3.7                                                  Reserves.  The reserves recorded in the Statutory Statements were, as of the date specified in the applicable Statutory Statements, (a) based on actuarial assumptions that were reasonable in relation to relevant policy and contract provisions, (b) in compliance with Statutory Accounting Principles and (c) computed on the basis of methodologies consistent with those used in prior periods, except as otherwise noted in the Statutory Statements; provided, however, the parties hereto agree that to the extent there is any increase in such reserves, if covered by either the Amendment to the Quota Share Treaty or the Loss Development Reinsurance Contract, such increase shall not be deemed to be a breach of this Section 3.7.

Section 3.8                                                  No Undisclosed Liabilities.  Except as and to the extent of the amounts specifically reflected or reserved against in the Statutory Statements, the Company has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due (“Liabilities”), except for Liabilities which were incurred since December 31, 2010, in the ordinary course of business consistent with past practice.

Section 3.9                                                  Absence of Certain Changes and Events.  Except as set forth in Section 3.9 of the Disclosure Schedule and as otherwise specifically contemplated by this Agreement, since December 31, 2010, (a) the Company has conducted the Business in the ordinary course of business consistent with past practices and (b) there has not been any fact, change, effect, occurrence, development or event that has had, or is reasonably likely to have, a Material Adverse Effect.

Section 3.10                                            Compliance with Applicable Law.  Except as set forth on Section 3.10 of the Disclosure Schedule, Since January 1, 2008, the Company has been in compliance, in all material respects, with all Applicable Laws and the Company has not received any notice of, any conflict with, or default or violation of, any Applicable Laws.  Without limiting the generality of the foregoing:

(a)                                  The Company is, and since January 1, 2008 has been, in compliance in all material respects with (i) all Applicable Laws relating to privacy, data protection and the collection and use of personal or private information gathered, accessed, collected or used or held for use by the Company and (ii) its own policies and procedures applicable to its collection, use of and disclosure of personal or private information of customers or consumers or insureds or beneficiaries under Insurance Policies (and the Company has implemented and maintained in effect since January 1, 2008 reasonable policies and procedures relating to such matters).  Since January 1, 2008, neither the Company nor any of its Affiliates has received any claim or notice from any Person alleging a violation of such Person’s privacy, personal or confidentiality rights under any such Applicable Laws, policies or procedures.

(b)                                 Except as set forth on Section 3.10(b) of the Disclosure Schedule, there is no decree, directive, order, writ, judgment, stipulation, settlement, determination, decision, award, injunction, temporary restraining order, cease and desist order or other order by, or any capital plan, supervisory agreement or memorandum of understanding with any Governmental Entity (each, an “Order”), binding against the Company, or any of its properties, rights or assets or any of its officers or directors (in their capacities as such) under which the Company or any of its officers or directors has any continuing obligations.

(c)                                  To the Knowledge of the Seller, the Company is in compliance in all material respects with the requirements of the insurance laws and regulations of the State of Oklahoma and the insurance laws and regulations of other jurisdictions which are applicable to its operations, and has filed all notices, reports, statements, registrations, responses, documents and other information required to be filed thereunder; and the Company has received no notification from any insurance regulatory authority to the effect that any additional permit or license from such insurance regulatory authority is needed to be obtained by the Company.

(d)                                 No investigation, review or market conduct or financial examination by any Governmental Entity with respect to the Company is pending or, to the Knowledge of Seller, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review.

(e)                                  The Company has paid or will pay all assessments or other amounts due to any guaranty fund associations, residual market mechanism pools, bureaus or similar organizations for all periods through the Closing Date.

Section 3.11                                            Company Permits.

(a)                                  The Company is approved as a Domestic Surplus Lines Insurer in the State of Oklahoma (the “Insurance License”), and such Insurance License is valid and is in full force and effect and free and clear of all Liens.  The Company is not a party to any agreement and is not subject to any order, formal or informal, limiting the Company’s ability to make full use of the Insurance License which has been issued to it or requiring the Company to comply with regulatory standards, procedures or requirements different from those generally applicable to companies with certificates of authority or licenses similar to the Insurance License.  The Company has not (i) relinquished the Insurance License or had it revoked or suspended, (ii) been involved in a proceeding, whether formal or informal, to revoke, suspend, limit or restrict the Insurance License or the Company’s corporate charter, (iii) been notified by any Governmental Entity that such Governmental Entity might have cause to revoke, suspend, limit or restrict such Insurance License or the Company’s corporate charter, or become aware that any such suspension, revocation, or limitation has been threatened by any Governmental Entity, or (iv) written any business in any jurisdiction on an admitted basis other than those in which it is qualified to write business on an admitted basis.  Subject to the receipt of the consents and approvals set forth in Section 3.5(c) of the Disclosure Schedule, the Insurance License is not subject to termination as a result of the execution of this Agreement or any of the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby.

(b)                                 Section 3.11(b)(i) of the Disclosure Schedule contains a true and correct list of each state in which the Company is Surplus Lines Qualified.  Other than as set forth in Section 3.11(b)(ii) of the Disclosure Schedule, the Company has not received any threat of or actual notice of suspension, cancellation or termination of any such Surplus Lines Qualification; and Seller do not have Knowledge of any event, inquiry, investigation or proceeding that could reasonably be expected to result in such suspension, cancellation or termination.  The Company has not written or assumed any business in any other jurisdiction on a non-admitted basis other than the class or type of business which it is authorized to write in such jurisdiction.

(c)                                  As of the date hereof, the Company is not “commercially domiciled” under the insurance Laws of any state or jurisdiction of the United States.

Section 3.12                                            Real Property.

(a)                                  Except as set forth in Section 3.12 of the Disclosure Schedule, since November 1, 2007, the Company does not have, and has not had, any ownership interest, security interest, leasehold interest, license or other interest of any kind in any real property whatsoever.

(b)                                 The Seller’s interest in the Leased Premises has not been encumbered in any way other than the Permitted Liens.

(c)                                  The Seller holds the Leased Premises under a valid, subsisting and enforceable lease with such exceptions that are not material and do not interfere with the use of the Leased Premises.  True, correct and complete copies of Lease and any related amendments, modifications or supplements and guarantees have been delivered or made available to Buyer.

(d)                                 There exists no material default or condition, or any state of facts or event that, with the passage of time, the provision of notice or both would constitute a material default, in the performance of the obligations by the Seller or any of its Affiliates under the Lease; or, to the Knowledge of Seller, by any other party to the Lease.

(e)                                  The Lease is in full force and effect and there are no disputes or known events which would give rise to a dispute under the Lease.

(f)                                    Except as may be limited by bankruptcy, insolvency, reorganization and similar Applicable Laws affecting creditors generally and by the availability of equitable remedies, the Lease is a legal, valid, binding and enforceable obligation of the Seller, and, to the Knowledge of Seller, each other party to the Lease.  None of the Seller, the Company or any of its Affiliates has received any written communication or notice (i) of a breach of the Lease from the landlord or lessor and (ii) of any threatened or pending condemnation, eminent domain or similar proceeding with respect to all or a portion of any the Leased Premises.

(g)                                 None of the Seller, the Company or any of its Affiliates has granted any Person any right to occupy or otherwise use the Leased Premises.

(h)                                 No consent by any Person, other than the landlord under the Lease, is required in connection with the assignment of the Lease as contemplated in the Lease Assignment and Assumption Agreement.

Section 3.13                                            Investments.

(a)                                  Section 3.13(a) of the Disclosure Schedule sets forth an accurate and complete list of all securities, mortgages and other investments (collectively, “Investments”) owned by the Company as of June 30, 2011.  The Company has good and marketable title to the

Investments listed in Section 3.13(a) of the Disclosure Schedule except for (i) Permitted Liens, (ii) statutory deposits subject to certain transfer restrictions, and (iii) Investments which have been disposed of in the ordinary course of business or as contemplated by this Agreement or redeemed in accordance with their terms.

(b)                                 The Investments owned by the Company (i) are of the types and within the applicable concentration limitations permitted under Applicable Law for investments by property and casualty insurance companies domiciled in the State of Oklahoma and (ii) qualify as admitted assets for purposes of the preparation of the Statutory Statements.

(c)                                  Section 3.13(c) of the Disclosure Schedule identifies any Investments which are in default, as of the date hereof, in the payment of principal or interest.

Section 3.14                                            Pro Forma Net Worth Statement.  The Pro Forma Net Worth Statement was prepared from the Books and Records as of June 30, 2011 and in accordance with GAAP, consistently applied.  The Proposed Estimated Closing Net Worth Statement and the Estimated Closing Net Worth Statement will be prepared from the Books and Records as of the Closing Date and in accordance with GAAP, consistently applied.

Section 3.15                                            Intellectual Property.

(a)                                  Section 3.15(a) of the Disclosure Schedule sets forth a complete and accurate list of the Company’s, or Seller’s or any of its Affiliates’, (a) Patents and Patent applications, (b) registrations and applications for Trademarks, (c) Copyright applications and registrations and (d) material Software, in each case which is included in the Company IP/IT Assets.  The Company owns or has the valid right to use all Intellectual Property owned, used, licensed or held for use in, or necessary to conduct, the Business, free and clear of any Liens (other than Permitted Liens).  With respect to each item of Intellectual Property listed on Section 3.15(a) of the Disclosure Schedule that is owned by the Company, Seller or any of its Affiliates, the Company (or Seller or such Affiliate, as applicable) is, and as of the Closing the Company or SICA (as applicable) will be, the sole and exclusive beneficial and, with respect to applications and registrations, record owner of each such item of Intellectual Property, free and clear of all Liens (other than Permitted Liens), and all such Intellectual Property is subsisting, valid and enforceable.

(b)                                 The conduct of the Business does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, any Intellectual Property, and there has been no such claim asserted or threatened in writing (including in the form of offers or invitations to obtain a license) against the Company or, to the Knowledge of Seller, any other Person.

(c)                                  To the Knowledge of Seller, no Person is infringing, misappropriating, or otherwise violating any Intellectual Property owned, used, or held for use by the Company, and no such claim has been asserted or threatened against any Person by the Company.

(d)                                 The Company is not subject to any outstanding judgments, governmental orders, consents, indemnifications, forbearances to sue, settlement agreements or other arrangements in connection with the resolution of any claims, disputes or other assertions that restrict the use of any Intellectual Property.

(e)                                  The Company takes reasonable measures to protect the confidentiality of Trade Secrets.

(f)                                    No current or former employee, officer, consultant or independent contractor of the Company or Seller or its Affiliates owns or retains any right, title or interest in or to any Intellectual Property owned (or purported to be owned) by the Company or Seller or its Affiliates that is included (or purported to be included) in the Company Intellectual Property owned by the Company, Seller or any of its Affiliates.

(g)                                 Other than the Retained Owned Intellectual Property or the Excluded IP/IT, Seller Parties and its Affiliates (other than the Company) do not own, have any right, title or interest in or to, have possession of, or license to the Company any Intellectual Property or IT Assets owned or purported to be owned, or primarily used or held for use, by the Company.

(h)                                 The consummation of the transactions contemplated under this Agreement or any of the Ancillary Agreements will not result in the loss of, impairment of, require any additional payments for, or (other than the Required IP/IT Third Party Consents) require any other Person’s consent to, the Company’s right to own, use, or hold for use any of the Intellectual Property owned, used, or held for use in the conduct of the Business, and, upon such consummation, SICA (or its designated Affiliate) will own, or have valid rights pursuant to the License Agreements, Section 5.17 and the Ancillary Agreements, all Intellectual Property and IT Assets necessary and sufficient for the conduct of the Business as currently conducted and as contemplated to be conducted.

Section 3.16                                            IT Assets.

(a)                                  Section 3.16(a) of the Disclosure Schedule sets forth a true and complete listing of all material IT Assets (other than Software set forth on Section 3.15(a)of the Disclosure Schedule) being used by the Company in the Business that are (i) owned by, (ii) leased to or (iii) licensed to the Company or an Affiliate of Seller or the Company.  The Company or its Affiliate (as applicable) possesses or has unrestricted access to all Intellectual Property and documentation necessary to compile and otherwise create fully operable executable versions of all material Software owned by the Company or an Affiliate of the Company that is used in the Business.

(b)                                 Except as set forth in Section 3.16(b) of the Disclosure Schedule, no third party has any license, escrow right, option or other right, title or interest in or to (including any right to receive any royalty, honorarium or other payment) any, and the Company has not provided to any other Person (other than to third party contractors whose access and use thereof was limited to use in connection with providing services to the Company) any material Software or any material confidential Intellectual Property included in the Company Intellectual Property and owned by the Company or Seller or any of its Affiliates.  Except as set forth on Section 3.16(b) of the Disclosure Schedule, (i) no Software licensed pursuant to or otherwise subject to an Open Source Software License or similar licensing or distribution terms or conditions is used in the Business in a manner that would require any Software to be disclosed, licensed, publicly distributed or dedicated to the public, and (ii) no Software included in the Company Intellectual Property and owned by the Company or Seller or any of its Affiliates is subject to any Open Source Software License or similar licensing or distribution terms or conditions.

(c)                                  Except as set forth in Section 3.16(c) of the Disclosure Schedule:  (i) the IT Assets owned or used by the Company operate and perform in all material respects in accordance with their documentation and functional specifications and as required in connection with the Business; (ii) since January 1, 2008: (A) the Company has maintained reasonable back-up and disaster recovery capabilities for its material computer systems and data consistent with industry practices; (B) the Company has taken commercially reasonable measures to ensure the security and integrity of its material IT Assets and the confidentiality, security and integrity of customer, beneficiary and employee information and Trade Secrets; and (C) to the Knowledge of Seller, there has been no material unauthorized access of the IT Assets and no unauthorized disclosure or use of any customer, beneficiary or employee information or of any Trade Secret of the Company.

Section 3.17                                            Litigation.  Except as set forth on Section 3.17 of the Disclosure Schedule and except for claims litigation arising under the Insurance Policies in the ordinary course of business, (a) there is no private or governmental action, suit, proceeding, litigation, claim, arbitration or investigation (each, an “Action”), threatened or pending before any arbitrator, agency, court or tribunal, foreign or domestic or, to the Knowledge of Seller, threatened against the Company, or any of its properties, rights, assets, or any of its officers or directors (in their capacities as such) that: (i) represents claims for extra-contractual obligations under any Insurance Policy; (ii) requests damages reasonably expected to be in excess of $100,000; or (iii) has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (b) there are no Actions initiated by the Company threatened or pending against any Person.

Section 3.18                                            Taxes

(a)                                  All material Tax Returns required to be filed related to the Company have been or will be filed in a timely manner (taking into account all extensions of due dates) with the appropriate Tax Authority, and all such Tax Returns are true, correct and complete in all material respects.

(b)                                 All material Taxes payable related to the Company that are or were due and payable on or before the Closing Date (without regard to whether such Taxes have been assessed) have been or will be timely paid.

(c)                                  Except as set forth in Section 3.18(c) of the Disclosure Schedule, no deficiencies for any Taxes for which the Company may be liable have been asserted or assessed against the Company which remain unpaid.

(d)                                 Except as set forth in Section 3.18(d) of the Disclosure Schedule, the Company has not been notified by any Tax Authority of any audit or investigation with respect to any liability for Taxes for which the Company may be liable and with respect to which the applicable statute of limitations has not expired.

(e)                                  Except as set forth in Section 3.18(e) of the Disclosure Schedule, there are no agreements in effect to extend the statute of limitations for the assessment or collection of any Tax for which the Company may be liable.

(f)                                    The Company has not participated in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4 or any other corresponding or similar provision of state, local or foreign Laws.

(g)                                 The Company has adequate accruals and reserves on the financial statements of the Company for all Taxes payable by the Company for all taxable periods and portions thereof through the date of such financial statements.

(h)                                 The Company has no liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or similar provision of state, local, or foreign Laws), or as a transferee or successor under any Tax allocation, sharing or assumption agreement or by operation of Law.

(i)                                     As of the Closing, the Company had gross deferred tax assets that will be transferred to the Buyer with a value to Buyer of at least $5.32 million with such amount calculated in accordance with GAAP.  The gross deferred tax assets represent the Seller’s deferred tax assets without regard to any valuation allowance which the Company may deem necessary.

(j)                                     The Company is not required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date, (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding similar provision of state, local, or foreign income Tax law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date, or (v) prepaid amount received on or prior to the Closing Date.

(k)                                  The Company has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for, or intended to qualify for, tax-free treatment under Section 355 of the Code (i) within the two-year period ending on the date hereof or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions set forth in this Agreement.

(l)                                     The Company has no existing “policyholder surplus account” as defined in Section 815 of the Code.

(m)                               The Company has materially complied with all applicable reporting, withholding and disclosure requirements under the Code and other Applicable Laws with respect to the Insurance Policies.

(n)                                 None of the Insurance Policies were issued, marketed, or sold by the Company as life insurance policies intended to qualify as such under Section 7702 of the Code or as contracts that provide for annuity benefits intended to be taxed to the policyholder pursuant to Section 72 of the Code.

(o)                                 None of the Insurance Policies issued or sold by the Company provide “health insurance coverage” as defined by Section 9832 of the Code.

(p)                                 The Company is not a “life insurance company” taxed pursuant to Section 816 of the Code.

Section 3.19                                            Employee Benefit Plans; ERISA.

(a)                                  Section 3.19(a) of the Disclosure Schedule sets forth a complete and accurate list of all Plans.  Other than the employment agreements listed in Section 3.19(a) of the Disclosure Schedules, none of the Plans are solely sponsored or administered by the Company.  The term “Plan” means any employee benefit plan, including any “employee welfare benefit plan” within the meaning of Section 3(1) of ERISA (including post-retirement medical and life insurance), any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (regardless of whether such plan is subject to ERISA), any multiemployer plan (as defined in Section 3(37) of ERISA) or multiple employer plan (as defined in Section 413 of the Code), and any profit-sharing, bonus, stock option, stock purchase, restricted share units/shares, stock ownership, pension, retirement, deferred compensation, excess benefit, post-retirement medical or life insurance, welfare, incentive, sick leave or other leave of absence, short- or long-term disability, retention, employment, severance, change of control, salary continuation, medical, hospitalization, life insurance, fringe benefit or other plan, program, policy, practice, agreement or other arrangement, whether or not subject to ERISA, (i) maintained, entered into or contributed to by Seller, whether or not incorporated, that together with Seller or the Company would be deemed a “single employer” within the meaning of Section 4001(b) of ERISA (an “ERISA Affiliate”), or to which Seller, the Company or an ERISA Affiliate is a party, whether written or oral, for the benefit of any present or former employee, director, or consultant of the Company or the Business (including their respective dependents or beneficiaries) or (ii) under which the Company could reasonably be expected to have any present or future liability.

(b)                                 Each Plan complies in all respects in form with all Applicable Laws and has been maintained, administered and operated in all respects in accordance with its terms and in accordance with Applicable Laws, other than any failure to be so maintained that, individually or in the aggregate, could not reasonably be expected to result in a material liability to Buyer or any of its subsidiaries.  Except as set forth in Section 3.19(b) of the Disclosure Schedule, there is no litigation pending, or to the Knowledge of Seller, threatened, with respect to any Plan (other than routine claims for benefits in the ordinary course of business) that, individually or in the aggregate, could result in a material liability to Buyer or its subsidiaries (including, after the Closing, the Company).

(c)                                  No Plan is a defined benefit pension plan or is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.  No Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA.  No liability under Title IV of ERISA has been incurred by any of the Seller, the Company or any ERISA Affiliate which has not been satisfied in full and no event has occurred and no condition exists that could reasonably be expected to result in any of the Seller, the Company or any ERISA Affiliate incurring a liability under Title IV of ERISA.

(d)                                 The Plans that are “employee pension benefit plans” (within the meaning of Section 3(2) of ERISA) and that are intended to meet the qualification requirements of Section 401(a) of the Code (each, a “Pension Plan”) have received a favorable determination letter, opinion or advisory letters from the IRS to the effect that such Pension Plans and the related trusts are qualified and exempt from U.S. federal income taxes under Sections 401(a) and 501(a) of the Code, respectively, and nothing has occurred that would reasonably be expected to adversely affect the qualification of such Pension Plans or related trusts.  No nonexempt

“prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) has occurred with respect to any Plan that could reasonably be expected to subject any of the Seller, the Company or any ERISA Affiliate to any liability.  All contributions required to be made to or with respect to any Plan have been timely made.

(e)                                  Section 3.19(e) of the Disclosure Schedule provides a list of all current employees of the Company (collectively, the “Company Employees”).

(f)                                    Except as otherwise contemplated under this Agreement, neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby shall, whether alone or in combination with any other event, result in (i) the accelerated vesting or payment of, or any increase in, any compensation to any present or former employee, director or consultant of any of the Company or the Business or (ii) the entitlement of any present or former employee, director or consultant of the Company or the Business to severance or termination pay or benefits.

(g)                                 There is no contract, agreement, plan, or arrangement covering any employee or former employee of the Company or of the Business that, individually or in the aggregate, could give rise to the payment of any amount that would not be deductible under Section 280G of the Code.

(h)                                 Except as set forth in Section 3.19(h) of the Disclosure Schedule, each of Seller, the Company or any ERISA Affiliate (i) do not maintain or contribute to any Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any employee, independent contractor or consultant of the Company or the Business upon his or her retirement or termination of employment, except as may be required by Section 4980B of the Code or similar Law or (ii) has never represented, promised or contracted (whether in oral or written form) to any employee, independent contractor or consultant of the Company or the Business (either individually or as a group) to do so, except to the extent required by Section 4980B of the Code or similar Law.  Each of Seller, the Company and any ERISA Affiliate have complied with the applicable requirements of Section 4980B of the Code or any similar laws.

Section 3.20                                            Labor Matters.

(a)                                  The Company is in compliance in all material respects, and has been in such compliance since November 1, 2007, with all Applicable Laws relating to employment, including but not limited to wage and hours, health and safety, child labor, immigration, discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave and unemployment insurance.

(b)                                 The Company is not bound by any collective bargaining agreement or other agreement with any labor organization, union, or association, and no employees are or have been represented by any labor organization or employee association with respect to their employment by the Company or the Business since November 1, 2007.  No labor union, labor organization or group of employees has made a pending demand for recognition or certification.  No representation or certification proceedings or petitions seeking a representation proceeding, (i) are presently pending before, (ii) to the Knowledge of the Seller, are threatened in writing to be brought or filed with, or (iii) have been brought or filed since November 1, 2007 with, the National Labor Relations Board or any other Governmental Entity.  To the Knowledge of Seller, no labor union has planned or is planning any organizing activities with respect to any employees of the Company or the Business.  There have been no actual or, to the Knowledge of Seller, threatened labor disputes, strikes, lockouts or work stoppages against or affecting the Company since November 1, 2007.

(c)                                  There is no unfair labor practice charge, material grievance, arbitration, charge, lawsuit or complaint against the Company pending before a Governmental Entity, or, to the Knowledge of Seller, threatened, and nor has any such matter been settled or resolved since November 1, 2007.  Since November 1, 2007, Seller have not received written notice of the intent of any Governmental Entity responsible for the enforcement of employment laws to conduct an investigation with respect to or relating to the Company, nor have the Seller received written notice that any such investigation is in progress.

(d)                                 Since November 1, 2007, the Company has at all times properly classified and treated, under Applicable Laws, each of its workers as an employee or independent contractor, and, in the case of employees, has properly classified and treated, under Applicable Laws, each of its employees as exempt or non-exempt from overtime wage requirements (including in respect of each Benefit Plan).

(e)                                  Since November 1, 2007, the Company has at all times been in compliance with all notice and other requirements under the Worker Adjustment and Retraining Notification Act, and all other similar applicable statutes, ordinances and regulations of any jurisdiction which impose advance notice or other requirements concerning any such employment losses (the “WARN Act”).

(f)                                    To the Knowledge of Seller, no employee of the Company is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation to a former employer of any such employee relating (i) to the right of any such employee to be employed by the Company or the Business or (ii) the knowledge of use of Trade Secrets or proprietary information.

(g)                                 Except as set forth in Section 3.20(g) of the Disclosure Schedule, to the Knowledge of Seller, as of the date hereof, no current employee has any plans to terminate his or her relationship or employment with the Company or the Business.

(h)                                 All written personnel policies which may remain binding on the Company after the Closing are set forth in Section 3.20(h) of the Disclosure Schedule.  The Company maintains an employee handbook, a true and complete copy of which has heretofore been made available to the Buyer.

(i)                                     As of the date hereof, there are no active medical restriction forms placing any limitations on the physical activity of any of the Company Employees.

(j)                                     The Company has complied with all Applicable Laws in connection with the retention of the Business Employees.

Section 3.21                                            Material Contracts.

(a)                                  Section 3.21(a) of the Disclosure Schedule sets forth a complete and accurate list of the following contracts, agreements or commitments to which the Company is a party or by which the Company is bound or, solely as it relates to the Business or any Company IP/IT Assets, to or by which Seller or its Affiliate is a party or is bound, as applicable (each, a “Company Material Contract”):

(i)                                     All agreements which by their terms require or call for aggregate payments in excess of $100,000 per year, other than policies of insurance issued in the ordinary course of business;

(ii)                                  All agreements relating to the sale of a business or the sale of material assets outside the ordinary course of business;

(iii)                               All agreements relating to the acquisition of any business or material assets outside of the ordinary course of business;

(iv)                              All agreements relating to Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) having an outstanding principal amount in excess of $50,000, including any trust preferred securities;

(v)                                 All agreements involving any director or officer of the Company;

(vi)                              All agreements restricting the declaration or payment of any dividends or distributions on, or in respect of, any capital stock or equity interest of the Company;

(vii)                           All collective bargaining agreements or agreements with any labor organization, union or association;

(viii)                        All employment or consulting agreements which cannot be terminated without payment of severance or other monetary obligation,

(ix)                                All agreements that contain covenants that materially limit the ability of the Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, supply, price, develop or distribute any service, product or asset, including any non-competition covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other entity;

(x)                                   All agreements with respect to any joint venture, partnership, limited liability or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(xi)                                All agreements obligating the Company to make any capital commitment or expenditure (including pursuant to any joint venture);

(xii)                             All agreements relating to or involving any exchange traded, over-the-counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(xiii)                          All agreements obligating the Company to provide indemnification, collateral, or a guarantee;

(xiv)                         All agreements pursuant to which the Company (or, with respect to Company IP/IT Assets, Seller or its Affiliate, as applicable) (a) is granted or obtains or agrees to grant or obtain any right to use any Company Intellectual Property (other than standard form contracts granting rights to use readily available shrink wrap or click wrap Software having a replacement cost and annual license fee of less than $10,000 in the aggregate for all such related contracts), (b) is restricted in its right to use or register any Intellectual Property, or (c) permits or agrees to permit any other Person, to use, enforce, or register any Company Intellectual Property, including any license agreements, coexistence agreements, and covenants not to sue;

(xv)                            All material agreements relating to Company IT Assets;

(xvi)                         All agreements providing for any confidentiality or standstill arrangements; or

(xvii)                     Any other agreements that are material to the Company not covered by the foregoing.

(b)                                 With respect to each Company Material Contract, except as set forth in Section 3.21(b) of the Disclosure Schedule: (i) the Company Material Contract is legal, valid, binding and enforceable against the Company, Seller and/or its Affiliates, as applicable, and, to the Knowledge of Seller, the other party thereto, and is in full force and effect; (ii) the Company Material Contract will continue to be legal, valid, binding and enforceable against the Company and, to the Knowledge of Seller, the other party thereto, and remain in full force and effect following the consummation of the transactions contemplated by this Agreement; (iii) the Company is not in breach or default in any material respect, and no event has occurred that with the passage of time or provision of notice or both would constitute such a breach or default by the Company, or permit termination or acceleration by the other party, under the Company Material Contract; and (iv) to the Knowledge of Seller, no other party to the Company Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or provision of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by the Company, under such Company Material Contract.

Section 3.22                                            Intercompany Services and Transactions.  Seller have made available to Buyer copies of all written agreements or arrangements, and written summaries of all material oral arrangements (“Intercompany Agreements”), relating to all intercompany transactions currently in effect between Seller or its Affiliates (other than the Company) and the Company, or provided by the Company to Seller or its Affiliates (other than the Company).  Section 3.22(i) of the Disclosure Schedule accurately sets forth all such Intercompany Agreements.  All intercompany transactions provided thereunder have been carried out in all material respects in accordance with Applicable Laws and all consents and notice filings for such services or transactions have been obtained or made, as applicable.  Except for the Quota Share Treaty Reinsurance Contract which will be amended as provided herein, and for Intercompany Agreements that will survive and remain in effect after the Closing, as set forth in Section 3.22(ii) (the “Surviving Agreements”), the Company will not be a party to nor otherwise have any Liabilities pursuant to any Intercompany Agreements as of the Closing Date.

Section 3.23                                            Accounts.  Section 3.23 of the Disclosure Schedule sets forth an accurate and complete list and brief description of each and every bank account, safe deposit box, brokerage account, trust account, depository account or other custodial account of the Company other than the Deposits.  Other than the assets deposited in the accounts listed in Section 3.23 of the Disclosure Schedule and the Deposits, the Company has no other material liquid assets or investments held or maintained with any other Person at any location.

Section 3.24                                            Deposits.  Section 3.24 of the Disclosure Schedule lists all funds maintained by the Company with Governmental Entities under any applicable insurance law (each a “Deposit”).  Section 3.24 of the Disclosure Schedule accurately sets forth the assets comprising each such Deposit, and the name of the bank and the number of the bank account in which such Deposit is maintained.  The Deposits are being held in compliance with Applicable Law, and neither Seller nor the Company is in receipt of any written notice of any claim alleging such failure to comply with Applicable Law.

Section 3.25                                            Agents and Producers.

(a)                                  To the Knowledge of Seller, as of the date of this Agreement, any person performing the duties of agent, broker or other producer with respect to the Company (collectively, “Producers”), that wrote, sold, or produced business, or performed such other act for or on behalf of the Company that required a license under Applicable Law, was so duly licensed and appointed as required by Applicable Law, in the particular jurisdiction in which such Producer wrote, sold, produced, solicited or serviced such business.

(b)                                 To the Knowledge of Seller, no Producer has been since January 1, 2010, or is currently, in violation (or with or without notice or lapse of time or both, would be in violation) of any term or provision of any Applicable Laws with respect to the writing, sale or production of insurance or other business of the Company.

(c)                                  The contracts and other agreements pursuant to which Producers act on behalf of the Company are valid, binding and in full force and effect in accordance with their terms, and none of the parties to such contracts and agreements are in default thereunder in any material respect.  Seller has made available to Buyer an accurate and complete copy of each standard form agency agreement used by the Company.

(d)                                 Section 3.25(d) of the Disclosure Schedule sets forth a list of all Producers for the year ended December 31, 2010.  To the Knowledge of Seller, as of the date hereof, no Producer intends to cancel, terminate or otherwise materially modify its relationship with the Company, whether as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

(e)                                  There are no outstanding loans between Company, on the one hand, and any Producer, on the other.

Section 3.26                                            Reinsurance Agreements.

(a)                                  Section 3.26(a)(i) of the Disclosure Schedule sets forth a list of all ceded reinsurance treaties and agreements, including retrocessional agreements, to which the Company is a party or under which the Company has any material existing rights, obligations or liabilities (the “Company Reinsurance Agreements”).  Copies of all Company Reinsurance Agreements that are in effect on the date of this Agreement have been made available to Buyer.  All Company Reinsurance Agreements are in full force and effect.  Neither the Company, nor, to the Knowledge of Seller, any other party to a Company Reinsurance Agreement is in default in any material respect to any provision.  Except as set forth in Section 3.26(a)(ii) of the Disclosure Schedule, the Company has not received any notice from any party to any Company Reinsurance Agreement of any dispute or default with respect to such Company Reinsurance Agreement.  There are no pending or, to the Knowledge of Seller, threatened Actions with respect to any Company Reinsurance Agreements.  There are no entities, other than the Company, that have rights to access coverage under any Company Reinsurance Agreements.

(b)                                 Except as set forth on Section 3.26(b) of the Disclosure Schedule, the Company is not a party to any reinsurance plans, pools or fronting arrangements under which any rights or obligations remain outstanding.

(c)                                  Except for the Transfer and Assignment Agreement dated as of October 31, 2007, by and between General Agents Insurance Company of America, Inc. and MGA Insurance Company, Inc., the Company is not now, nor has it ever been, a party to any transfer and assumption agreement or any other similar agreement, the effect of which is to transfer specified insurance and/or non-insurance liabilities of the Company and related assets to a transferee in exchange for the transferee’s agreement to assume all such liabilities on behalf of the Company.

Section 3.27                                            Ownership of Assets.  Except as specifically set forth in Section 3.27 of the Disclosure Schedule and as otherwise contemplated by the Transition Services Agreement, other than with respect to Intellectual Property or IT Assets, on the Closing Date and after consummation of the transactions contemplated by this Agreement, no entity other than the Company owns any assets used in, or provides services in connection with, the Business.

Section 3.28                                            Insurance.  The Company is covered by valid and currently effective insurance policies issued in favor of the Company that are customary and adequate for companies of similar size in the industry and locales in which the Company operates.  Section 3.29 of the Disclosure Schedule sets forth an accurate and complete list of all insurance policies issued in favor of the Company or in which the Company is a named insured or otherwise a beneficiary.  Section 3.29 of the Disclosure Schedule also identifies the term of each such policy.  With respect to each such insurance policy, (a) the policy is in full force and effect and all premiums due have been paid, (b) the Company is not in breach of or default under, and the Company has not taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of, any such policy and (c) to the Knowledge of Seller, no insurer on any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation, and no notice of cancellation or termination has been received with respect to any such policy.  On the Closing Date, the Buyer shall add the Company to their insurance programs and the Seller shall cause all policies covering the Company to be cancelled.

Section 3.29                                            Indebtedness of the Company.

(a)                                  Section 3.29(a) of the Disclosure Schedule sets forth an accurate and complete list as of the date hereof and after giving effect to the consummation of the transactions contemplated by this Agreement, of all outstanding Indebtedness of the Company, including the amount of principal and unpaid accrued fees and interest outstanding under each instrument evidencing such Indebtedness and a description of the collateral and any guaranty securing such Indebtedness.

(b)                                 Except as set forth on Section 3.29(b) of the Disclosure Schedule, there are no prepayment penalties or other fees associated with the repayment of the Indebtedness set forth on Section 3.29(a) of the Disclosure Schedule.

(c)                                  The Company is not in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness, and to the Knowledge of Seller, no event or condition exists with respect to any such Indebtedness that would permit (or that with notice or lapse of time, or both, would permit) one or more Persons to cause any such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled date of payment.

Section 3.30                                            Books and Records.  All of the Books and Records of the Company are complete and accurate in all material respects and have been maintained in the ordinary course of business and in accordance with (a) Applicable Laws and (b) the record retention policies of the Company and its Affiliates.

Section 3.31                                            Environmental Compliance.  To the Knowledge of the Seller, the Company is not subject to, and neither the Seller nor the Company has any reason to believe that the Company may become subject to, any material liability (contingent or otherwise) or material corrective or remedial obligation arising under any federal, state, local or foreign law, rule or regulation (including the common law) relating to or regulating health, safety, pollution or the protection of the environment except as may be covered under insurance or reinsurance business underwritten by the Company.

Section 3.32                                            Brokers and Finders.  Except for Willis Capital Markets & Advisory, the fee of which shall be paid by Seller, neither the Seller nor any of its Affiliates has retained any agent, broker, investment banker, financial advisor or other firm or person that is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

Section 4.1                                                  Due Organization; Good Standing.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey.

Section 4.2                                                  Authority; Binding Agreement.  Buyer has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each Ancillary Agreement to which Buyer is a party and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and each Ancillary Agreement to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or any Ancillary Agreement to which Buyer is a party or the consummation of the transactions contemplated hereby or thereby.  This Agreement and each Ancillary Agreement to which Buyer is a party have been duly and validly executed and delivered by Buyer and constitute valid and binding agreements of Buyer, enforceable against Buyer in accordance with their terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or other laws, now or hereafter in effect, relating to or limiting creditors’ rights generally.

Section 4.3                                                  Consents and Approvals; No Violations.  The execution and delivery by Buyer of this Agreement and each Ancillary Agreement to which Buyer is a party, the consummation by Buyer of the transactions contemplated hereby and thereby, and compliance by Buyer with any of the provisions hereof and thereof, will not:

(a)                                  conflict with or violate any provision of the articles of incorporation or bylaws of Buyer;

(b)                                 conflict with, contravene or violate in any respect any foreign, federal, state or local order, statute, law, rule, regulation, ordinance, writ, injunction, arbitration award, directive, judgment, decree, principle of common law, constitution, treaty or any interpretation thereof enacted, promulgated, issued, enforced or entered by any Governmental Entity to which Buyer or any of its assets or properties is subject; or

(c)                                  except as set forth on Section 4.3(c) of the Disclosure Schedule (the “Buyer Required Regulatory Approvals” require any declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Entity.

Section 4.4                                                  Financing.  Buyer has on the date of execution of this Agreement, and will have at the Closing Date, access to funds sufficient to pay the Purchase Price and consummate the transactions contemplated hereby.

Section 4.5                                                  Brokers and Finders.  Buyer and its Affiliates have not retained any agent, broker, investment banker, financial advisor or other firm or person that is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

ARTICLE V

COVENANTS OF THE PARTIES

Section 5.1                                                  Conduct of the Business of the Company.

(a)                                  Seller agrees that, during the period from the date of this Agreement to the Closing, except as consented to by Buyer in writing, Seller shall cause the Company to conduct the business in the ordinary course, consistent with past practices, and shall use its reasonable efforts to ensure that the Company (i) preserves substantially intact its business organization, (ii) keeps available the services of its officers, employees, Producers and consultants and (iii) maintains good relationships with all Persons with whom it does business (including Producers).

(b)                                 Without limiting the generality of the foregoing, Seller agrees that, during the period from the date of this Agreement to the Closing, except as consented to by Buyer in writing, Seller shall not, and Seller shall cause the Company not to:

(i)                                     amend, waive or otherwise change, in any respect, its articles of incorporation or bylaws;

(ii)                                  authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, its capital stock or other securities or equity interests, including any securities convertible into or exchangeable for shares of stock of any class and any other equity-based awards;

(iii)                               split, combine, recapitalize or reclassify any shares of its capital stock or equity interests or issue any other securities in respect thereof, or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities or equity interests;

(iv)                              incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise), make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness or other liability or obligation of any Person;

(v)                                 (A) enter into or adopt any employee benefit plan or arrangement solely sponsored or maintained by the Company, (B) except as set forth in Section 5.1(b)(v)(B) of the Disclosure Schedule, increase in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus of any kind or amount whatsoever to, any current or former director, employee or consultant of the Company or the Business, (C) pay any benefit or amount not required under any Plan or any other benefit plan or arrangement for the benefit any current or former director, employee or consultant of the Company or the Business, (D) grant or pay any severance or termination pay or increase in any manner the severance or termination pay of any current or former directors, employee or consultant of the Company or the Business, (E) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Plan to any current or former director, employee or consultant of the Company or the Business, (F) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Plan for the benefit any current or former director, employee or consultant of the Company or the Business or (G) except as set forth in Section 5.1(b)(v)(G) of the Disclosure Schedule, take any action to accelerate the vesting or payment of any compensation or benefit under any Plan for the benefit any current or former director, employee or consultant of the Company or the Business;

(vi)                              hire any new employee, or promote any current employee, to be an officer or member of senior management;

(vii)                           other than as contemplated by this Agreement, transfer any employee into the Company or out of the Company;

(viii)                        (A) make, revoke, or amend any Tax election or settle or compromise any Tax liability, claim or assessment or agree to an extension or waiver of the limitation period to any Tax claim or assessment or grant any power of attorney with respect to Taxes or enter into any closing agreement with respect to any Tax or surrender any right to claim a Tax refund, (B) change any method of accounting for Tax purposes or (C) file any amended U.S. federal, state or foreign income Tax Return or any other material amended Tax Return;

(ix)                                grant or acquire (except as contemplated by this Agreement), or abandon, cancel or otherwise dispose of or permit to lapse, any right, title or interest in or to, any rights to any Intellectual Property, or disclose to any Person (other than representatives of Buyer), any trade secret, except in each case as necessary in the ordinary conduct of the Business consistent with past practice and pursuant to reasonable confidentiality protection;

(x)                                   except as contemplated by this Agreement, modify or amend in any material manner, terminate or waive or assign any material right under any Company Material Contract or enter into any new contract that would be a Company Material Contract;

(xi)                                fail to maintain the Books and Records in all material respects in the ordinary course of business consistent with past practice;

(xii)                             establish any subsidiary or enter into any new line of business;

(xiii)                          fail to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities as are currently in effect;

(xiv)                         revalue any of its material assets or make any change in accounting methods, principles or practices, except as required by GAAP Accounting Principles;

(xv)                            except as contemplated in the Agreement, waive, release, assign, settle or compromise any suit, action, claim, proceeding or investigation (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Company) not in excess of $25,000 individually, or $100,000 in the aggregate, or otherwise pay, discharge or satisfy any claims, liabilities or obligations other than in the ordinary course of business consistent with past practice. For the avoidance of doubt, nothing in this Section 5.1(b)(xv) shall limit the ability of the Company to settle insurance or reinsurance claims in the ordinary course of business ;

(xvi)                         acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets;

(xvii)                      sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xviii)                   make any capital expenditures in excess of $100,000;

(xix)                           adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xx)                              enter into any agreement, understanding or arrangement with respect to the voting or registration of its capital stock;

(xxi)                           enter into any new reinsurance agreement or transaction as assuming or ceding insurer;

(xxii)                        alter or amend in any material respect any existing underwriting, claims handling, loss control, investment, actuarial, financial reporting or accounting practices, guidelines or policies (including compliance policies) or any material assumption underlying an actuarial practice or policy, except as may be required by GAAP or Applicable Law;

(xxiii)                     take any action that would reasonably be expected to delay or impair the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements; or

(xxiv)                    authorize or agree to do any of the foregoing actions.

Section 5.2                                                  Access to Information; Confidentiality.

(a)                                  Except as prohibited by Applicable Law, Seller shall cause the Company prior to the Closing to (i) provide Buyer and its Representatives, upon reasonable advance notice and during regular business hours, reasonable access to all Books and Records, Tax Returns, personnel, Representatives, facilities and properties of the Company, (ii) permit Buyer to make such copies and inspections thereof, upon advance notice and during regular business hours, as Buyer may reasonably request and (iii) cause the officers of the Company to furnish Buyer with such financial and operating data and other information regarding the business and properties of the Company that Buyer may from time to time reasonably request; provided, however, that any such access shall not unreasonably interfere with the normal operations of the business of the Company.  In addition, Seller shall provide Buyer with access to all records of Seller that relate to the Continuing Employees, but only to the extent that such records pertain to: (a) skill and development training, (b) seniority histories, (c) salary and benefit information and (d) Occupational, Safety and Health Administration reports and records.

(b)                                 Buyer hereby acknowledges that, pending the Closing, any information provided or made available to it by or on behalf of Seller or the Company pursuant to Section 5.2(a) shall be kept confidential in accordance with the Confidentiality Agreement between Buyer and Seller, dated July 13, 2011 (the “Confidentiality Agreement”).

(c)                                  From and after the Closing, Seller and its Affiliates shall not disclose, furnish or make available to any Person (other than their Representatives who need to know such information in connection with the performance of their services or duties to, or their ownership of or affiliation with, Seller and/or its Affiliates) or use any nonpublic information with respect to the Company; provided, however, that the provisions of this Section 5.2(c) shall not apply to any such information that (i) is disclosed or made available to the public other than by Seller or its Affiliates in breach of the provisions of this Section 5.2(c) or (ii) is required to be disclosed by Applicable Law or in connection with filings with any Governmental Entity.

Section 5.3                                                  Efforts and Actions to Cause Closing.

(a)                                  Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Buyer and Seller shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable to consummate the Closing as promptly as practicable, including preparing and filing all forms, registrations and notices required to consummate the Closing and taking such actions necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers by any third party or Governmental Entity (including the Required Regulatory Approvals, the Required Third Party Consents and the Required IP/IT Third Party Consents).  Seller, Buyer, and any of their respective Affiliates shall not take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity, third party or other Person required to be obtained prior to Closing (including the Required Regulatory Approvals and the Required Third Party Consents).  Nothing in this Agreement shall obligate Buyer or any of its Affiliates (including, after the Closing, the Company) to take any action or commit to take any action, or consent or agree to any condition, restriction or undertaking requested or imposed by any Governmental Entity, whether in connection with obtaining any requisite approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers or otherwise, if (i) in the good faith determination of Buyer, such action, condition, restriction or undertaking, individually or in the aggregate, with all other such actions, conditions, restrictions or undertakings, would be reasonably expected to materially and adversely affect the benefits, taken as a whole, that Buyer reasonably expects to derive from the transactions contemplated by this Agreement, (ii) prohibit or limit in any manner the declaration or payment of dividends or distributions by the Company beyond a period of one year after the Closing, (iii) require that any capital contribution or series of capital contributions be made to the Company in excess of $15,000,000, (iv) require that any guarantees, keepwells, letters of credit, indemnity or contribution agreements, support agreements, statements of support, insurance surety bonds or similar agreements or other forms of capital or balance sheet support be provided to the Company or (v) require Buyer to (A) divest or hold separate any material part of its or the Company’s businesses or operations (or of a combination of Buyer’s and the Company’s businesses or operations) or (B) agree not to compete in any geographic area or line of business (each a “Burdensome Condition”).

(b)                                 Without limiting the generality of the undertakings set forth in Section 5.3(a), Buyer shall use its respective commercially reasonable efforts to file as soon as practicable, but in no event later than fifteen (15) Business Days following the date hereof, applications in connection with all Buyer Required Regulatory Approvals, including the “Form A” statement regarding the acquisition of control of the Company with the Oklahoma Insurance Department.

(c)                                  If the Seller, Buyer, or their respective Affiliates receive a request for information or documentary material from any Governmental Entity regarding this Agreement or any of its contemplated transactions, then such party receiving such request shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate and compliant response.

Section 5.4                                                  Public Announcements.  Prior to the Closing, Seller and Buyer shall consult with each other before issuing any report (including any report filed on Form 8-K with the United States Securities and Exchange Commission), statement or press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby and neither shall issue any such report, statement or press release or make any such public statement prior to such consultation and the approval of the other party (such approval not to be unreasonably withheld, conditioned or delayed), except as in the reasonable judgment of the party may be required by Applicable Law.

Section 5.5                                                  No Solicitation.  From the date hereof through the earlier of the Closing Date or the date of termination of this Agreement, Seller shall not, and shall cause its Representatives not to entertain, solicit or encourage, directly or indirectly, in any manner, or furnish or cause to be furnished any information to any Person (other than Buyer) in connection with, or negotiate or otherwise pursue, the sale of the Company (in whole or in part), by any means.  From and after the date of this Agreement, Seller shall, and shall cause their Representatives to, immediately cease and cause to be terminated any ongoing solicitations, discussions or negotiations with any parties (other than Buyer) with respect to a sale of the Company (in whole or in part).

Section 5.6                                                  Non-Compete.

(a)                                  Seller agrees that for a period of three (3) years following the Closing Date, Seller shall not, and shall cause its Affiliates not to, directly or indirectly (i) operate, engage in, manage or own a significant interest in any business that directly competes with the Business as conducted on the date hereof or (ii) except if and to the extent required by law or legal process use or transfer or otherwise disclose to any third party any Books and Records or any confidential information about or relating to the Business.  This Agreement shall not prohibit Seller and its Affiliates from (i) continuing to run their respective businesses other than the Business, including the current direct and facultative operations of Montpelier Underwriting Inc. or any successor thereof, (ii) reinsuring any business that directly or indirectly competes with the Business or (iii) administering the run-off of the Business or any other business as exists on the Closing Date.

(b)                                 The parties to this Agreement acknowledge that the covenants set forth in this Section 5.6(b) are an essential element of this Agreement and that, but for these covenants, the parties would not have entered into this Agreement.

(c)                                  If any party hereto commits a breach, or is about to commit a breach, of any of the provisions of this Section 5.6(c), the other party hereto shall have the right to have the provisions of this Section 5.6(c), specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach would cause irreparable injury to the non-breaching party and that money damages would not provide an adequate remedy to such party.  In addition, in connection with this Section 5.6(c), each of the parties hereto may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

Section 5.7                                                  Books and Records.

(a)                                  At the Closing, Seller shall deliver to Buyer the minute books, stock transfer book and corporate seal of the Company, to the extent not held by such entities.

(b)                                 After the Closing, each of the parties hereto shall preserve, until at least the seventh anniversary of the Closing Date, all pre-Closing Date records possessed or to be possessed by such party relating to the Company. After the Closing Date and up until at least the seventh anniversary of the Closing Date, upon any reasonable request from a party hereto or its Representatives, the party holding such records shall (i) provide to the requesting party or its Representatives reasonable access to such records during normal business hours and (ii) permit the requesting party or its Representatives to make copies of such records, in each case at the expense of the requesting party or its Representatives; provided, however, that nothing herein shall require either party to disclose any information to the other if such disclosure would jeopardize any attorney-client or other legal privilege or contravene any Applicable Law.  Such records may be sought under this Section 5.7 solely to the extent reasonably required in connection with the audit, accounting, Tax, litigation, federal securities disclosure or other similar needs of the party seeking such records.  Any information obtained pursuant to this Section 5.7 shall be kept confidential and used only for the purposes requested.  Notwithstanding the foregoing, any and all such records may be destroyed by a party if such destroying party sends to the other party hereto written notice of its intent to destroy such records, specifying in reasonable detail the contents of the records to be destroyed; such records may then be destroyed after the sixtieth day following such notice unless the other party notifies the destroying party that such other party desires to obtain possession of such records, in which event the destroying party shall transfer the records to such requesting party and such requesting party shall pay all reasonable expenses of the destroying party in connection therewith.

Section 5.8                                                  Ancillary Agreements.  The Seller shall, and Seller shall cause the Company, Parent and Affiliates to, execute and deliver at the Closing each of the Ancillary Agreements to which it is a party and each other agreement, document or instrument which is necessary to effect the transactions provided for in this Agreement or the Ancillary Agreements.

Section 5.9                                                  Director and Officer Resignations. At or prior to the Closing, the directors and officers of the Company identified in Section 5.9 of the Disclosure Schedule shall deliver to Buyer their resignations, effective as of the Closing.

Section 5.10                                            Intercompany Agreements and Accounts.  Except for the Ancillary Agreements and the Surviving Agreements, all Intercompany Agreements, and any other agreements and commitments, whether written or oral, which are between the Company, on the one hand, and Seller and its Affiliates (excluding the Company), on the other hand, shall be terminated and cancelled and any amounts due with respect thereto settled in full at or prior to the Closing and the Company shall be fully released from any and all liabilities or obligations arising in connection with any such agreements and commitments.  Seller shall have provided adequate evidence to Buyer in the form to be reasonably acceptable to Buyer, that the Company has been fully released from any and all liabilities or obligations arising in connection with any such Intercompany Agreements and other agreements and commitments effective as of the Closing.

Section 5.11                                            Release of Credit Support Obligations and Payment of Indebtedness.  Except as otherwise specifically contemplated by this Agreement, Seller shall, prior to Closing, release, or cause to be released, the Company from any credit support obligations and payment of the Indebtedness of Seller or any of its Affiliates (other than the Company).  Seller shall have provided adequate evidence to Buyer in the form to be reasonably acceptable to Buyer, that the Company has been fully released from any and all liabilities or obligations arising in connection with any credit support obligations and payment of the Indebtedness of Seller or any of its Affiliates (other than the Company) effective as of the Closing.

Section 5.12                                            Assigned and Assumed Contracts.

(a)                                  Seller hereby agrees that, in the event Seller has determined that it will not be able to obtain the necessary third party consents to assign one or more of the Assigned and Assumed Contracts to SICA and/or its designated Affiliates by the Closing Date pursuant to the Assignment and Assumption Agreement (any such contracts, “Unassigned Contracts”), Seller shall either (i) procure, on behalf of and in the name of SICA and/or its designated Affiliates, a duplicate contract or a contract providing substantially equivalent benefits to the Unassigned Contract (including, for clarity, substantially equivalent IT Assets on substantially equivalent terms, to the extent applicable), and Seller shall, before procuring the same, provide the proposed terms of such contract to SICA and use commercially reasonable efforts to incorporate any changes thereto reasonably requested by SICA (any such contracts, “Replacement Contracts”) or (ii) reduce the IT Purchase Price at Closing by the face amount of the Unassigned Contract (pro-rated for any remaining term).  The parties hereto agree that the Seller shall first attempt to procure a Replacement Contract and second reduce the Purchase Price if a Replacement Contract cannot be procured by the Closing Date.  Further, Seller shall inform Buyer promptly if it is reasonably foreseeable that there will be an Unassigned Contract at Closing.  Any Replacement Contracts shall be procured no later than by the Closing Date and at no additional cost or expense to SICA and/or its designated Affiliates.  Replacement Contracts shall become effective on the Closing Date.  Seller shall reimburse SICA and/or any of its designated Affiliates for any reasonable costs or expenses incurred in connection with a Replacement Contract or an Unassigned Contract.

(b)                                 Notwithstanding the foregoing, Seller may, at its sole option and expense, purchase the asset that would otherwise have been transferred to SICA and/or its designated Affiliates pursuant to an Unassigned Contract, and itself convey, transfer and deliver such asset to SICA and/or its designated Affiliates without any additional consideration.  If such asset provides equivalent or comparable benefits (as determined in the reasonable judgment of Seller) to the benefits that would otherwise have been available to SICA and/or its designated Affiliates under an Unassigned Contract, Seller shall be relieved of any obligation to procure a Replacement Contract or reduce the Purchase Price pursuant to paragraph (a) of this Section 5.12 with respect to such Unassigned Contract.

Section 5.13                                            Further Assurances.

(a)                                  From and after the Closing, each of the Parties shall use their reasonable best efforts to furnish or cause to be furnished to the other party and its Representatives such information and reasonable assistance relating to the Company (to the extent within the control of such other party) as is reasonably necessary for required financial reporting and required accounting matters of the other party, including the furnishing of such documentation and information relating to the Company as may be reasonably requested in connection with the preparation of reports, accounts and other documents and materials to be filed with or submitted to the U.S. Securities and Exchange Commission or any stock exchange.

(b)                                 At any time and from time to time, each party to this Agreement agrees to use its reasonable best efforts, subject to the terms and conditions of this Agreement, to take such actions and to execute and deliver such documents as may be necessary to effectuate the purposes of this Agreement at the earliest practicable time.

Section 5.14                                            Preservation of Insurance License and Qualifications.  The Seller shall, and shall cause the Company to, use reasonable best efforts to preserve the Company’s Insurance License and the Surplus Lines Qualification of the date of this Agreement in full force and effect.

Section 5.15                                            Company Names and Marks.  Effective as of the Closing, Seller, on behalf of itself and its Affiliates, hereby grants to Buyer and its Affiliates, for a period of six (6) months after the later of (x) the Closing or (y) the receipt of any approvals of Governmental Entities required for such transition have been obtained, a non-exclusive, worldwide, and royalty-free license to use the Trademarks owned by Seller or its Affiliates and used by the Company in the Business (the “Company Names and Marks”), substantially consistent with such use by the Business during the six (6) months prior to the Closing, to facilitate the transition by Buyer and its Affiliates to new names and marks.  As soon as reasonably practicable after the later of the Closing or such approvals have been obtained, the Company shall amend the Charter of the Company to eliminate the name “Montpelier” and phase-out use of the Company Names and Marks.  All goodwill associated with the Company Names and Marks generated by Buyer or its Affiliates’ use of the Company Names and Marks pursuant to the foregoing license in this Section 5.15 shall inure to the benefit of Seller and its Affiliates.  Buyer and its Affiliates shall use the Company Names and Marks at a level of quality equivalent in all material respects to that in effect for the Company Names and Marks as of the Closing.  For purposes of clarity, nothing in this Section 5.15 shall preclude any uses of the Company Names and Marks by Buyer and its Affiliates that are required or otherwise not prohibited under Applicable Law (including, for example, use in historical, tax, and similar records or fair use).

Section 5.16                                            Redomestication; Change of Name.  Prior to the Closing, Seller shall, and shall cause the Company to, to the extent permitted by Applicable Law, use commercially reasonable efforts to cooperate with Buyer and make, in a timely manner and as requested by Buyer, at Buyer’s sole cost and expense, any filings with or notifications to, Governmental Entities relating to the redomestication of the Company to New Jersey and the name change for the Company.  All such filings or notifications shall be prepared by Buyer and reasonably approved in form and substance by Seller.  Any actions requested or described in such filings or notifications shall be conditioned and become effective upon the occurrence of the Closing.

Section 5.17                                License to Retained Intellectual Property and Transferred Intellectual Property.

(a)                                  Effective as of the Closing, Seller, on behalf of itself and its Affiliates, hereby grants SICA and its Affiliates a worldwide, perpetual, irrevocable, transferable, sublicenseable and royalty-free license to all Intellectual Property (other than Trademarks but including, for clarity, all Intellectual Property comprising the “Rater” Software of Seller and/or its Affiliates (the “Rater Software”)) owned by Seller or any of its Affiliates and used in the Business (the “Retained Owned Intellectual Property”), including, for clarity, to use, copy, publish, distribute, make and own derivative works of and otherwise exploit the same, in connection with the conduct of the Business as currently conducted and extensions or expansions of the Business or Buyer’s or its Affiliates’ other businesses, and, reasonably promptly following Buyer’s or its Affiliates’ request therefor, shall deliver to Buyer or such Affiliate (at Buyer’s expense for Seller’s reasonable out-of-pocket costs) source code, executable versions and related documentation and data related to such Intellectual Property licensed hereunder in the format so requested, and, following such delivery, Seller shall have no further obligations in connection therewith (except as may be expressly set forth hereunder).

(b)                                 Effective as of the Closing, subject to the terms and conditions of this Agreement (including Section 5.6), SICA (or its designee under Section 2.2) hereby grants Seller and/or its applicable Affiliates a non-exclusive, royalty-free license to such Software included in the Company Intellectual Property assigned to and owned by SICA (or such designee) hereunder, if any, that is being used as of the date hereof and the Closing Date in accordance with this Agreement by Seller or such Affiliate in their businesses (other than the Business), to continue using the same solely as and to the extent so used as of the date hereof, and SICA or its Affiliates shall have no obligations in connection therewith.

Section 5.18                                            Investment Assets.  No later than five (5) Business Days prior to the Closing, Seller shall compile and deliver to Buyer a list of the proposed Investments to be retained by the Company as of the Closing Date.  Buyer shall promptly review such list and, at its sole discretion, determine which of the proposed Investments shall continue to be retained by the Company as of the Closing Date, and which shall be used to settle any pre-Closing obligations of the Company, including the settlement of the funds withheld balance under the reinsurance with Montpelier Re, or to fund the Trust Account (as such term is defined under the Trust Agreement).

Section 5.19                                            Year-End Closing.  Each party hereto shall use its commercially reasonable efforts, in cooperation with the other party, to satisfy all conditions precedent to the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements on or prior to December 31, 2011.

ARTICLE VI

EMPLOYEE MATTERS

Section 6.1                                                  Transfer of Employment.  No later than three (3) Business Days prior to the Closing Date,  Seller shall transfer the employment of each Business Employee who is not currently an employee of the Company to the Company. Each such transfer of employment shall be in writing and specify that the Business Employee must transfer employment no later than three (3) Business Days prior to the Closing Date.  Those Business Employees who become employed by Company in connection with the transactions contemplated by this Agreement shall be referred to herein as “Accepted Employees.”

Section 6.2                                                  Employee Benefits.  Effective as of the Closing Date, Buyer shall provide, or cause to be provided, to each Company Employee and each Accepted Employee (collectively, the “Continuing Employees”) who continue to be employed following the Closing Date and only for such time while so employed by the Company, Buyer or any of the Affiliates of Buyer for a maximum period not to exceed one (1) year following the Closing Date (the “Continuation Period”), (i) annual base salaries that are substantially comparable to the annual base salaries as in effect for such employees immediately prior to the Closing Date and (ii) employee benefits that are substantially comparable to the employee benefits provided to similarly situated employees of Buyer and its Affiliates as in effect from time to time; provided, however, that from the Closing through December 31, 2011, each Continuing Employee shall continue to participate and be covered under Seller’s medical and dental plans as in effect immediately prior to the Closing Date.  Seller will provide Buyer with an invoice of Seller’s actual costs of such medical and dental plans and Buyer will reimburse Seller for such costs from the Closing through December 31, 2011.  Unless prohibited by Applicable Law or by the terms of an applicable plan, Buyer shall use its commercially reasonable efforts to cause its third party insurance providers or third party administrators to waive all limitations as to any pre-existing condition or waiting periods in its applicable welfare plans with respect to participation and coverage requirements applicable to the Continuing Employees under any welfare plans that such employees may be eligible to participate in after the Closing Date, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date under any comparable employee benefit plan.

Section 6.3                                                  Service Credit.  As of the Closing Date, Buyer shall, or shall cause its Affiliates to, give Continuing Employees full credit for purposes of eligibility and vesting (but, not for benefit accrual purposes under any defined benefit pension plan) under any employee benefit and compensation plans or arrangements maintained by Buyer or any of its Affiliates for such Continuing Employees’ service with Seller and its Affiliates to the same extent that such service was credited for purposes of any comparable employee benefit plan immediately prior to the Closing Date, unless prohibited by Applicable Law or by the terms of an applicable plan, and in no event shall service prior to the Closing Date be required to be taken into account if such service credit would result in the duplication of benefits with respect to the same period.

Section 6.4                                                  Seller’s Obligations.  Seller shall, as soon as practicable following the Closing, but in no event later than ten days following the Closing, pay pro-rata bonuses and/or incentive benefits (based on actual performance, if applicable) to each such Continuing Employee with respect to any bonus or incentive compensation plan or arrangement in which such Continuing Employee is participating as of the Closing, based upon the portion of the applicable performance or vesting period that has deemed to have elapsed as of the Closing, to be paid in accordance with the terms of such bonus or incentive compensation plan or arrangement; provided, that, Seller shall pay the individuals listed on Section 6.8 of the Disclosure Schedule, to the extent such individual becomes a Continuing Employee, the amounts, if any, with respect to the outstanding restricted share units scheduled to vest in December of 2011 on the earlier of the Closing Date or December 15, 2011 in accordance with the terms of the Montpelier Re Holdings, Ltd. 2007 Long-Term Incentive Plan and in compliance with Section 409A of the Code, if applicable.  Seller shall also cause the retirement accounts of any Continuing Employee under any Plan to vest fully as of the Closing.  As of the Closing all accrued and/or unused vacation and other paid time-off with respect to the Continuing Employees as of the Closing Date shall be reflected in the financial statements of the Company.

Section 6.5                                                  Non-Solicitation of Employees.  Seller shall not, and shall cause its Affiliates not to, without the prior written consent of Buyer, for a period of three (3) years from the Closing Date, directly or indirectly employ, hire as a consultant or otherwise use the services of, (a) any person who, as of the Closing Date, was an employee of the Company unless such person is terminated by Buyer or the Company without cause after the Closing Date, or (b)

any Business Employee, provided, however, that nothing herein shall prohibit the Seller from making general solicitation advertisements that are not targeting any employees of the Company.

Section 6.6                                                  Participation in Plans.  Effective as of the Closing, the Continuing Employees shall cease participation in all Plans, other than those Plans listed in Section 6.6 of the Disclosure Schedule.

Section 6.7                                                  Employee Restrictive Covenants.  From and after the Closing Date, the Seller shall not, and shall cause its Affiliates not to, enforce any non-competition, non-solicitation or non-disclosure covenant or obligation against any Continuing Employee to the extent that any such covenant or obligation would prohibit any of the Continuing Employee from becoming employed with the Buyer or any of the Buyer’s Affiliates, or engaging in any employment activities for, or providing any services to, the Buyer or any of the Buyer’s Affiliates.

Section 6.8                                                  Long-Term Incentive Benefits.  As of the Closing, Buyer shall or shall cause its Affiliates to pay the individuals listed on Section 6.8 of the Disclosure Schedule subject to the individual’s continued employment with Buyer or any of its Affiliates, cash payments in the amounts and on the dates set forth on Section 6.8 of the Disclosure Schedule.  In the event Buyer and its Affiliates terminates the employment of such individual for any reason other than for cause (but, excluding the individual’s voluntary resignation) during the twenty-four (24) months following the Closing Date, then Buyer or any of its Affiliates shall pay such individual the amounts listed on Section 6.8 of the Disclosure Schedule to the extent such amounts had not been previously paid.  Beginning in 2013 (based on the individual’s performance in 2012), the individuals listed in Section 6.8 of the Disclosure Schedule, subject to the individual’s continued employment with Buyer or any of its Affiliates, shall be eligible to participate in Buyer’s long-term incentive plan as in effect from time to time.

Section 6.9                                                  Acknowledgment.  The Parties acknowledge and agree that all provisions contained in Article VI of this Agreement are included for the sole benefit of the Parties and that nothing in this Agreement, whether express or implied, shall (i) obligate Buyer or any of its Affiliates to continue to employ any Continuing Employee for any period of time following the Closing Date or otherwise to treat any such Continuing Employee on any basis other than as an employee-at-will, (ii) create any third party beneficiary or other rights in any other Person, including any current or former employees of Seller, Buyer or their respective Affiliates, any participant in any Plan or benefit plan of Buyer, or any dependent or beneficiary thereof, or (iii) require Seller, Buyer or any respective Affiliates to continue any such plan or prevent or require the amendment, modification or termination thereof, except as specifically set forth herein.

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.1                                                  Conditions to Obligations of Each Party.  The respective obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to fulfillment at or prior to Closing of the following conditions:

(a)                                  No Injunction.  No Order issued by any Governmental Entity or other legal restraint or prohibition preventing or enjoining the consummation of the transactions contemplated by this Agreement shall be in effect and no law shall have been enacted, entered or promulgated by any Governmental Entity that prohibits or makes illegal the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements;

(b)                                 No Government Proceeding.  There shall not be any suit, action, investigation, inquiry or other proceeding instituted, pending or threatened by any Governmental Entity which seeks to enjoin or otherwise prevent consummation of the transactions contemplated by this Agreement or the Ancillary Agreements; provided that this condition may be relied upon by a Party only if such party has fulfilled its obligations under Section 5.3; and

(c)                                  Required Regulatory Approvals.  The Required Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, and in the case of this condition solely insofar as it relates to the obligations of Buyer, there shall not be imposed or exist in connection herewith any Burdensome Condition.

Section 7.2                                                  Conditions to Obligations of Seller.  The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which, to the extent permitted by law, may be waived, in whole or in part, by Seller):

(a)                                  Representations and Warranties.  The representations and warranties of Buyer set forth in Article IV shall be true and correct, in all material respects, as of the date of this Agreement and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

(b)                                 Performance.  Buyer shall have performed and complied, in all material respects, with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by Buyer at or prior to the Closing;

(c)                                  Officer’s Certificate.  Buyer shall have delivered to Seller a certificate, dated as of the Closing Date, executed by an officer of Buyer certifying to the fulfillment of the conditions set forth in Section 7.2(a) and Section 7.2(b); and

(d)                                 Ancillary Agreements.  Seller shall have received copies, duly executed by Buyer, of each Ancillary Agreement to which Buyer is a party and such other documents, instruments and certificates as are required to be delivered prior to or on the Closing Date by Buyer pursuant to this Agreement or any Ancillary Agreement to which Buyer is a party.

Section 7.3                                                  Conditions to Obligations of Buyer.  The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which, to the extent permitted by law, may be waived, in whole or in part, by Buyer):

(a)                                  Representations and Warranties. The representations and warranties of Seller set forth in Article III shall be true and correct, in all material respects, as of the date of this Agreement and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

(b)                                 Performance.  Seller shall have performed and complied, in all material respects, with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by Seller at or prior to the Closing;

(c)                                  Officer’s Certificate.  Seller shall have delivered to Buyer a certificate, dated as of the Closing Date, executed by an officer of the Seller certifying to the fulfillment of the conditions set forth in Section 7.3(a) and Section 7.3(b);

(d)                                 Ancillary Agreements.  Buyer shall have received copies, duly executed by Seller, any Affiliate of the Seller and/or the Company, as applicable, of each Ancillary Agreement to which Seller, any Affiliate of the Seller and/or the Company is a party, and such other documents, instruments and certificates as are required to be delivered prior to or on the Closing Date by Seller, any Affiliate of the Seller and/or the Company, as applicable, pursuant to this Agreement or any Ancillary Agreement to which Seller, any Affiliate of the Seller and/or the Company is a party;

(e)                                  No Company Material Adverse Effect.  Since the date of this Agreement, no occurrence, state of facts, change, event, effect or circumstance has occurred or is continuing that has, or would be expected to have a Material Adverse Effect on the assets, liabilities, business, results of operations or financial condition of the Company;

(f)                                    No Burdensome Condition.  There shall not be in effect any Burdensome Condition with respect to any Required Regulatory Approval;

(g)                                 FIRPTA Certificate.  Seller shall have duly executed and delivered to Buyer, in form and substance reasonably satisfactory to Buyer, a certificate of non-foreign status as to the sale of the Shares pursuant to Section 1445(b)(2) of the Code;

(h)                                 Company IP/IT Assets.  Subject to Section 5.12, Seller and its applicable Affiliates shall have obtained all Required IP/IT Consents and transferred ownership, assigned the lease, or assigned the license, as applicable, of all applicable Company IP/IT Assets to SICA (or its designee) in accordance with Section 2.2(a);

(i)                                     Director and Officer Resignations.  At or prior to the Closing, the director and officer resignations contemplated by Section 5.9, effective as of the Closing, shall be duly tendered to Buyer;

(j)                                     Investments.  Buyer shall have received a certificate dated the Closing Date and signed on behalf of Seller by the Chief Financial Officer of Seller setting forth the Investments owned by the Company as of the Closing Date and certifying that such Investments are the same Investments that Seller and Buyer have agreed upon pursuant to Section 5.18; and

(k)                                  Lease Assignment; Landlord Consent.  Seller shall have assigned the Lease to SICA and shall obtain the consent of the landlord under the Lease to the assignment of the Lease.  In connection with such assignment, SICA or its Affiliates (including Buyer) shall not be required to pay any amounts or accept any changes to the Lease increasing the tenant’s or any of its Affiliates’ obligations under the Lease.

ARTICLE VIII

CERTAIN TAX MATTERS

Section 8.1                                                  Liability for Indemnification.

(a)                                  Tax Indemnity by Seller.  Seller is responsible for and agrees to indemnify, defend and hold harmless Buyer and the Company from and against: (i) any Taxes imposed on or with respect to the Company with respect to any Pre-Closing Tax Period; (ii) with respect to Straddle Periods, any Taxes imposed on or with respect to the Company which are allocable, pursuant to Section 8.2, to the portion of such period ending on the Closing Date; (iii) any Taxes imposed on the Company by reason of being a member of any affiliated, consolidated, unitary, or combined group for a Tax period ending on or before the Closing Date (including Taxes imposed by reason of Treasury Regulations Section 1.1502-6 or any comparable provision of state, local or foreign law) or as a transferee or successor under any Tax allocation, sharing or assumption agreement or by operation of Law with respect to such period; (iv) any Taxes or Damages imposed on or incurred by Buyer or the Company arising out of or resulting from any inaccuracy in or breach of any representation or warranty under Section 3.18 (including, without limitation, any Taxes or Damages resulting from a reduction by any Tax Authority of the amount of the deferred tax assets set forth in Section 3.18(i)) or breach or non-performance of any covenant or agreement in Section 5.1(b)(viii) or this Article VIII; (v) Seller’s portion of any Transfer Taxes as determined under Section 8.11; and (vi) all excise taxes imposed under

Section 4371 of the Code with respect to any Insurance Policy the risk for which was ceded by the Company prior to Closing, including all Taxes described in Internal Revenue Service Revenue Ruling 2008-15 and any excise taxes imposed on any reinsurance premium paid or deemed paid by the Company pursuant to any Ancillary Agreement (including any excise taxes imposed with respect to the Loss Development Reinsurance Contract and the Amendment to the Quota Share Treaty).

(b)                                 Tax Indemnity by Buyer.  Buyer is responsible for and agrees to indemnify, defend and hold harmless Seller from and against: (i) any Tax imposed on or with respect to the Company with respect to any Post-Closing Tax Period; (ii) with respect to Straddle Periods, any Tax imposed on or with respect to the Company which are allocable, pursuant to Section 8.2, to the portion of such period beginning after the Closing Date; (iii) any Taxes or Damages sustained or incurred by Seller arising out of or resulting from any breach or non-performance by Buyer of any covenant or agreement in this Article VIII; and (iv) Buyer’s portion of any Transfer Taxes as determined under Section 8.11.

Section 8.2                                                  Allocation of Taxes.  Buyer and Seller agree that if the Company is permitted but not required under Applicable Laws to treat the Closing Date as the last day of a Tax period, Buyer and Seller shall so treat the Closing Date.  Where such treatment is not permitted, in the case of Taxes that are payable with respect to a Tax period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall:

(a)                                  in the case of Taxes that are either (i) based upon or related to income or receipts (including receipts of premiums) or (ii) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), be deemed equal to the amount that would be payable if the taxable year ended on the Closing Date (except that (x) solely for purposes of determining the marginal Tax rate applicable to income or receipts during such period in a jurisdiction in which such Tax rate depends upon the amount or level of income or receipts, annualized income or receipts may be taken into account if appropriate for an equitable sharing of such Taxes and (y) exemptions, allowances and deductions that are otherwise calculated on an annual basis shall be apportioned on a daily basis); and

(b)                                 in the case of Taxes not described in Section 8.2(a) that are imposed on a periodic basis and measured by the amount, value or level of any item, be deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

Section 8.3                                                  Preparation and Filing of Tax Returns.  Seller shall cause to be prepared and timely filed, taking into account all valid extensions of time to file, all Tax Returns of the Company (or Tax Returns in which the Company is required to be included) that are required to be filed for any Pre-Closing Tax Period.  All such Tax Returns shall be prepared in accordance with past practice and Seller shall provide copies of such Tax Returns to Buyer for

Buyer’s review and reasonable comment twenty (20) days prior to the filing.  Seller shall pay or cause to be paid all Taxes shown to be due on Tax Returns that it is responsible for preparing and filing under this Agreement.  Buyer shall cause to be prepared and timely filed, taking into account all valid extensions of time to file, all Tax Returns of the Company (or Tax Returns in which the Company is required to be included, other than Tax Returns that include Seller or its Affiliates) that are required to be filed for any Straddle Period.  Seller shall, at their expense, cooperate with Buyer in the preparation of Straddle Period Tax Returns including, without limitation, the furnishing of Tax information for the pre-Closing portion of the Straddle Period.  Buyer shall pay to the appropriate Tax Authority the full amount of Taxes shown on any Straddle Period Tax Return, and Seller shall promptly reimburse Buyer for Seller’s share of such Taxes (or Buyer shall promptly pay Seller for Seller’s share of any refund or overpayment of such Taxes) as determined under this Section 8.3.  Such determination shall take into account any estimated tax payments made by Seller, any of Seller’s Affiliates or the Company prior to the Closing Date.

Section 8.4                                                  Contest Provisions.  Buyer shall promptly notify Seller in writing upon receipt by Buyer, any of Buyer’s Affiliates or the Company, of notice of any pending or threatened U.S. federal, state, local or foreign Tax audits or assessments which may affect the Tax liabilities of the Company for which Seller would be required to indemnify Buyer pursuant to Section 8.1(a), provided that failure to comply with this provision shall not affect Buyer’s right to indemnification hereunder except to the extent such failure directly results in an increase in the amount for which Seller are liable under Section 8.1(a).  Seller shall promptly notify Buyer in writing upon receipt by Seller or any of Seller’s Affiliates of notice of any pending or threatened U.S. federal, state, local or foreign Tax audits or assessments which may affect the Tax liabilities of the Company for which Buyer would be required to indemnify Seller pursuant to Section 8.1(b), provided that failure to comply with this provision shall not affect Seller’s right to indemnification hereunder except to the extent such failure directly results in an increase in the amount for which Buyer is liable under Section 8.1(b).  The Parties shall fully cooperate in providing Tax information reasonably required in connection with any audits or for other reasonable purposes.

Section 8.5                                                  Control of Contests Involving Pre-Closing Tax Periods.  Seller shall have the sole right to represent the Company’s interests in any Tax audit or administrative or court proceeding relating to Pre-Closing Tax Periods, and to employ counsel of its choice and at its expense.  Notwithstanding the foregoing, Seller shall not be entitled to settle after the Closing Date, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect in any material respect the liability for Taxes of Buyer or the Company for any years or periods ending after the Closing Date without the prior written consent of Buyer.  Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that Seller has indemnified Buyer against the effects of any such settlement.

Section 8.6                                                  Control of Contests Involving Post-Closing Tax Periods.  Buyer shall have the sole right to represent the Company’s interests in any Tax audit or administrative or court proceeding for Post-Closing Tax Periods, and to employ counsel of its choice and at its expense.  Notwithstanding the foregoing, Buyer shall not be entitled to settle after the Closing Date, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect in any material respect the liability for Taxes of Seller or the Company for any period for which Seller must indemnify Buyer pursuant to Section 8.1(a) without the prior written consent of Seller.  Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that Buyer has indemnified Seller against the effects of any such settlement.

Section 8.7                                                  Control of Contests Involving Straddle Periods.  Buyer shall have the sole right to represent the Company’s interests in any Tax audit or administrative or court proceeding relating to any Straddle Period, and to employ counsel of its choice and at its expense; provided, however, that if such audit or administrative or court proceeding would be reasonably likely to result in a material increase in Tax liability of the Company which may be subject to indemnification by Seller pursuant to Section 8.1(a), Seller shall be entitled to participate in the conduct of such audit or administrative or court proceeding at its expense.  Notwithstanding the foregoing, neither Buyer nor the Company may agree to settle any claim for the portion of the Straddle Period which may be the subject of indemnification by Seller under Section 8.1(a) without the prior written consent of Seller which consent shall not be unreasonably withheld.

Section 8.8                                                  Refunds.

(a)                                  Any Tax refund (including any interest in respect thereof) received by Buyer or the Company, and any amounts credited against Tax to which Buyer or the Company becomes entitled (including by way of any amended Tax Returns or any carryback filing), that relate to any taxable period, or portion thereof, for which Seller is liable pursuant to Section 8.1(a), shall be for the account of Seller, and Buyer shall pay over to Seller any such refund or the amount of any such credit within 10 days after receipt of such credit or entitlement thereto.  Buyer shall pay Seller interest at the rate prescribed under Section 6621(a)(1) of the Code, compounded daily, on any amount not paid when due under this Section 8.8.

(b)                                 Any Tax refund (including any interest in respect thereof) received by Seller, and any amounts credited against Tax to which Seller becomes entitled (including by way of any amended Tax Returns or any carryback filing), that relate to any taxable period, or portion thereof, for which Buyer is liable pursuant to Section 8.1(b), shall be for the account of Buyer and Seller shall pay over to Buyer any such refund or the amount of any such credit within 10 days after receipt of such credit or entitlement thereto.  Seller shall pay Buyer interest at the rate prescribed under Section 6621(a)(1) of the Code, compounded daily, on any amount not paid when due under this Section 8.8.

(c)                                  Each of the Parties shall cooperate, and cause each of its Affiliates to cooperate, in obtaining any Tax refund that the other party reasonably believes should be available, including through filing appropriate forms with the applicable Tax Authority.

Section 8.9                                                  Tax Elections.  Seller shall make a protective election pursuant to Treasury Regulation Section 1.1502-36(d)(6)(i)(A) to reduce the basis of shares of the Company in order to preclude the reduction of any attributes of the Company or its Subsidiaries pursuant to Treasury Regulation Section 1.1502-36.  In addition, Seller shall not be permitted to make an election pursuant to Treasury Regulation Section 1.1502-36(d)(6)(i)(B) to reattribute attributes of the Company.  Neither Buyer nor Seller shall make or file any election under Section 336(e) of the Code (or any similar provision of state, local or foreign law) in connection with the transactions contemplated by this Agreement.

Section 8.10                                            Survival of Obligations.  The obligations of the parties set forth in this Article VIII shall be unconditional and absolute and shall remain in effect for the period of the relevant statute of limitations applicable to the Taxes at issue.

Section 8.11                                            Transfer Taxes.  The Parties shall each economically bear 50% of any Transfer Taxes.  Buyer and Seller shall, and Buyer shall cause the Company to, cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any sales, use, transfer, value, stock transfer or stamp Taxes, or any transfer, recording, registration or other fees, or any similar Taxes or fees (collectively, “Transfer Taxes”) that in each case become payable in connection with the transactions contemplated by this Agreement.  Seller shall prepare and file, or cause to be prepared and filed, all Tax Returns with respect to Transfer Taxes and other documentation required with respect to such Tax Returns.  Buyer shall have the right to review and comment on such Tax Returns.  The cost and expense of preparing such Tax Returns and documentation shall be shared equally by Buyer and Seller.

Section 8.12                                            Tax Sharing Agreements.  Any and all existing Tax sharing agreements or arrangements, written or unwritten, between Seller (or any of Seller’s Affiliates) and the Company shall be terminated as of the Closing Date.

Section 8.13                                            Resolution of All Tax-Related Disputes.  With respect to any dispute or a disagreement relating to Taxes among the parties (“Tax Dispute”), the parties shall cooperate in good faith to resolve such Tax Dispute between them; but if for any reason the parties are unable to resolve such Tax Dispute within thirty (30) Business Days of receipt by a party of written notice of a Tax Dispute, the parties shall submit the Tax Dispute for resolution to an independent law firm or accounting firm, which firm shall select within ten (10) days an independent and impartial partner from such law firm or accounting firm to act as the “Neutral Tax Arbitrator” in respect of this Section 8.13.  The Neutral Tax Arbitrator shall be requested to promptly, and in any event within thirty (30) days after the submission of the Tax Dispute thereto, render its decision in writing. The award of the Neutral Tax Arbitrator, which shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq., shall be final and binding upon the parties hereto, shall be deemed a final arbitration award that is binding on each of the parties hereto, and no party shall seek further recourse to courts or other tribunals.  Buyer and Seller shall each be responsible for paying 50% of all fees and expenses relating to the work of the Neutral Tax Arbitrator.

Section 8.14                                            Exclusivity.  Notwithstanding anything in this Agreement to the contrary, except for Sections 10.1, 10.2(c)(iii), 10.2(c)(iv) and 10.7, which shall apply to Tax matters, the rights and obligations of the parties with respect to the indemnification for any and all Tax matters shall be solely governed by this Article VIII and shall not be subject to the provisions of Article X.

ARTICLE IX

TERMINATION

Section 9.1                                                  Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

(a)                                  by mutual written agreement of the Parties at any time;

(b)                                 by Seller or Buyer, at any time after March 31, 2012, (the “Termination Date”), if the transactions contemplated by this Agreement shall not have been consummated on or prior to such date; provided that Seller may extend this date to a date not later than sixty (60) days after the Termination Date in the event the transactions contemplated by this Agreement have not been consummated because the conditions set forth in Section 7.1(c) have not been satisfied; and further provided that neither of the Parties shall be entitled to terminate this Agreement pursuant to this Section 9.1(b) if such party’s breach of this Agreement has prevented the consummation of the transactions contemplated by this Agreement;

(c)                                  by Seller or Buyer, at any time after (i) a Governmental Entity having jurisdiction over Buyer or Seller has notified the parties that it will not provide regulatory approval for the consummation of the transactions contemplated by this Agreement (provided that such party has complied with its obligations under Section 5.3) or (ii) any non-appealable final judgment, order, injunction or decree of any court of competent jurisdiction enjoining consummation of the transactions contemplated by this Agreement shall have been entered or issued;

(d)                                 by Seller, if there has been a material breach of any representation, warranty, agreement or covenant of Buyer, which breach shall have not been cured within thirty (30) days after written notice thereof from Seller, provided that such breach shall have rendered the conditions set forth in Section 7.2 incapable of fulfillment on or before the Termination Date (as extended pursuant to Section 9.1(b), if applicable); or

(e)                                  by Buyer, if there has been a material breach of any representation, warranty, agreement or covenant of Seller, which breach shall have not been cured within thirty (30) days after written notice thereof from Buyer, provided that such breach shall have rendered the conditions set forth in Section 7.3 incapable of fulfillment on or before the Termination Date (as extended pursuant to Section 9.1(b), if applicable).

Section 9.2                                                  Procedure and Effect of Termination.  In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 9.1(b), Section 9.1(c), Section 9.1(d) or Section 9.1(e) written notice thereof shall forthwith be given by the party so terminating to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by

Seller or Buyer.  If this Agreement is terminated pursuant to Section 9.1:

(a)                                  each party shall redeliver all documents, work papers and other materials of the other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and all confidential information received by either party hereto with respect to the other party shall be treated in accordance with Section 5.2 and the Confidentiality Agreement;

(b)                                 all filings, applications and other submissions made pursuant to this Agreement shall, to the extent practicable, be withdrawn from the agency or other person to which made; and

(c)                                  there shall be no liability or obligation hereunder on the part of Seller or Buyer or any of their respective directors, officers, employees or Affiliates, except that Seller and Buyer only, as the case may be, may have liability to the other if the basis of termination is an intentional misrepresentation or breach or willful misconduct by Seller or Buyer, as the case may be, of one or more of the provisions of this Agreement, and except that the obligations provided for in Section 9.2(b) and Section 11.1, the confidentiality provision contained in Section 5.2 and the Confidentiality Agreement shall survive any such termination.

ARTICLE X

SURVIVAL; INDEMNIFICATION

Section 10.1                                            Survival of Representations, Warranties and Covenants.

(a)                                  All representations and warranties made by the Parties and the Buyer in this Agreement shall survive the Closing solely for purposes of this Article X (provided that the representations and warranties made by the Seller Parties in Section 3.18 shall survive the Closing solely for purposes of Article VIII) and solely for the period set forth herein.  All such representations and warranties of Seller and the Buyer in this Agreement shall survive for a period of eighteen (18) months after the Closing Date, after which time they shall terminate and be of no further force or effect and upon which no claim for indemnification may be made with respect to breaches thereof; provided that (i) the representations and warranties contained in Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5(a) and Section 3.32 shall survive the Closing indefinitely or until the latest date permitted by Applicable Laws, (ii) the representations and warranties contained in Section 3.8, Section 3.10 and Section 3.11 shall survive for a period of thirty-six (36) months after the Closing Date, and (iii) the representations and warranties contained in Section 3.18 and Section 3.19 shall survive until ninety (90) days following the expiration of the applicable statute of limitations period or any extensions or waivers thereof.  Notwithstanding the foregoing, any representation or warranty contained in this Agreement in respect of which indemnity may be sought under this Article X shall survive the date at which it would otherwise terminate pursuant to this Section 10.1 if written notice of a claim for indemnification in respect of such representation or warranty contained in this Agreement in accordance with Section 10.3 or Section 10.4 shall have been duly given prior to such date, in which event such representation or warranty shall survive solely with respect to such claim until the final resolution thereof.  The period during which any such representation and warranty survives is the “Survival Period” for such representation and warranty.  Each covenant that is to be performed pursuant to this Agreement shall survive the Closing in accordance with its terms.

Section 10.2                                            Indemnification.

(a)                                  Indemnification for the Benefit of Buyer.  Subject to the limitations set forth in this Section 10.2, the Seller hereby agrees that it shall indemnify the Buyer and its Affiliates, successors and permitted assigns (the “Buyer Indemnified Party”), against, and shall defend and hold each of them harmless from and reimburse any Buyer Indemnified Party for, any and all damages, claims, losses, charges, actions, suits, proceedings, deficiencies, Taxes, interest, penalties, Liabilities, judgments, settlements and reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and reasonable expenses) (collectively, “Damages”) imposed on, sustained, incurred or suffered by such Buyer Indemnified Party, arising out of, relating to or in connection with:

(i)                                     any inaccuracy or breach of any representation or warranty of Seller set forth in this Agreement, except with respect to any inaccuracy or breach of any representation or warranty in Section 3.18;

(ii)                                  any failure by Seller to perform any covenant or agreement of Seller set forth in this Agreement, except with respect to any failure by Seller to perform any covenant or agreement in Article VIII;

(iii)                               any claim by any present or former director, employee or consultant of Seller or any of its Affiliates that arises under federal, state or local statute (including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, ERISA and all other statutes regulating the terms and conditions of employment), regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any employee benefit plan or program of Seller or any of its Affiliates, or under any policy, agreement, understanding or promise, written or oral, formal or informal, between Seller or any of its Affiliates and such present or former director, employee or consultant, that, in all cases, arose solely out of any action or omission by Seller or any of its Affiliates that occurred (or, in the case of omissions, failed to occur) on or prior to the Closing;

(iv)                              any and all insurance and reinsurance claims, liabilities and obligations of the Company pertaining to the operations of the Company prior to the Closing that are not reinsured by Montpelier Re pursuant to the Amendment to the Quota Share Treaty or the Loss Development Reinsurance Contract, including all commissions, fees, unearned premiums and commission and/or premium adjustments;

(v)                                 any of the suits or other proceedings described in Section 3.17 of the Disclosure Schedule; and

(vi)                              any reasonable costs incurred in connection with the enforcement of their rights under this Section 10.2(a).

(b)                                 Indemnification for the Benefit of Seller.  Subject to the limitations set forth in this Section 10.2, the Buyer shall indemnify the Seller and its Affiliates, a,(the “Seller Indemnified Parties” and, together with the Buyer Indemnified Parties, the “Indemnified Parties”), against, and shall defend and hold each of them harmless from and reimburse any Seller Indemnified Party for, any and all Damages imposed on, sustained, incurred or suffered by such Seller Indemnified Party, arising out of, relating to or in connection with:

(i)                                     any inaccuracy or breach of any representation or warranty or agreement of the Buyer set forth in this Agreement;

(ii)                                  any failure by the Buyer to perform any covenant or agreement of the Buyer set forth in this Agreement; and

(iii)                               the enforcement of its rights under this Section 10.2(b).

(c)                                  Indemnification Matters.  Notwithstanding anything to the contrary set forth in this Article X:

(i)                                     No Buyer Indemnified Party shall be entitled to recover for any claim for indemnity in respect of Damages arising under Section 10.2(a)(i) (in the case of a Buyer Indemnified Party) or Section 10.2(b)(i) (in the case of a Seller Indemnified Party), unless and until the total aggregate amount of Damages with respect to all such claims arising under Section 10.2(a)(i) (in the case of a Buyer Indemnified Party) or Section 10.2(b)(i) (in the case of a Seller Indemnified Party) exceeds an amount equal to three percent (3%) of the Purchase Price, and, in such case, only to the extent of such excess; except with respect to any breach or inaccuracy of the representations and warranties contained in Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5(a) and Section 3.32.

(ii)                                  The Buyer Indemnified Parties and the Seller Indemnified Parties shall not be entitled to recover from the Seller or the Buyer, respectively, Damages arising under Section 10.2(a)(i) (in the case of a Buyer Indemnified Party) or Section 10.2(b)(i) (in the case of a Seller Indemnified Party) in an amount greater than twenty five percent (25%) of the Purchase Price; except with respect to any breach or inaccuracy of the representations and warranties contained in Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5(a),  Section 3.11.

(iii)                               The amount of any Damages for which indemnification is provided under Article VIII and this Article X shall be (i) computed net of any third party insurance proceeds actually received by the Indemnified Party, (ii) reduced by any Tax benefit recognized for GAAP purposes (without regard to any valuation allowance which the Company may deem necessary) and (iii) increased to take account of any and all Tax costs incurred by the Indemnified Party; in the case of an insurance recovery, net of the present value the initial increase in insurance premiums or other charges paid or reasonably expected to be realized by the Indemnified Party, resulting from such Damage and all out-of-pocket costs and expenses reasonably incurred by the Indemnified Party in recovering such proceeds from any third party. Each Indemnified Party agrees to use its reasonable efforts to obtain recovery in respect of any Damages from any third party insurance which is available in respect of such Damages. If an Indemnified Party receives such cash insurance proceeds in connection with Damages for which it has been indemnified hereunder, the Indemnified Party shall notify the Indemnifying Party (as defined below) and refund to the Indemnifying Party the amount of such insurance cash proceeds (after taking into account any deductibles, copayments or other cost sharing arrangements).  At the specific direction of Seller, Buyer agrees to use its commercially reasonable efforts to mitigate any Damages that are indemnifiable under this Article X and Buyer shall be reimbursed for any out-of-pocket expenses in connection with such mitigation efforts.

(iv)                              Notwithstanding anything in this Agreement to the contrary, for the purposes of Article VIII and this Article X, in the case of any representation, warranty, covenant or agreement of the Seller Parties that is limited or qualified by “material,” “materiality,” or by any similar term, qualification or limitation, the occurrence of a breach or inaccuracy of such representation, warranty, covenant or agreement, as the case may be, and the amount of Damages subject to indemnification hereunder shall be determined as if “material,” “materiality,” or any similar term, qualification or limitation were not included therein.

(v)                                 The right of any Indemnified Party to indemnification and all other remedies based on any representation, warranty, covenant or agreement of the Seller contained in this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or performance or compliance with, any such representation, warranty, covenant or agreement.

(vi)                              In the event that any Indemnifying Party:  (i) consolidates with or amalgamates, combines or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation, amalgamation, combination or merger; or (ii) sells, transfers, pledges or otherwise disposes of all or substantially all of its properties, assets (including portfolio investments) or capital stock of its subsidiaries (whether in one transaction or a series of related transactions) to one or more Persons, then, and in each such case, proper provision shall be made prior to the consummation of any such transaction so that each such Person shall assume by a written instrument entered into for the benefit of, and enforceable by, the Indemnified Parties the obligations of such Indemnifying Party set forth in this Article X.  No Indemnifying Party shall enter into or participate in any transaction designed to evade, or with the purpose of evading, its indemnification obligations under this Article X.

Section 10.3                                            Procedures for Third Party Claims.

(a)                                  The Indemnified Party seeking indemnification under Section 10.2 agrees to give prompt notice (in accordance with Section 11.2) upon becoming aware of the facts indicating that a claim for indemnification may be warranted to the party against whom indemnity is sought (the “Indemnifying Party”) of the assertion of any third party claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section 10.2 (the “Third Party Claims”).  Such notice referred to in the preceding sentence shall state the relevant facts and include reasonable, available support for the basis of the indemnification being sought and the amount of Damages subject to indemnification to the extent such information is readily available.  The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve any Indemnifying Party from any Liability which it may have to such Indemnified Party with respect to any claim made pursuant to this Section 10.3, except to the extent that such failure has an actual prejudicial effect on the defenses or other rights available to the Indemnifying Party with respect to such claim and except that the Indemnifying Party shall not be liable for any Liability incurred during the period in which the Indemnified Party failed to give such notice.  In the event of the assertion of any claim or the commencement of any suit, action or proceeding in respect of which indemnity would be sought by the Indemnified Party but for the fact that the notice of such claim, suit, action or proceeding was sent to the Indemnifying Party, the Indemnifying Party shall give prompt notice to the Indemnified Party of such claim, suit, action or proceeding.  The Indemnified Party may take any actions reasonably necessary to defend such Third Party Claim prior to the time it receives a notice from the Indemnifying Party advising that the Indemnifying Party will be assuming the defense of such, and the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party shall have not yet given a claim notice as provided above), which reasonable fees and expenses of counsel the Indemnifying Party shall reimburse the Indemnified Party promptly upon written request therefor.

(b)                                 Upon receipt of notice from the Indemnified Party pursuant to Section 10.3(a), the Indemnifying Party will have the right to, subject to the provisions of this Section 10.3, assume the defense and control of such Third Party Claims.  If the Indemnifying Party elects to assume the defense and investigation of such Third Party Claim, it shall, no later than fifteen (15) days following its receipt of the claim notice, notify the Indemnified Party in writing of its assumption of the defense and investigation of such Third Party Claim.  In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall have the right but not the obligation to participate in the defense of such Third Party Claim with its own counsel and at its own expense (provided that the Indemnifying Party shall pay the reasonable attorneys’ fees of the Indemnified Party if (i) such fees shall have been authorized in writing by such Indemnifying Party in connection with the defense of such Third Party Claim, (ii) the Indemnified Party shall have reasonably concluded, after consultation with the Indemnified Party’s counsel, that there may be material defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, (iii) the Indemnified Party shall have reasonably concluded, after consultation with the Indemnified Party’s counsel, that there is an actual or potential conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel, or (iv) such Third Party Claim shall seek injunctive or equitable relief that if granted would reasonably be expected to interfere in any material respect with the conduct of the business of the Indemnified Party) and the Indemnifying Party will cooperate with the Indemnified Party.  If the Indemnifying Party elects to assume the defense of a Third Party Claim, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party and shall at all times diligently and promptly pursue the resolution of such Third Party Claim.  If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, the Indemnified Party shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the prior written approval of the Indemnifying Party (which approval shall not be unreasonably withheld), and no Indemnifying Party shall be obligated to indemnify the Indemnified Party hereunder for any settlement of such Third Party Claim entered into without such approval.

(c)                                  The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim as to which the

Indemnifying Party has assumed the defense in accordance with the terms of this Section 10.3, without the consent of any Indemnified Party, but only to the extent that such settlement or entry of judgment (i) provides solely for the payment of money solely by the Indemnifying Party, (ii) provides a complete written release of and for the benefit of any Indemnified Party potentially affected by such Third Party Claim from all matters that were asserted in connection with such claims, (iii) does not involve any injunctive relief or other equitable remedy against the Indemnified Party with respect to such Third Party Claim and (iv) which does not include a statement of admission of fault, culpability or failure to act by or on behalf of the Indemnified Party.  Except as provided in the foregoing sentence, settlement or consent to entry of judgment shall require the prior written approval of the Indemnified Party.  The Indemnified Party and the Indemnifying Party shall use reasonable best efforts to avoid production of confidential information (consistent with applicable Law), and to cause all communications among employees, counsel and others representing any party to a Third Party Claim to be made so as to preserve any applicable attorney-client or work-product privileges.

Section 10.4                                            Procedures for Direct Claims.  In the event any Indemnified Party shall have a claim for indemnity against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver prompt written notice of such claim to the Indemnifying Party.  Such notice referred to in the preceding sentence shall state the relevant facts and include therewith relevant documents and a statement in reasonable detail as to the basis for the indemnification sought and the amount of Damages subject to indemnification to the extent such information is readily available.  The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party with respect to any claim made pursuant to Section 10.2, it being understood that notices for claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of the survival period for such representation or warranty.

Section 10.5                                            Exclusive Remedy.  The parties hereto expressly acknowledge and agree that except as otherwise expressly provided in this Agreement (a) the provisions of this Section 10.5 shall be the sole and exclusive remedy for Damages caused as a result of any inaccuracy or breach of any representation or warranty, or any breach, nonfulfillment or default in the performance of any covenant or agreement, contained in this Agreement, other than claims based on fraud, and (b) no Indemnifying Party shall be liable under this Agreement for consequential Damages (including loss of revenue, income or profits) or indirect, punitive or treble Damages in connection with any action, suit or proceeding brought by the Buyer against the Seller or by the Seller against the Buyer, or for any Damages based on either the reduced current or future profitability or earnings of the renewal rights or Damages based on a multiple of such profitability, earnings or other factor, or reduction therein except for any such consequential Damages, or indirect, punitive or treble Damages, actually paid to any unaffiliated third party pursuant to Section 10.3 (it being understood that all Damages will for purposes of this Section 10.5 be determined and calculated on a direct, dollar-for-dollar basis), or for other Damages not provided for in this Section 10.5.  Any liability for indemnification under this Agreement will be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.  For the avoidance of doubt, nothing in this Section 10.5 shall affect any right to indemnification under the terms of any other agreement between Buyer and its Affiliates, on the one hand, and the Seller and its Affiliates, on the other hand.

Section 10.6                                            Effectiveness.  This Article X shall become effective immediately following the Closing.

Section 10.7                                            Tax Treatment of Indemnity Payments.  The Buyer and the Seller agree to treat any indemnity payment made pursuant to Article VIII or this Article X as an adjustment to the purchase price for U.S. federal, state, local and foreign income Tax purposes.

ARTICLE XI

MISCELLANEOUS

Section 11.1                                            Fees and Expenses.  Whether or not the transactions contemplated by this Agreement are consummated pursuant hereto, except as otherwise specifically provided herein, each of the Parties shall pay all fees and expenses incurred by, or on behalf of, such party in connection with, or in anticipation of, this Agreement and the consummation of the transactions contemplated hereby.  Seller shall pay all fees and expenses incurred by, or on behalf of, the Company in connection with, or in anticipation of, this Agreement and the consummation of the transactions contemplated hereby.

Section 11.2                                            Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by facsimile, by courier or mailed (certified or registered mail, postage prepaid, return receipt requested):

(a)                                  If to Seller or the Company, to:

Montpelier Re U.S. Holdings Ltd.
One Constitution Plaza, 5th Floor
Hartford, Connecticut 06103
Facsimile:	(441) 296-5551
Attention:	Jonathan B. Kim
Secretary

and an additional copy to (which shall not constitute notice):

Montpelier Technical Resources Ltd.
4 Currier Place, Suite 302
Hanover, New Hampshire 03755
Facsimile:	(603) 640-6201
Attention:	Michael S. Paquette
President and Chief Executive Officer

If to Buyer, to:

Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey 07890
Facsimile:	(973) 948-0282
Attention:	Michael H. Lanza, Esq.
Executive Vice President and
General Counsel

and

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Facsimile:	(212) 735-2000
Attention:	Robert J. Sullivan, Esq.
J. Stephanie Nam, Esq.

or to such other person or address as any party shall specify by notice in writing to the other party.  All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date on which so hand-delivered or telecopied, on the next Business Day following the date on which so delivered by courier, or on the third Business Day following the date on which so mailed, except for a notice of change of address, which shall be effective only upon receipt thereof.

Section 11.3                                            Entire Agreement.  This Agreement and each Ancillary Agreement, including all Schedules and Exhibits attached hereto or thereto, constitutes the entire contract between the parties and there are no understandings other than as expressed in this Agreement or any Ancillary Agreement.  All Schedules and Exhibits attached hereto and thereto are expressly incorporated into and made a part of this Agreement and each Ancillary Agreement as fully as though completely set forth herein or therein in full.  Capitalized terms used in the Schedules and Exhibits shall have the meanings assigned to them in this Agreement.  The Section references referred to in the Schedules are to sections of this Agreement, unless otherwise expressly indicated.

Section 11.4                                            Binding Effect; Assignment.  This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by either Seller or Buyer without the prior written consent of the other party; provided, however, that Buyer may without consent of Seller assign its respective rights and interests but not its obligations hereunder to a wholly owned subsidiary of such party.

Section 11.5                                            Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 11.6                                            No Third Party Beneficiaries.  Except with respect to Indemnified Parties pursuant to Article X, this Agreement is solely for the benefit of Seller and their respective successors and permitted assigns, with respect to the obligations of Buyer under this Agreement, and for the benefit of Buyer and its successors and permitted assigns, with respect to the obligations of Seller under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

Section 11.7                                            Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which collectively shall constitute one and the same instrument.

Section 11.8                                            Article and Section Headings.  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

Section 11.9                                            Governing Law.  This Agreement and all claims and causes of action arising hereunder or relating hereto will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any conflict of law principles that would result in the application of the laws of any other jurisdiction.

Section 11.10                                      Consent to Jurisdiction.  Each party hereto agrees that, subject to Section 2.7, any action or proceeding (whether based on contract, tort or otherwise) between any of the parties seeking to enforce any provision of, or arising out of or relating to, this Agreement or the transactions contemplated hereby must be brought and determined exclusively in the United States District Court for the Southern District of New York or any New York state court in the borough of Manhattan. Each party (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action or proceeding, (b) agrees that it will not bring any such action or proceeding other than in the aforesaid courts and will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, and (c) irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action or proceeding in any such court or that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Without limiting the foregoing, each of the parties hereto irrevocably consents to service of process being made pursuant to the notice procedures set forth in Section 12.2, and agrees that, to the fullest extent permitted by law, service in such manner shall be effective service of process for any such action or proceeding.

Section 11.11                                      Waiver of Jury Trial.  Each of the parties hereto irrevocable and unconditionally waives, to the fullest extent permitted by Applicable Law, any right such party may have to a trial by jury in respect of any action or proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby.  Each party hereto certifies that (a) no Representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not in the event of any action or proceeding, seek to enforce the foregoing waiver, (b) such party understands and with the advice of counsel has considered the implications of this waiver and (c) such party makes this waiver voluntarily.  Each party hereto acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12.11.

Section 11.12                                      Specific Performance.  Each of the parties hereto acknowledges and agrees that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the covenants or agreements contained in this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is therefore agreed that any party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled hereunder or otherwise.

Section 11.13                                      Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time by written agreement of the Parties.  Any failure of Seller or Buyer to comply with any term or provision of this Agreement may be waived by the other party at any time only by an instrument in writing signed by such other party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

MONTPELIER RE U.S. HOLDINGS LTD.

By:	/s/ MICHAEL S. PAQUETTE

	Name:	Michael S. Paquette
	Title:	President

SELECTIVE INSURANCE GROUP, INC.

By:	/s/ DALE A. THATCHER

	Name:	Dale A. Thatcher
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Stock Purchase Agreement]

ANNEX I

MONTPELIER US INSURANCE COMPANY (“MUSIC”)

Estimated Closing Net Worth Statement

June 30, 2011

	Actual	[1]	[2]
	Legal	MRE	MRE	[3]		GAAP Net
	Entity	settles funds	increases	Value of	[4]	Worth to Buyer
	June 30,	withheld balances	Quota Share	LHI and F&F	Reversal of certain	June 30,
(In thousands of U.S. dollars)	2011	at closing	to 100%	at BV	accruals	2011

Assets

Investments and cash	$88,466	$(36,112)	$(3,758)	$—	$—	$48,596
Reinsurance recoverable on paid and unpaid losses	39,390	—	—	—	—	39,390	[5]
Premiums receivable	6,448	—	—	—	—	6,448
Unearned premium ceded	20,346	—	5,737	—	—	26,083
Deferred acquisition costs	(1,606)	—	(1,979)	—	—	(3,585)
Accrued investment income	404	—	—	—	—	404
Deferred tax asset	5,996	—	—	—	—	5,996
Deferred tax asset valuation allowance	(5,996)	—	—			(5,996)
Capitalized assets	—	—	—	228	—	228
Prepaid and other assets	850	—	—	—	—	850

Total Assets	$154,298	$(36,112)	$—	$228	$—	$118,414

Liabilities

Loss and loss adjustment expense reserves (non ULAE)	$50,200	$—	$—	$—	$—	50,200	[5]
Unallocated loss adjustment expenses	1,592				—	1,592
Unearned premium	26,083	—	—	—	—	26,083
Insurance and reinsurance balances payable	37,825	(36,112)	—	—	—	1,713
Accounts payable, accrued expenses and other liabilities	821	—	—	—	(401)	420

Total Liabilities	116,521	(36,112)	—	—	(401)	80,008

Shareholder’s equity	37,777	—	—	228	401	38,406

Total Liabilities and Shareholder’s Equity	$154,298	$(36,112)	$—	$228	$—	$118,414

[1]	represents the settlement of inter-group reinsurance liabilities (funds withheld) at closing.

[2]	Montpelier Reinsurance Ltd. increases its existing quota share from 75% to 100% at closing and remits 34.5% ceding commission on UPR assumed.

[3]

represents the book value of the leasehold improvements and office furniture used exclusively by MUSIC at June 30, 2011. These assets are currently owned by Montpelier Technical Resources Ltd. but will be transferred to MUSIC prior to closing.

[4]	represents a reversal of certain accruals by MUSIC prior to closing.

[5]	represents the net loss and loss adjustment expenses (non ULAE) at closing ($10,810) that are to be protected from development by the Loss Development Reinsurance Contract.

ANNEX II

Purchase Price Allocation ($ in thousands)

GAAP Net Worth - Montpelier (Based on June 2011)	$38,406
Company IP/IT Assets	3,588
Def Tax Asset	3,500
Reinsurance premium due MRE	250
Intangible Asset related to Licenses	5,000
Intangible Asset related to Business (Customer Listings)	3,000
Intangible Asset related to Covenant not to Compete	1,750
Total Purchase Price	$55,494

EXHIBIT A

FORM OF AMENDMENT NUMBER 1

to

AMENDED AND RESTATED QUOTA SHARE TREATY REINSURANCE CONTRACT

and

INTERESTS AND LIABILITIES AGREEMENT

This Amendment Number 1 (this “Amendment”), effective as of 12:01 a.m. on [•] [•], [•] (the “Effective Date”), entered into by and between Montpelier U.S. Insurance Company, a property and casualty insurance company domiciled in Oklahoma (“Reinsured”), and Montpelier Reinsurance Ltd., an insurance company domiciled in Bermuda (“Reinsurer”), amends (1) that certain Amended and Restated Quota Share Treaty Reinsurance Contract issued to Reinsured by Reinsurer originally effective 12:01 a.m., Local Standard Time, December 1, 2007 and amended and restated on May 28, 2010 (the “Contract”) and (2) that certain Interests and Liabilities Agreement between Reinsured and Reinsurer attaching thereto (the “Interests and Liabilities Agreement”).  Capitalized terms not otherwise defined in this Amendment have their respective meanings set forth in the Contract.

WHEREAS, effective as of the Effective Date, Reinsured and Reinsurer wish to amend the Contract and Interests and Liabilities Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and upon the terms and conditions set forth in this Amendment, the Reinsured and the Reinsurer hereby agree as follows:

1.               Effective as of Effective Date, the Contract is hereby amended as follows:

1.1.           Article 1 (Business Covered) of the Contract is deleted in its entirety and replaced with the following text:

This Contract shall cover all Original Policies (as defined herein) written or renewed by the Reinsured, subject to the terms and conditions contained herein.  Except for amendments, endorsements or alterations to Original Policies and any mandatory renewals of any Original Policy that are issued or become effective after the Effective Date of this Amendment, no binders, bonds, policies, certificates or contracts of insurance or reinsurance bound, issued, accepted or underwritten provisionally or otherwise, by or on behalf of the Reinsured after the Effective Date of this Amendment shall be covered hereunder and this Contract is hereby terminated with respect to such new business.

1.2.           Paragraph 2 of Article 3 (Term) of the Contract is deleted in its entirety.

1.3.           Paragraph 4 of Article 3 (Term) of the Contract is deleted in its entirety and replaced with the following text:

Upon termination, the Reinsurer shall continue to be liable until all liabilities and obligations of the Reinsured under the Original Policies have been satisfied in full.

1.4.           Article 4 (Territory) of the Contract is deleted in its entirety and replaced with the following text:

This Contract shall apply to all Losses (as defined herein) occurring within the jurisdictions and territories covered by the Original Policies.

1.5.           Paragraph 1 of Article 7 (Accounts, Reports and Payments) of the Contract is deleted in its entirety and replaced with the following text:

The Reinsured shall furnish to the Reinsurer quarterly accounts of business ceded under this Contract within 45 days after the close of each quarter, showing premiums due to the Reinsurer, adjustments to premium reserves, if any, Ceding Commission, other adjustments and paid Losses due from the Reinsurer, supported by statistical details as set forth herein.

1.6.           Paragraphs 4 through 8 of Article 7 (Accounts, Reports and Payments) of the Contract are deleted in their entirety and replaced with the following text:

4.             The Reinsured shall notify the Reinsurer in writing prior to withdrawing funds under the Trust Agreement for any individual Loss of an amount equal to or greater than $100,000.

1.7.           Article 8 (Definitions) of the Contract is deleted in its entirety and replaced with the following text:

1.             Definitions

A.            “Declaratory Judgment Expense” as used herein shall mean all expenses incurred by the Reinsured in connection with actions brought or defended to determine the Reinsured’s defense and/or indemnification obligations that are allocable to a specific claim subject to this Contract.  Declaratory Judgment Expense shall be deemed to have been incurred on the date of the original Loss (if any) giving rise to the action.

B.            “Gross Net Written Premium Income” means gross written premium actually collected by the Reinsured with respect to the Original Policies, less return premiums, and less written premiums ceded by the Reinsured for reinsurance that inures to the benefit of this Contract.

C.            “Loss” or “loss” (whether or not such term is capitalized) shall mean any and all amounts paid or payable, and any and all liabilities, obligations and expenses arising out of or relating to the Original Policies, including any amounts includable in the calculation of Losses for (1) liabilities in excess of the Original Policy Limit (“Loss in Excess of Policy Limits”) under Article 10 hereof and (2) Extra Contractual Obligations (as defined herein) under Article 11 hereof.

D.            “Loss Adjustment Expense” or “loss adjustment expense” (whether or not such term is capitalized) as used herein shall mean all costs and expenses of any kind whatsoever allocable to a specific claim that are incurred by the Reinsured in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim, including court costs and costs of supersedeas and appeal bonds, and including (1) pre-judgment interest, unless included as part of the award or judgment; (2) post-judgment interests; (3) legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including Declaratory Judgment Expense; and (4) out-of-pocket expenses of Reinsured’s employees associated with adjusting, settling or compromising claims.  Loss Adjustment Expense shall not, however, include salaries and compensation related expenses of employees or office and other overhead expenses.

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E.             “Original Policy” or “Policy” shall mean any binder, bond, policy, certificate or contract of insurance or reinsurance whether oral or written, bound, issued, accepted or underwritten provisionally or otherwise, by or on behalf of the Reinsured on or prior to the Effective Date of this Amendment and shall include any amendments, endorsements or alterations thereof which are issued or become effective before, on or after such Effective Date, as well as any mandatory renewals of the Original Policies which are issued or become effective within 18 months of the Effective Date.

F.             “Reinsured Liabilities” as used herein shall mean all reserves established by the Reinsured in connection with the Original Policies ceded to this Contract, including loss reserves (including reserves for incurred but not reported Losses), Loss Adjustment Expense reserves (including reserves for incurred but not reported Loss Adjustment Expense) and unearned premium reserves and all Losses paid but not recovered from the Reinsurer.

G.            “Total Reinsured Liabilities” as used herein shall mean Reinsured Liabilities, plus an amount equal to the “Reinsured Liabilities” (as defined in that certain Loss Development Reinsurance Contract between Reinsured and Reinsurer, dated as of the date of this Amendment (the “Loss Development Reinsurance Contract”)) determined in accordance with the Loss Development Reinsurance Contract.

2.             Interpretation

A.            Whenever the words “include,” “includes” or “including” are used in this Contract, they shall be deemed to be followed by the words “without limitation.”  Any singular term in this Contract shall be deemed to include the plural, and any plural term shall be deemed to include the singular.  All pronouns and variations of pronouns shall be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the person referred to may require.  Whenever the last day for the exercise of any right or the discharge of any duty under this Contract falls on other than a business day, the party having such right or duty shall have until the next business day to exercise such right or discharge such duty.  Unless otherwise indicated, the word “day” shall be interpreted as a calendar day.

B.            No provision of this Contract will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting of this Contract or by reason of the extent to which any such provision is inconsistent with any prior draft of this Contract or any provision of this Contract.

C.            Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Stock Purchase Agreement dated as of September [•], 2011, by and among Montpelier Re U.S. Holdings Ltd., Montpelier Reinsurance Ltd., Selective Insurance Group, Inc. and Montpelier Re Holdings Ltd. (solely for purposes of Section 5.4, Section 5.5, Section 5.6 and Article XI thereto) (the “Stock Purchase Agreement”).

1.8.           Article 9 (Self-Insured Obligations) of the Contract is deleted in its entirety and replaced with the following text:

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CREDIT FOR REINSURANCE

Reinsurer shall, at its own expense, take all steps necessary to comply with all Applicable Laws so as to permit Reinsured to obtain full credit for the reinsurance provided by the Reinsurer under this Contract in all applicable jurisdictions throughout the entire term of this Contract to the extent credit is not otherwise available under Applicable Law.  Reinsurer shall promptly notify Reinsured of any event, change or condition that could reasonably be expected to result in the bankruptcy, insolvency or other financial impairment of Reinsurer.

It is understood and agreed that any term or condition required by such Applicable Law to be included in this Contract or the Trust Agreement for the Reinsured to receive financial credit for the reinsurance provided by this Contract shall be deemed to be incorporated in this Contract by reference.  Furthermore, Reinsurer and Reinsured agree to amend this Contract or the Trust Agreement, or enter into other agreements or execute additional documents as needed to comply with the credit for reinsurance laws and regulations and/or the requirements of the applicable Governmental Entities.

1.9.                       Paragraph 1 of Article 10 (Excess of Policy Limits) of the Contract is deleted in its entirety and replaced with the following text:

In the event that any Loss includes an amount in excess of the Original Policy Limit, such amount in excess of the Original Policy Limit shall be added to the amount of the Original Policy Limit and the sum thereof shall be included in the calculation of Losses under this Contract.  A Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the Loss covered under the Original Policy and shall constitute part of the original Loss.

1.10.                 Paragraph 2 of Article 10 (Excess of Policy Limits) of the Contract is amended by adding the following sentence at the end thereof:

The term “fraud” for purposes of Paragraph 2 of this Article 10 and for purposes of Paragraph 2 of Article 11 shall mean fraud as adjudicated as such by a court of competent jurisdiction.

1.11.                 Paragraph 1 of Article 11 (Extra Contractual Obligations) of the Contract is deleted in its entirety and replaced with the following text:

This Contract shall protect the Reinsured where any Loss includes any Extra Contractual Obligations and, except as provided in subparagraph (2) of this Article 11, all Extra Contractual Obligations shall be included in the calculation of Losses under this Contract. “Extra Contractual Obligations” means those liabilities not covered under any other provision of this Contract and which arise from the administration and/or handling of any Original Policy or claim on business covered under this Contract, such liabilities arising because of, but not limited to, the following: failure by the Reinsured to settle within the Original Policy Limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.  An Extra Contractual Obligation shall be deemed to have occurred on the same date as the Loss covered under the Original Policy and shall constitute part of the original Loss.

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1.12.                 Article 13 (No Third Party Rights) of the Contract is deleted in its entirety and replaced with the following text:

Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer or Reinsured in favor of any third party or any persons not parties to this Contract.  This Contract constitutes an indemnity reinsurance agreement solely between the Reinsured and the Reinsurer and is intended solely for the benefit of the parties hereto and their permitted successors and assigns, and it is not the intention of the parties to confer any rights as a third-party beneficiary to this Contract upon any other person as to any term, condition or provision of this Contract.

1.13.                 Article 14 (Losses) of the Contract is deleted in its entirety and replaced with the following text:

The Reinsured alone and at its full discretion shall adjust, settle or compromise all claims and Losses and, in connection therewith, shall have the authority to appoint and supervise adjusters, appraisers, engineers, assessors, defence counsel and other third parties necessary to evaluate claims presented.  Except as provided in this Article, all such adjustments, settlements and compromises shall be binding on the Reinsurer in proportion to its participation.  The Reinsurer shall, on the other hand, benefit proportionately from all reductions of Losses resulting from salvage, subrogation or other recoveries actually recovered.

Notwithstanding the foregoing and notwithstanding the provisions of Article 12 and Article 21 hereof, Reinsurer shall have the right to advise and direct Reinsured in making all decisions with respect to the Original Policies, which Reinsured may reject only in good faith and in light of the intent of the parties.  Any increased liability arising from the failure of Reinsured to follow the written directions of Reinsurer with respect to the Original Policies shall not be included within the definition of “Loss” for purposes of this Contract, except to the extent that by following such directions Reinsured would not be complying with law or the terms and conditions of the Original Policies.

1.14.                 Article 15 (Loss Adjustment Expenses) of the Contract is deleted in its entirety and replaced with the following text:

ASSIGNMENT

This Contract shall not be assigned or transferred by either of the parties hereto, nor shall the Reinsured completely outsource the claims function relating to the Original Policies, without the prior written approval of the other party.

1.15.                 The last sentence of Article 19 (Access to Records) of the Contract is deleted in its entirety and replace with the following text:

Notwithstanding the above, the Reinsurer shall not have any right of access to the Records of the Reinsured if it is not current in all undisputed payments due the Reinsured and the Reinsured shall have no right to reimbursement under this Contract during the time in which it fails or refuses to provide the access required by this Article other than by reason of the Reinsurer’s failure to pay.

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1.16.                 Article 24 (Arbitration) of the Contract is deleted in its entirety and replaced with the following text:

COLLATERAL TRUST ACCOUNT

1.             On or before the Effective Date of this Amendment, the Reinsurer shall enter into the trust agreement attached hereto as Exhibit A to this Amendment (the “Trust Agreement”) and establish and hold for the sole benefit of the Reinsured a trust account into which assets shall be deposited in an amount no less than the aggregate amount of Total Reinsured Liabilities (as defined herein).  The Trust Agreement shall remain in effect as long as there remain obligations under the terms of this Contract or the Loss Development Reinsurance Contract unless the Trust Agreement is otherwise terminated as expressly provided under the terms of the Trust Agreement.

2.             Assets deposited in the trust account shall be valued according to their current fair market value, and shall consist only of cash, certificates of deposit, and investments of the types specified in Exhibit D to the Trust Agreement (“Permitted Investments”), provided that such investments are issued by an institution that is not the parent, subsidiary or affiliate of either Reinsured or Reinsurer.  The Reinsurer agrees that the assets so deposited, and assets held in the trust account thereafter, shall be valued at their fair market value.

3.             Prior to depositing assets with the trustee, Reinsurer shall execute assignments, endorsements in blank, or transfer legal title to the trustee of all assets, in order that the Reinsured, or the trustee upon direction of the Reinsured, may whenever necessary negotiate any such assets without consent or signature from the Reinsurer or any other entity.

4.             No later than fifty (50) days following the end of each calendar quarter, the Reinsurer shall provide to the Reinsured a report including the amount of the Total Reinsured Liabilities and the aggregate fair market value of the assets in the trust account as shown on the most recent statement by the trustee.  If the amount of the Total Reinsured Liabilities exceeds the aggregate fair market value of the assets held in the trust account, the Reinsurer shall deposit additional assets into the trust account in the amount of such difference within ten days after delivery of such report.

5.             Notwithstanding any other provision of this Contract to the contrary, the Reinsured or any successor by operation of law of the Reinsured, including without limitation any liquidator, rehabilitator, receiver or conservator of the Reinsured, may draw upon the assets held in the trust account at any time for any of the following purposes, with such amounts drawn to be applied without diminution because of insolvency of the Reinsured or the Reinsurer:

(a)           To reimburse the Reinsured for the Reinsurer’s share of premiums returned to the owners of Original Policies due to cancellation of such policies;

(b)           To reimburse the Reinsured for the Reinsurer’s share of Losses and other Reinsured Liabilities paid by the Reinsured under the terms and provisions of the Original Policies;

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(c)           To fund an account with the Reinsured for an amount at least equal to the deduction for reinsurance ceded to the Reinsurer under this Contract and the Loss Development Reinsurance Contract; and

(d)           To pay any other amounts that are due under this Contract or the Loss Development Reinsurance Contract.

6.             The Reinsurer shall seek the Reinsured’s approval to withdraw assets for the trust account and transfer such assets to the Reinsurer only in the following instances:

(a)           The Reinsurer shall, at the time of the withdrawal, replace the withdrawn assets with other Permitted Investments having a fair market value equal to the market value of the assets withdrawn so as to maintain at all times the deposit in the required amount; or

(b)           After such withdrawal and transfer, the fair market value of the trust account assets shall be no less than 102 percent of the Total Reinsured Liabilities as of the prior quarter end.

7.             The Reinsured agrees to return to the Reinsurer any amounts drawn from such trust account which are in excess of the actual amounts required for purposes of subparagraphs 5(a), 5(b) and 5(d) of this Article 24.  The Reinsured agrees to return to the Reinsurer any amounts drawn from such trust account for the purpose of Paragraph 5 of this Article 24 that are subsequently determined not to be due.

8.             The Reinsured agrees to pay the Reinsurer interest on amounts held pursuant to subparagraph 5(c) above, at the three month London Interbank Offering Rate (LIBOR) as published in The Wall Street Journal, Eastern Edition, in effect as of the last day of the month for which the calculation is being made.

9.             Payment to the Reinsured by the trustee of the trust account shall constitute payment by the Reinsurer pursuant to this Contract or the Loss Development Reinsurance Contract, as applicable, and shall discharge the Reinsurer of the obligation which gave rise to the draw on the trust account.

10.           The Reinsurer and Reinsured acknowledge and agree that it is the intent of the parties that the account established pursuant to the Trust Agreement be a working account and that the Reinsured, pursuant to the terms and conditions of the Trust Agreement, shall be entitled to withdraw assets from such account for the payment of any Losses or Loss Adjustment Expenses in connection with the Original Policies.

11.           Any dispute regarding the appropriate amount of cash and/or invested assets at market value to be transferred shall be resolved by a nationally-known firm of independent actuaries reasonably selected by Reinsured.

1.17.                 The term “Oklahoma” appearing in Article 25 (Governing Law) of the Contract is hereby replaced with the phrase “domicile of the Reinsured, without regard to its conflicts of law doctrine.”

1.18.                 The term “Oklahoma” appearing in Article 26 (Service of Suit) of the Contract is hereby replaced with the phrase “domicile of the Reinsured.”

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1.19.                 The phrase “upon the Reinsurer” is hereby inserted following the phrase “Service of process” in Paragraph 2 of Article 26 (Service of Suit) of the Contract.

1.20.                 Article 27 (Amendments and Alterations) of the Contract is deleted in its entirety and replaced with the following text:

It is hereby agreed that only those amendments and/or alterations to this Contract that are mutually agreed upon and reduced to a writing shall be binding on the parties hereto and shall be considered to form an integral part of this Contract.

This Contract, as amended by Amendment Number 1, and the exhibits and schedules hereto and thereto, the Loss Development Reinsurance Contract and the Stock Purchase Agreement (including any Ancillary Agreements, as such term is defined in the Stock Purchase Agreement) contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreement, written or oral, with respect thereto.

1.21.                 The following provisions are added as new Articles 30 and 31, respectively:

ARTICLE 30 - SEVERABILITY

If any provision of this Contract is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the Reinsured or the Reinsurer under this Contract will not be materially and adversely affected thereby, such provision shall be fully severable, and this Contract will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Contract, and the remaining provisions of this Contract shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

ARTICLE 31 - NOTICES

Any notice or other communication required or permitted under this Contract shall be in writing and shall be deemed to have been duly given when (a) mailed by United States registered or certified mail, return receipt requested, (b) mailed by overnight express mail or other nationally recognized overnight or same-day delivery service or (c) delivered in person to the parties at the following addresses:

If to the Reinsured, to:

Selective Insurance Group, Inc.

40 Wantage Avenue

Branchville, New Jersey 07890

Facsimile:	(973) 948-0282
Attention:	Michael H. Lanza, Esq.
Executive Vice President and
General Counsel

With copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York  10036

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Facsimile:	(212) 735-2000
Attention:	Robert J. Sullivan, Esq.

If to the Reinsurer, to:

Montpelier Reinsurance Ltd.

Montpelier House

94 Pitts Bay Road

Pembroke, HM 08

Bermuda

Facsimile:	(441) 296-5551
Attention:	Angelo Whaley
Financial Controller

With copies (which shall not constitute notice) to:

Montpelier Re Holdings Ltd.

Montpelier House

94 Pitts Bay Road

Pembroke, HM 08

Bermuda

Facsimile:	(441) 296-4358
Attention:	Mike Paquette
Executive Vice President and Chief Financial Officer

and

Mergers & Acquisition Services

336 East 53rd Street, 4th Floor

New York, New York 10022

Facsimile:	(917) 591-8998
Attention:	Donald A. Emeigh, Esq.
Managing Director

2.               Effective as of Effective Date, the Interests and Liabilities Agreement is hereby amended as follows:

2.1.           Paragraph 1 of the Interests and Liabilities Agreement is hereby amended to add the following proviso to the end of the first sentence:

provided, however, notwithstanding any other provision of this Interests and Liabilities Agreement to the contrary, that with respect to any losses occurring with respect to the Original Policies on or after the Effective Date of this Amendment Number 1, the participation of the Reinsurer in the interests and liabilities of the attached Contract shall be 100% of 100%

2.2.           Paragraph 1 of the Interests and Liabilities Agreement is hereby further amended to add the following second sentence:

The Reinsured understands and agrees that the quarterly accounts to be furnished by the Reinsured to the Reinsurer pursuant to Paragraph 1 of Article 7 of the Contract shall include separate reporting with respect to (A) losses to which the participation of the Reinsurer is 75% and (B) losses to which the participation of the Reinsurer is 100%.

2.3.           Paragraph 3 of the Interests and Liabilities Agreement is hereby deleted.

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3.               Immediately prior to the Effective Date, the Reinsured shall pay in cash or securities an amount equal to the Reinsured’s proportionate share of the net unearned premium reserve attributable to the Original Policies as of the Effective Date less the applicable ceding commission set forth in Article 6 of the Contract.

(The remainder of this page is intentionally left blank.)

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IN WITNESS WHEREOF, the parties hereunto have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

MONTPELIER U.S. INSURANCE COMPANY

By:
Name:
Title:

MONTPELIER REINSURANCE LTD.

By:
Name:
Title:

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

By and Between

MONTPELIER TECHNICAL RESOURCES LTD.

and

SELECTIVE INSURANCE COMPANY OF AMERICA

Dated as of [•], 2011

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of [•], 2011, is entered into by and between, MONTPELIER TECHNICAL RESOURCES, LTD., a Delaware corporation (“Assignor”), and SELECTIVE INSURANCE COMPANY OF AMERICA, a stock property and casualty insurance company domiciled in New Jersey (“Assignee”).

W I T N E S S E T H

WHEREAS, pursuant to a Stock Purchase Agreement, dated as of [•], 2011 (the “Purchase Agreement”), by and between Montpelier Re U.S. Holdings Ltd. (“Seller”) and Selective Insurance Group, Inc. (“Buyer”), Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, all of the issued and outstanding stock (the “Shares”) of Montpelier U.S. Insurance Company (the “Company”);

WHEREAS, Assignor and the Company are each a wholly-owned subsidiary of Seller, and Assignee is a wholly-owned subsidiary of Buyer;

WHEREAS, pursuant to the terms of the Purchase Agreement, in furtherance of the sale and purchase of the Shares, Seller has agreed to cause Assignor to assign certain rights to Assignee, and Buyer has agreed to cause Assignee to assume certain obligations of Assignor; and

WHEREAS, Assignee desires to accept, and Assignor desires to make, the assignment, transfer and conveyance of all of Assignor’s right, title and interest in, to and under the Assigned and Assumed Contracts (as defined herein) and all liabilities and obligations arising out of, or required to be performed under, the Assigned and Assumed Contracts.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, in the Purchase Agreement, and in the other Ancillary Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                             Definitions.  Capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Purchase Agreement.

2.                             Assignment of Assigned and Assumed Contracts.  Assignor hereby irrevocably, absolutely and unconditionally assigns, transfers, conveys and delivers to Assignee and its successors and permitted assigns forever, as of the Closing Date, all of Assignor’s right, title and interest of every kind, nature and description in, to and under the contracts listed on Schedule 1 hereto (the “Assigned and Assumed Contracts”); provided that with respect to any Assigned and Assumed Contract listed on Schedule 1 annotated with asterisk and for which the

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consent required to assign such Assigned and Assumed Contract is received by Assignor after the Closing Date, all of Assignor’s right, title and interest of every kind, nature and description in, to and under such Assigned and Assumed Contract shall be hereby automatically assigned, transferred, conveyed and delivered from Assignor to Assignee at the time such consent is received, without the necessity of any further action or the execution and delivery of any additional document or instrument by either Assignor or Assignee.

3.                             Acceptance of Assigned and Assumed Contracts.

(a)           Assignee hereby accepts the assignment, transfer, conveyance and delivery of the Assigned and Assumed Contracts and obligations required to be performed thereunder.

Assignee hereby irrevocably, absolutely and unconditionally assumes, undertakes and agrees to pay, perform and discharge in full, and release and discharge Assignor and its Affiliates, successors and assigns, irrevocably, completely, unconditionally and forever from, all liabilities and obligations required to be performed under the Assigned and Assumed Contracts; provided, that, with respect to any Assigned and Assumed Contracts listed on Schedule 1 annotated with asterisk and for which the consent required to assign such Assigned and Assumed Contract is received by Assignor after the Closing Date, Assignee shall hereby automatically assume, undertake and agree to pay, perform and discharge in full, and release and discharge Assignor and its Affiliates, successor and assigns, all liabilities and obligations required to be performed under such Assigned and Assumed Contract at the time such consent is received, without the necessity of any further action or the execution and delivery of any additional document or instrument by either Assignor or Assignee.

4.                             No Representations and Warranties.  Assignor does not make any representation or warranty, whether express or implied, herein with respect to the Assigned and Assumed Contracts.  Nothing contained in this Section 4 shall limit any representation or warranty contained in the Purchase Agreement or any other Ancillary Agreement.

5.                             No Third Party Beneficiaries.  This Agreement is for the sole and exclusive benefit of Assignor and Assignee and their respective successors and permitted assigns and nothing herein is intended or shall be construed to confer upon any Person other than Assignor and Assignee and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof.

6.                             Amendment.  This Agreement may be amended if, but only if, such amendment is in writing and is signed by each party to this Agreement.  Any change or modification to this Agreement shall be null and void unless made by an amendment hereto signed by each party to this Agreement.

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7.                             Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.  Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of The United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the appropriate district court of the State of New York or any court of competent civil jurisdiction sitting in New York County, New York for the purposes of enforcing this Agreement.  Each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in the preceding sentence.

8.                             Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives.

9.                             Interpretation.

(a)           In case of any conflict between this Agreement and the Purchase Agreement, the Purchase Agreement shall govern.

(b)           The descriptive headings of this Agreement are inserted for convenience only and shall not be deemed to altar or affect the meaning or interpretation of any provision of this Agreement.

10.                          Entire Agreement.  This Agreement, the Purchase Agreement and the other Ancillary Agreements (together with the exhibits and schedules hereto and thereto) contains the entire agreement of the parties with respect to the subject matter of this Agreement, and there are no representations, covenants or other agreements except as stated or referred to herein or therein.

11.                          Severability.  Every term and provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such term of provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

12.                          Notices.  Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when (a) mailed by United States registered or certified mail, return receipt requested, (b) mailed by overnight express mail or other nationally recognized overnight or same-day delivery service or (c) delivered in person to the parties at the following addresses:

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If to Assignor, to:

Montpelier Technical Resources, Ltd.
4 Currier Place, Suite 302
Hanover, New Hampshire 03755

Facsimile:	(603) 640-6201
Attention:	Mike Paquette
President and
Chief Executive Officer

With a copy (which shall not constitute notice) to:

Montpelier Technical Resources Ltd.
One Constitution Plaza, 5th Floor
Hartford, Connecticut 06103

Facsimile:	(860) 838-4498
Attention:	Allison Kiene
Assistant General Counsel

If to Assignee, to:

Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey 07890

Facsimile:	(973) 948-0282
Attention:	Michael H. Lanza, Esq.
Executive Vice President and
General Counsel

With copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York  10036

Facsimile:	(212) 735-2000
Attention:	Robert J. Sullivan, Esq.

13.                          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed on its behalf as of the date first above written.

MONTPELIER TECHNICAL RESOURCES LTD.

this day of , 2011

By:

Title:

SELECTIVE INSURANCE COMPANY OF AMERICA

this day of , 2011

By:

Title:

[Signature page to Assignment and Assumption Agreement]

Schedule 1

Assigned and Assumed Contracts

Technology Agreements:

All Agility agreements related to the Business including but not limited to:

•              Agility ReadySuite Membership Services Agreement dated as of October 20, 2008, by and between Agility Recovery Solutions, Inc. and Montpelier Technical Resources Ltd.

•                                          Agility ReadySuite Membership Services Agreement Addendum A dated as of October 24, 2008, by and between Agility Recovery Solutions, Inc. and Montpelier Technical Resources Ltd.

All ClaimZone agreements related to the Business including but not limited to:

•                                          ClaimZone Reporter Licensing and Services Agreement dated as of August 5, 2009, by and between Mountainview Software Corporation and Montpelier Technical Resources Ltd., and affiliated companies.

All Eagle Technology Management agreements related to the Business including but not limited to:

•                                          Software License Agreement and Warranty Statement

All Image Right agreements related to the Business including but not limited to:

•                                          Multi-Site Confidentiality Agreement, dated as of January 21, 2008, by and between Advanced Solutions, Inc. and Montpelier Technical Resources Ltd.

•                                          Agreement for Systems and Services , dated March 18, 2008, by and between ImageRight, Inc. and Montpelier Technical Resources Ltd.

•                                          Statement of Work, dated March 18, 2008, by and between ImageRight, Inc. and Montpelier Technical Resources Ltd.

•                                          Statement of Work, dated June 3, 2008, by and between ImageRight, Inc. and Montpelier Technical Resources Ltd.

•                                          Service Request Phase II - Consulting, dated June 10, 2008, by and between Montpelier Technical Resources Ltd. and ImageRight, Inc.

•                                          Hardware and Service Request Phase II — Software, dated June 10, 2008, by and between Montpelier Technical Resources Ltd. and ImageRight, Inc.

•                                          Service Request Phase II - Additional Consulting, dated October 15, 2008, by and between Montpelier Technical Resources Ltd. and ImageRight, Inc.

•                                          Statement of Work, dated December 19, 2008, by and between ImageRight, Inc. and Montpelier Technical Resources Ltd.

•                                          Service Request Completion Consulting — Email Receiver, BPR 1.5, and SP3, dated January 28, 2009, by and between Montpelier Technical Resources Ltd. and ImageRight, Inc.

•                                          Service Request Completion Consulting — Email Receiver, BPR 1.5, and SP3, dated May 26, 2009, by and between Montpelier Technical Resources Ltd. and ImageRight, Inc.

•                                          Service Request Consulting — Automate Submissions and Policy Filing, dated August 12, 2009, by and between Montpelier Technical Resources Ltd. and ImageRight, Inc.

All OneShield agreements related to the Business including but not limited to:

•                  Master Services Agreement, dated as of February 8, 2008, by and between OneShield, Inc. and Montpelier Technical Resources Ltd.

•                  Master Services Agreement Work Order No. 1 (Implementation Services), made on February 8, 2008, by and between OneShield, Inc. and Montpelier Technical Resources Ltd.

•                  Master Services Agreement Work Order No. 2 (Hosting Services), made on February 8, 2008, by and between OneShield, Inc. and Montpelier Technical Resources Ltd.

•                  Master Services Agreement Work Order No. 3 (Maintenance and Support Services), made on September 28, 2009, by and between OneShield, Inc. and Montpelier Technical Resources Ltd.

•                  Software License Agreement, dated as of February 8, 2008, by and between OneShield, Inc. and Montpelier Technical Resources Ltd.

All Oracle agreements related to the Business including but not limited to:

•                  Ordering Document dated May 25, 2010 by and between Oracle America, Inc. And Montpelier Technical Resources Ltd.

•                  Oracle License and Services Agreement.

•                  Oracle Master Purchase Order Exception Form dated May 25, 2010.

Other Agreements:

•                  Cox Communications:

1.               Commercial Services Agreement dated September 14, 2007 by and between Montpelier Re US Holdings Ltd. and Cox Business Services.

2.               Addendum to Commercial Services Agreement dated March 6, 2008 by and between Montpelier Re US Holdings Ltd. and Cox Business Services.

EXHIBIT C

FORM OF BILL OF SALE

This BILL OF SALE (this “Bill of Sale”) is made as of [•], 2011 pursuant to the terms of that certain Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of September [•], 2011, by and between MONTPELIER RE U.S. HOLDINGS LTD., a Delaware corporation (the “Seller”) and SELECTIVE INSURANCE COMPANY OF AMERICA, a property and casualty insurance company domiciled in New Jersey (the “SICA”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller, on behalf of itself and its Affiliates, hereby sells, transfers, assigns, conveys and delivers to SICA, and its successors and assigns, all of Seller’s and its Affiliates’ right, title and interest in and to:

1)              all of the Company IP/IT Assets (including, for clarity, all customizations of the “SharePoint” Software primarily used in the Business and data, files and modules related thereto, including all Intellectual Property comprising or related to the foregoing) owned by Seller or any of its Affiliates (the “Purchased IP/IT Assets”); and

2)              all of Seller’s right, title and interest in and to all of the equipment, hardware, tools, furniture, fixture, materials, leasehold improvements and other tangible assets located at the Leased Premises (together with the Purchased IP/IT Assets, the “Purchased Assets”), on and subject to the terms and conditions set forth in the Stock Purchase Agreement.

TO HAVE AND TO HOLD the Purchased Assets unto SICA and its successors and assigned forever.

The Seller, for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time after the date hereof, as promptly as practicable following the written request of SICA, it shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may reasonably be requested by SICA and as is necessary to sell, transfer, assign, convey or deliver to and vest the Purchased Assets in SICA.

The scope, nature and extent of the Purchased Assets are expressly set forth in the Stock Purchase Agreement.  Nothing contained herein will itself change, amend, extend or alter (nor should it be deemed or construed as changing, amending, extending or altering) the terms or conditions of the Stock Purchase Agreement in any manner whatsoever.  This instrument does not create or establish rights, liabilities or obligations not otherwise created or existing under or pursuant to the Stock Purchase Agreement.  In the event of any conflict or inconsistency between the terms of the Stock Purchase Agreement and the terms of this Agreement, the terms of the Stock Purchase Agreement will govern.

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This Bill of Sale, being further documentation of the sales, conveyances, transfers, assignments and deliveries provided for in and by the Stock Purchase Agreement, does not extend upon or limit the rights, obligations, representations and warranties and indemnifications therein provided.  No representations and warranties, or indemnification agreements made with respect thereto, are made in this Bill of Sale, but instead are expressly disclaimed, other than those representations, warranties and indemnification agreements expressly set forth in the Stock Purchase Agreement, which such representations, warranties and indemnification agreements are hereby affirmed.

Nothing in this Bill of Sale is intended or shall be construed to give any Person, other than SICA and its successor and assigns, any legal or equitable right, remedy or claim under or in respect of this Bill of Sale or any provision contained herein, and all of the terms, conditions, covenants and agreements contained in this Bill of Sale shall be for the sole and exclusive benefit of SICA and its successors and assigns.  No party hereto may assign either this Bill of Sale or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto.  Any purported assignment, delegation, subcontracting or transfer in violation of the immediately preceding sentence shall be null and void ab initio.

This Bill of Sale may not be amended except by an instrument in writing signed on behalf of each of the parties by their duly authorized Representatives.

This Bill of Sale may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when each of the parties hereto has delivered a signed counterpart to the other party, it being understood that all parties need not sign the same counterpart.  Delivery of an executed signature page of this Bill of Sale by facsimile transmission or electronic “.pdf” shall be effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of the date first written above.

SELLER:

MONTPELIER RE U.S. HOLDINGS LTD.

By:
Name:
Title:

Acknowledged and Agreed:

SICA:

SELECTIVE INSURANCE COMPANY OF AMERICA

By:
Name:
Title:

Signature Page to Bill of Sale

EXHIBIT D

FORM OF CLAIMS SERVICES AGREEMENT

(Hereinafter, “Agreement”) Between

Underwriting members of Lloyd’s, subscribing to the contracts led by Montpelier Syndicate

5151 that are referenced on the attached Declarations

 (Hereinafter, “Underwriter”) acting through

Montpelier Underwriting Agencies Limited (“MUAL”)

And

Montpelier U.S. Insurance Company

(Hereinafter, the “Claims Servicer”)

This Agreement shall apply to claims under insurance policies issued pursuant to those binding authority contracts set forth in the Declarations hereto that are incorporated by reference and form part of this Agreement.

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ii

CLAIMS SERVICES AGREEMENT

THIS CLAIMS SERVICES AGREEMENT (this “Agreement”), dated as of [•] (the “Effective Date”), is made and entered into by and between the underwriter members of Lloyd’s, subscribing to the contracts led by Montpelier Syndicate 5151 that are referenced in the Declarations acting through Montpelier Underwriting Agencies Limited (“MUAL”) (collectively, “Underwriter”) and Montpelier U.S. Insurance Company, a stock property and casualty insurance company domiciled in the State of Oklahoma (“Claims Servicer”).  Underwriter and Claims Servicer are herein sometimes referred to individually as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, Underwriter desires to appoint Claims Servicer to administer claims arising under the Policies, and Claims Servicer desires to accept such appointment.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained and upon the terms and conditions herein below set forth, and for other good and valuable consideration, the receipt, adequacy and sufficiency are hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used in this Agreement shall have the following meanings:

“Actual Costs” has the meaning ascribed to such term in Section 3.03 hereof.

“Additional Service” has the meaning ascribed to such term in Section 5.02(b) hereof.

“Affiliates” means a Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Person specified.  For purposes of this definition, the term “control” (including the terms “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to (a) vote 50% or more of the voting securities of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement” has the meaning ascribed to such term on the introductory paragraph of this Agreement.

“Applicable Law” means any applicable order, law, statute, regulation, code, rule, judgment, decree or bulletin, promulgated, issued, enforced or entered by any Governmental Entity.

“Business Day” means any day other than (a) a Saturday or Sunday, and (b) a day on which commercial banks are required or authorized by law to be closed in New York.

“Claims Expenses” as used herein shall mean all costs and expenses of any kind whatsoever allocable to a specific claim that are incurred by Claims Servicer in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim, including court costs and costs of supersedeas and appeal bonds, and including (a) pre-judgment interest, unless included as part of the award or judgment; (b) post-judgment interests; (c) legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including Declaratory Judgment Expense; and (d) out-of-pocket expenses of Claims Servicer’s employees associated with adjusting, settling or compromising claims.  Claims Expenses shall not, however, include salaries and compensation related expenses of employees or office and other overhead expenses.

“Claims Fund” has the meaning ascribed to such term in Section 4.01(a) hereof.

“Claims Servicer” has the meaning ascribed to such term in the introductory paragraph of this Agreement.

“Claims Servicer Indemnitees” has the meaning ascribed to such term in Section 7.02 hereof.

“Claims Services” has the meaning ascribed to such term in Section 2.01(a) hereof.

“Confidential Information” has the meaning ascribed to such term in Section 8.01 hereof.

“Damages” has the meaning ascribed to such term in Section 7.01 hereof.

“Declarations” means the Declarations page attached hereto.

“Declaratory Judgment Expense” as used herein shall mean all expenses incurred by Claims Servicer in connection with actions brought or defended to determine Claims Servicer’s defense and/or indemnification obligations that are allocable to a specific claim subject to this Agreement.  Declaratory Judgment Expense shall be deemed to have been incurred on the date of the original Loss (if any) giving rise to the action.

“Discloser” has the meaning ascribed to such term in Section 8.01 hereof.

“Effective Date” has the meaning ascribed to such term on the introductory paragraph of this Agreement.

“Extra Contractual Obligations” means those liabilities which arise from the administration and/or handling of any claim under a Policy, such liabilities arising because of, but not limited to, the following: failure to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against an insured or reinsured under a Policy or in the preparation or prosecution of an appeal consequent upon such action.

“Governmental Entity” means any (a) agency, administrative department, division or subdivision, commission, regulatory authority, taxing or administrative authority, state insurance department, court or other judicial body, legislature, audit group or procuring office of any

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municipal, town, city, county, state or federal government (including employees and agents) in the United States or in any foreign jurisdiction, (b) person, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature or (c) arbitrator or arbitration panel.

“Indemnified Parties” has the meaning ascribed to such term in Section 7.02 hereof.

“Indemnified Party” has the meaning ascribed to such term in Section 7.03(a) hereof.

“Loss or Losses” shall mean any and all amounts paid or payable, and any and all obligations and liabilities arising out of or relating to the Policies, including any Extra Contractual Obligations.

“Monthly Claims Services Fee” has the meaning ascribed to such term in Section 5.01 hereof.

“MUAL” has the meaning ascribed to such term in the introductory paragraph of this Agreement.

“Paid Claims” means the amount actually paid by Claims Servicer on behalf of Underwriter to a policyholder or a third party who is a claimant for a Loss as required, settled or arbitrated under a Policy.

“Party” or “Parties” has the meaning ascribed to such term in the introductory paragraph of this Agreement.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated association or government or any agency or political subdivision thereof.

“Policies” means those insurance policies issued pursuant to those binding authority contracts set forth in the Declarations.

“Prior Period” means the six (6) month period immediately preceding the Effective Date.

“Recipient” has the meaning ascribed to such term in Section 8.01 hereof.

“Records” has the meaning ascribed to such term in Section 3.01(a) hereof.

“Third Party Claims” has the meaning ascribed to such term in Section 7.03(a) hereof.

“Underwriter” has the meaning ascribed to such term in the introductory paragraph of this Agreement.

“Underwriter Indemnitees” has the meaning ascribed to such term in Section 7.01 hereof.

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ARTICLE II

APPOINTMENT AND DUTIES OF CLAIMS SERVICER

Section 2.01           Appointment.

(a)        Subject to the terms hereof, Underwriter hereby appoints Claims Servicer, for the duration specified in Article VI hereof, to provide, and to act as its agent and in its name as attorney-in-fact with respect to all matters required, necessary or appropriate to perform the claims handling services specified in Section 2.02 hereof (collectively, the “Claims Services”), provided, however, that Claims Services shall exclude any services that Applicable Law prohibits to be provided under an agreement of this type, and Claims Servicer hereby accepts such appointment and agrees to perform such Claims Services on the terms set forth herein on behalf of and in the name of Underwriter.  Claims Servicer agrees to perform the Claims Services (i) in a professional and timely manner in conformance with applicable industry standards in administering the types of business included in the Policies and in accordance with the terms of the Policies, (ii) in accordance with Applicable Law, including maintenance by Claims Servicer of all licenses, authorizations, permits and qualifications from Governmental Entities necessary to perform the Claims Services required by this Agreement and (iii) in accord with the revised minimum standards for claims as set down by Lloyd’s under the Lloyd’s Claims Scheme (as applicable).

(b)        In order to assist Claims Servicer in the performance of the Claims Services hereunder, as reasonably requested by Claims Servicer in writing from time to time, the Underwriter shall deliver to Claims Servicer, in the form reasonably requested by Claims Servicer in writing, evidence of its appointment of Claims Servicer as its attorney-in-fact with respect to the Claims Services.

(c)        Claims Servicer shall not have the authority or power to accept or bind risk on the behalf of Underwriter, bind or cede reinsurance or retrocession on reinsurance on behalf of Underwriter, commit Underwriter to participation in insurance or reinsurance syndicates, or commit Underwriter to a claim settlement, outside the settlement authority levels stated within this Agreement without the Claims Servicer’s receipt of the prior written approval of Underwriter for such claim settlement.

(d)        Nothing herein is intended or shall be construed to relieve Underwriter of ultimate responsibility for compliance with all Applicable Law, or the terms of the Policies.

Section 2.02           Claims Services.

(a)        The Claims Services are to consist in all material respects of those claims services provided by Claims Servicer to Underwriter with respect to the Policies during the Prior Period, which include the following:

(i)    review and investigate all claims reported to Claims Servicer;

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(ii)       appoint adjusters, appraisers, engineers, assessors, or other parties necessary to evaluate claims presented;

(iii)      appoint defence counsel for insureds, and when a claim is $25,000 or more, consult with Underwriter;

(iv)     establish appropriately documented claim files for all claims and incident or suspense files for any incidents reported whether or not a formal claim is subsequently made;

(v)      record reserves that reflect the amounts expected to be ultimately payable in both indemnity and expenses, which reserves shall be periodically reviewed and adjusted in light of updated information. Initial reserves ordinarily should be established for straightforward claims within 30 calendar days of a first report and within 90 calendar days for complex claims;

(vi)     negotiate settlements of covered claims pursuant to the settlement authority levels granted by Underwriter in Section 2.03 hereof;

(vii)    submit all claims that exceed the settlement authority levels set forth in Section 2.03 hereof directly to Underwriter for instructions;

(viii)   unless otherwise directed by Underwriter, provide to Underwriter appropriate reports as required on the status of each claim that exceeds the settlement authority set forth in Section 2.03 hereof;

(ix)      provide written notice to Underwriter of all issues of coverage, including but not limited to proposed denials of coverage, proposed reservations of rights, requested ex gratia or proposed “without prejudice” payments;

(x)       maintain all applicable attorney-client and other legal privileges;

(xi)      in accordance with Claims Servicer’s reporting obligations under Section 3.02(a) hereof, provide a bordereau (in a mutually agreeable format) on a monthly basis containing a listing of all outstanding claims and claim payments under the Policies or noting that there has been no claims activity.  The bordereaux are to be forwarded to Underwriter as soon as possible but in any event within ten (10) Business Days after the end of each month;

(xii)     perform all administrative and clerical work in connection with claims;

(xiii)    maintain a log of, and promptly refer to Underwriter for instructions, any inquiry, complaint or request received from any regulatory agency;

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(xiv)    promptly advise Underwriter of any lawsuits against them of which Claims Servicer becomes aware relating to the business that is the subject of this Agreement, and instruct legal counsel to act for Underwriter in such lawsuits upon Underwriter’s express prior authorization; and

(xv)     pursue all reasonable possibilities of subrogation, contribution, indemnity, recovery, and salvage on behalf of Underwriter or insureds; provided that, when the Claims Servicer believes the expense of such pursuit outweighs the potential recovery, it will consult with Underwriters prior to incurring such expenses.

(b)        Underwriter commits to either approve or deny any proposed appointment of defense counsel within two (2) Business Days of Claims Servicer consulting with Underwriter on such proposed appointment in accordance with Section 2.01(a)(iii).

Section 2.03           Settlement Authority.

(a)        Underwriter hereby grants to Claims Servicer the authority to settle, on behalf of Underwriter, claims made under the Policies; provided, that the maximum dollar amount of Loss authority per claim shall not exceed $100,000.  For the settlement of any claim in excess of $100,000, Claims Servicer may only settle such claims with Claims Servicer’s receipt of the prior written approval of Underwriter.  Underwriter shall advise Claims Servicer whether a claim in excess of $100,000 may be resolved at the requested amount within two (2) Business Days of receipt of such request from Claims Servicer in accordance with the foregoing sentence.

(b)        Claims Servicer shall send to Underwriter a written report, as soon as it becomes known, that a claim (a) involves a coverage dispute; (b) involves a demand in excess of policy limits; (c) alleges bad faith; (d) exceeds Claims Servicer’s claims settlement authority; or (e) alleges a violation of any applicable unfair practices and unfair competition statutes.

(c)        In performing its obligations under this Agreement, Claims Servicer shall be under the direct supervision of Underwriter.

Section 2.04           Employees.  Reasonably competent and trained employees of Claims Servicer shall be assigned by Claims Servicer to perform the Claims Services under this Agreement and shall remain in the employ of Claims Servicer and subject to Claims Servicer’s salary and benefits programs.  Without limiting the foregoing, Claims Servicer shall dedicate the equivalent of two (2) such employees on a full-time basis and one (1) such employee on a half-time basis to providing the Claims Services hereunder at all times during the term of this Agreement.  In connection with the provision of the Claims Services, Claims Servicer shall cause such employees providing Claims Services under this Agreement to be reasonably available for consultation with, and to provide such assistance as may be reasonably requested to, directors, officers, employees and agents of Underwriter and such other persons as Underwriter may specify during normal business hours and upon reasonable notice to Claims Servicer.

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Section 2.05           Independent Contractor.  For all purposes hereof, Claims Servicer shall at all times solely act as an independent contractor and Claims Servicer and its Affiliates, on the one hand, Underwriter and its Affiliates, on the other hand, shall not be deemed an employee, representative, joint venturer or fiduciary of one another, nor shall this Agreement or the Claims Services or another activity or any transaction contemplated hereby, or any commission or omission by any Party, be deemed to create any partnership, joint venture or employment between the Parties or among their Affiliates.  As an independent contractor, Claims Servicer shall have no liability for obligations of Underwriter or Claims Expenses, and all payments of Underwriter’s obligations and Claims Expenses by the Claims Servicer shall be made in accordance with Article IV hereof.

ARTICLE III

RECORDS AND REPORTING OBLIGATIONS

Section 3.01           Records.

(a)        All information, materials and files, whether in written or electronic form, obtained or created by Claims Servicer in the course of providing services covered by this Agreement (the “Records”) are and shall remain the property of Underwriter, and the Claims Servicer shall not subject such Records to become subject to any lien, charge or security interest.

(b)        Claims Servicer shall maintain Records containing all information required under Applicable Law for the time periods established by Claims Servicer, but in no event less than the time periods required under Applicable Law.  In addition, Claims Servicer shall not destroy or otherwise dispose of any Records without Underwriter’s prior written consent.

(c)        Claims Servicer shall keep or cause to be kept books of account and other financial information relating to the services provided under this Agreement, and this financial information shall be kept separate from all other books of account and financial information relating to any other business carried on by Claims Servicer.

(d)        Claims Servicer shall establish and maintain systems and procedures to monitor and record:

(i)    outstanding claims reserves, claims settlements, subrogation and salvage recoveries, and any other receipts and payments or amounts receivable or payable for the account of Underwriter; and

(ii)   any moneys and assets of Underwriter held by or under the control of Claims Servicer in connection with the services provided hereunder.

(e)        Claims Servicer shall make all Records available for inspection during normal business hours to Underwriter, its representatives or any Governmental Entity and shall permit Underwriter, its representatives or Governmental Entities to make copies of such Records, and will provide appropriate facilities for any such review.  Notwithstanding the

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foregoing, Claims Servicer shall not be obligated to provide such access to any Records if Claims Servicer determines, in its reasonable judgment, that doing so would likely violate Applicable Law or any contract or obligation of confidentiality owing to a third party, or expose Claims Servicer to risk of liability for disclosure of sensitive or personal information; provided, however, that Underwriter shall have the right to require Claims Servicer to use its commercially reasonable efforts to take steps in order to provide such access without causing such violations.

(f)         Claims Servicer will not, except as may be required by Applicable Law or with Underwriter’s prior written approval, grant access to or permit copies to be taken of any Records to or by any third party; provided, however, that Claims Servicer shall, after written notice to Underwriter, cooperate with any Governmental Entity requiring access to the Records.

Section 3.02           Reporting Obligations.

(a)        Claims Servicer shall provide Underwriter with monthly reports (in a mutually agreeable format) within ten (10) Business Days after the end of each calendar month showing the following statistical data segregated by major classes for the immediately preceding calendar month with respect to the authority granted to Claims Servicer under this Agreement:

(i)	Claims Paid;

(ii)	Claims Expenses paid during such month; and

(iii)	Losses outstanding.

(b)        Claims Servicer shall provide Underwriter with statistical or other data within its possession as may be requested from time to time by Governmental Entities with respect to the Policies.

Section 3.03           Additional Reports.  To the extent reports in addition to the reporting obligations set forth in Section 3.02 hereof are requested by Underwriter under this Agreement, Claims Servicer shall provide such reports in a form agreed upon by the Parties, provided that Claims Servicer has the general capability to produce such reports as reasonably determined with reference to its current operations.  Except to the extent that Claims Servicer prepares such reports in the ordinary course of business, Underwriter shall reimburse Claims Servicer for the Actual Costs incurred by Claims Servicer in preparing any such reports.  For purposes of this Section 3.03, the term “Actual Costs” means all out-of-pocket expenses and all allocable overhead expenses as reasonably determined by Claims Servicer in accordance with its internal accounting procedures, including, employee salary, benefits and facilities.

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ARTICLE IV

PAYMENT AUTHORITY AND CLAIMS FUND ADMINISTRATION

Section 4.01           Payment Authority and Claims Fund.

(a)        Underwriter shall maintain a controlled disbursement account (or similar account) to be funded based on expected funding requirements (the “Claims Fund”).

(b)        All Claims Fund accounts shall require dual approvals of authorized personnel of Claims Servicer.

(c)        The Claims Fund is to be accessed by Claims Servicer for the sole purpose of paying Losses on behalf of the Underwriter and settling related Claims Expenses and shall not be commingled with Claims Servicer’s other funds. In addition, with Underwriter’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed), Claims Servicer may settle its Monthly Claims Services Fee from the Claims Fund.

(d)        Underwriter will, from time to time, replenish and adjust the Claims Fund as appropriate.  Claims Servicer shall cooperate with Underwriter in determining the amount of funds to be held in the Claims Fund from time to time.  It is understood and agreed that the Claims Servicer will have no obligation to fund the Claims Fund or to pay Losses under claims or Claims Expenses except from the Claims Fund.

(e)        Upon termination of this Agreement, Claims Servicer shall provide a full accounting of amounts paid against the Claims Fund and recoveries, if any, deposited into the Claims Fund.

ARTICLE V

COMPENSATION OF CLAIMS SERVICER

Section 5.01           Monthly Claims Services Fee.  Underwriter shall pay in full consideration for the Claims Services provided hereunder a fee equal to (i) for each of the first three (3) months during the term of this Agreement, $11,300 per month, (ii) for each of the fourth (4th) through sixth (6th) months during the term of this Agreement, $17,000 per month and (iii) for each month following the sixth (6th) month during the term of this Agreement and any subsequent transitional period covered under Section 6.03 hereof, $22,600 per month (the “Monthly Claims Services Fee”).  Claims Servicer shall invoice Underwriter in the amount of the applicable Monthly Claims Services Service Fee no later than ten (10) Business Days following the end of each calendar month for Claims Services provided during the immediately preceding calendar month, and each such invoice shall be payable within thirty (30) calendar days following the invoice date (except to the extent Underwriter reasonably disputes the invoice amount in good faith).

Section 5.02           Additional Compensation.

(a)        During the term of this Agreement, if the claims submitted to Claims Servicer under this Agreement materially increase in volume in excess of any of the estimated category levels set forth in the Declarations, an additional fee shall be owed by Underwriter to Claims Servicer in an amount determined in accordance with the methodologies used to determine the Monthly Claims Services Fees.  The Parties shall use their commercially reasonable efforts to cooperate in good faith in determining the amount of any additional fee contemplated in the foregoing sentence.  Notwithstanding any other provision in this Agreement

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to the contrary, in no event shall Claims Servicer be obligated under this Agreement to handle any category of claims set forth in the Declarations in excess of one hundred percent (100%) greater than the estimated levels set forth in the Declarations.

(b)        Other than with respect to additional reports contemplated under Section 3.03 hereof (the fee for which shall be governed by Section 3.03 hereof), during the term of this Agreement, if Underwriter reasonably determines that any additional service is required with respect to the administration of the Policies (an “Additional Service”), Underwriter may request in writing that Claims Servicer provide any such Additional Service, and the Parties shall use commercially reasonably efforts to cooperate in good faith to provide such Additional Service on such terms and conditions, including such reasonable changes and fees, as may be mutually agreed upon by the Parties, and upon such agreement such Additional Service shall be deemed to be a “Claims Service” hereunder.

(c)        During the term of this Agreement, if Claims Servicer reasonably determines that materially additional resources are required to provide the requisite level of Claims Services called for under this Agreement, Claims Servicer may request in writing, and the Parties shall use commercially reasonable efforts to cooperate in good faith, to provide such additional resources on such terms and conditions, including such reasonable charges and fees, as may be mutually agreed upon by the Parties.

ARTICLE VI

TERM AND TERMINATION

Section 6.01           Term.  This Agreement shall become effective on the Effective Date and shall automatically terminate upon the one year anniversary of the Effective Date, unless earlier terminated as provided herein.

Section 6.02           Termination.  This Agreement may be terminated as follows:

(a)        by Underwriter upon giving at least ten (10) calendar days’ prior written notice of termination to Claims Servicer, for any reason;

(b)        at any time upon the mutual written consent of the Parties, which writing shall state the effective date of termination, and shall set forth in reasonable detail the procedure for transferring the Claims Services to Underwriter or the Underwriter’s designee;

(c)        upon thirty (30) calendar days prior written notice to Underwriter from Claims Servicer if any Monthly Claims Services Fee amount due from Underwriter to Claims Servicer under this Agreement is thirty (30) calendar days past due (subject to the resolution of any good faith disputes of any such amounts);

(d)        at the option of Underwriter, upon written notice to Claims Servicer, on the occurrence of a material breach by Claims Servicer of any terms or conditions of this Agreement that is not cured by Claims Servicer within five (5) Business Days of receipt of written notice from Underwriter of such breach or act;

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(e)        at the option of Claims Servicer, upon written notice to Underwriter, on the occurrence of a material breach by Underwriter of any terms or conditions of this Agreement, including insufficient funding of the Claims Fund, that is not cured by Underwriter within five (5) Business Days of receipt of written notice from Claims Servicer of such breach or act; or

(f)         at the option of a Party, upon written notice to the other Party, on the occurrence of such other Party becoming subject to dissolution, liquidation, conservation, rehabilitation, bankruptcy, receivership or similar proceedings in any jurisdiction.

Section 6.03           Post-Termination.  Notwithstanding the termination of this Agreement as provided herein, the provisions of this Agreement shall continue to apply to the extent needed for all obligations and liabilities incurred by each Party prior to such termination to be fully performed and discharged by such Parties up to the date of termination.  In addition, Claims Servicer shall continue to perform its obligations pursuant to this Agreement post termination, at the request of Underwriter, in order to effect the orderly transfer of files subject to compensation and reimbursement of expenses on the same basis as provided for in Article V hereof.

Section 6.04           Survival.  It is expressly agreed by the Parties that the terms, conditions and obligations of the Preamble, this Article VI and Articles V, VII, VIII, and Sections 3.01, 9.01, 9.02, 9.05, and 9.14,   herein shall survive termination of this Agreement.

ARTICLE VII

INDEMNIFICATION

Section 7.01           Indemnity Obligation of the Claims Servicer.  Claims Servicer will indemnify, defend and hold harmless Underwriter, its Affiliates and their respective officers, directors, shareholders, employees and other representatives (the “Underwriter Indemnitees”) from any and all losses, damages, claims, liabilities and costs (including reasonable attorneys fees) (collectively, “Damages”) incurred by the Underwriter Indemnitees arising out of Claims Servicer’s (a) material breach of this Agreement, (b) gross negligence or (c) fraud or willful misconduct; provided, however, that in no event shall the Claims Servicer’s indemnity obligation under this Section 7.01 exceed in the aggregate Monthly Claims Services Fees paid by Underwriter to the Claims Servicer under this Agreement; provided, further, that Claims Servicer shall have no indemnification obligation to Underwriter (i) with respect to any action or inaction taken by Claim Servicer at the direction of Underwriter with respect to a claim above the settlement authority levels set forth in Section 2.03 hereof or (ii) any Extra Contractual Obligation incurred by the Underwriter’s Indemnitees other than any Extra Contractual Obligation incurred as a direct result of Claims Servicer’s gross negligence in its performance of the Claims Services under this Agreement.  For the avoidance of doubt, Underwriter shall be indemnified, pursuant to the foregoing, for any fines, penalties, fees, damages, and other amounts required to be paid by Underwriter to any Governmental Entity as a result of Claims Servicer’s breach of this Agreement.

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Section 7.02           Indemnity Obligation of Underwriter.  Underwriter will indemnify, defend and hold harmless Claims Servicer, its Affiliates and their respective officers, directors, shareholders, employees and other representatives (the “Claims Servicer Indemnitees” and, together with the Underwriter Indemnitees, the “Indemnified Parties”) from any Damages incurred by the Claims Servicer Indemnitees in investigating, prosecuting or defending any claim or action, or any threatened claim or action, which is based upon or arises out of or in connection with any of the following:

(a)        Any Extra Contractual Obligation incurred by the Claims Servicer Indemnitees other than any Extra Contractual Obligation incurred by the Claims Servicer Indemnitees as a direct result of Claims Servicer’s gross negligence in its performance of the Claims Services under this Agreement;

(b)        Any actual or alleged act or omission by Claims Servicer performed at the specific direction of Underwriter or any of its employees, officers, directors, other agents or independent contractors with respect to claims adjusting services under this Agreement; provided, however, that said claims, losses or other liabilities were not directly caused by the specific direction from Underwriter based upon erroneous advice given to Underwriter by Claims Servicer; or

(c)        To the extent not covered above, any litigation or proceeding naming any of the Claims Servicer Indemnitees as defendant in connection with the Polices administered under this Agreement.

Section 7.03           Procedures for Third Party Claims.

(a)        The Indemnified Party seeking indemnification under Section 7.01 or Section 7.02 hereof, as applicable, agrees to give prompt notice (in accordance with Section 9.05 hereof) upon becoming aware of the facts indicating that a claim for indemnification may be warranted to the Party against whom indemnity is sought (the “Indemnifying Party”) of the assertion of any third party claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section 7.01 or Section 7.02 hereof, as applicable (the “Third Party Claims”).  Such notice referred to in the preceding sentence shall state the relevant facts and include reasonable, available support for the basis of the indemnification being sought and the amount of Damages subject to indemnification to the extent such information is readily available.  The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve any Indemnifying Party from any liability which it may have to such Indemnified Party with respect to any claim made pursuant to this Section 7.03, except to the extent that such failure has an actual prejudicial effect on the defenses or other rights available to the Indemnifying Party with respect to such claim and except that the Indemnifying Party shall not be liable for any liability incurred during the period in which the Indemnified Party failed to give such notice.  In the event of the assertion of any claim or the commencement of any suit, action or proceeding in respect of which indemnity would be sought by the Indemnified Party but for the fact that the notice of such claim, suit, action or proceeding was sent to the Indemnifying Party, the Indemnifying Party shall give prompt notice to the Indemnified Party of such claim, suit, action or proceeding.  The Indemnified Party may take any actions reasonably necessary to defend such Third Party Claim prior to the time it receives a

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notice from the Indemnifying Party advising that the Indemnifying Party will be assuming the defense of such, and the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party shall have not yet given a claim notice as provided above), which reasonable fees and expenses of counsel the Indemnifying Party shall reimburse the Indemnified Party promptly upon written request therefor.

(b)        Upon receipt of notice from the Indemnified Party pursuant to Section 7.03(a) hereof, the Indemnifying Party will have the right to, subject to the provisions of this Section 7.03 hereof, assume the defense and control of such Third Party Claims.  If the Indemnifying Party elects to assume the defense and investigation of such Third Party Claim, it shall, no later than fifteen (15) calendar days following its receipt of the claim notice, notify the Indemnified Party in writing of its assumption of the defense and investigation of such Third Party Claim.  In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall have the right but not the obligation to participate in the defense of such Third Party Claim with its own counsel and at its own expense (provided that the Indemnifying Party shall pay the reasonable attorneys’ fees of the Indemnified Party if (i) such fees shall have been authorized in writing by such Indemnifying Party in connection with the defense of such Third Party Claim, (ii) the Indemnified Party shall have reasonably concluded, after consultation with the Indemnified Party’s counsel, that there may be material defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, (iii) the Indemnified Party shall have reasonably concluded, after consultation with the Indemnified Party’s counsel, that there is an actual or potential conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel, or (iv) such Third Party Claim shall seek injunctive or equitable relief that if granted would reasonably be expected to interfere in any material respect with the conduct of the business of the Indemnified Party) and the Indemnifying Party will cooperate with the Indemnified Party.  If the Indemnifying Party elects to assume the defense of a Third Party Claim, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party and shall at all times diligently and promptly pursue the resolution of such Third Party Claim.  If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, the Indemnified Party shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the prior written approval of the Indemnifying Party (which approval shall not be unreasonably withheld), and no Indemnifying Party shall be obligated to indemnify the Indemnified Party hereunder for any settlement of such Third Party Claim entered into without such approval.

(c)        The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim as to which the Indemnifying Party has assumed the defense in accordance with the terms of this Section 7.03,

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without the consent of any Indemnified Party, but only to the extent that such settlement or entry of judgment (i) provides solely for the payment of money solely by the Indemnifying Party, (ii) provides a complete written release of and for the benefit of any Indemnified Party potentially affected by such Third Party Claim from all matters that were asserted in connection with such claims, (iii) does not involve any injunctive relief or other equitable remedy against the Indemnified Party with respect to such Third Party Claim and (iv) which does not include a statement of admission of fault, culpability or failure to act by or on behalf of the Indemnified Party.  Except as provided in the foregoing sentence, settlement or consent to entry of judgment shall require the prior written approval of the Indemnified Party.  The Indemnified Party and the Indemnifying Party shall use reasonable best efforts to avoid production of confidential information (consistent with Applicable Law), and to cause all communications among employees, counsel and others representing any party to a Third Party Claim to be made so as to preserve any applicable attorney-client or work-product privileges.

Section 7.04           Procedures for Direct Claims.  In the event any Indemnified Party shall have a claim for indemnity against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver prompt written notice of such claim to the Indemnifying Party.  Such notice referred to in the preceding sentence shall state the relevant facts and include therewith relevant documents and a statement in reasonable detail as to the basis for the indemnification sought and the amount of Damages subject to indemnification to the extent such information is readily available.  The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party with respect to any claim made pursuant to Section 7.01 or Section 7.02 hereof, as applicable, it being understood that notices for claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of the survival period for such representation or warranty.

Section 7.05           Exclusive Remedy.  The Parties expressly acknowledge and agree that except as otherwise expressly provided in this Agreement (a) the provisions of this Section 7.05 shall be the sole and exclusive remedy for Damages caused as a result of any inaccuracy or breach of any representation or warranty, or any breach, nonfulfillment or default in the performance of any covenant or agreement, contained in this Agreement, other than claims based on fraud, and (b) no Indemnifying Party shall be liable under this Agreement for consequential Damages (including loss of revenue, income or profits) or indirect, punitive or treble Damages in connection with any action, suit or proceeding brought by Underwriter against Claims Servicer or by Claims Servicer against Underwriter, or for any Damages based on either the reduced current or future profitability or earnings of the renewal rights or Damages based on a multiple of such profitability, earnings or other factor, or reduction therein except for any such consequential Damages, or indirect, punitive or treble Damages, actually paid to any unaffiliated third party pursuant to Section 7.03 hereof (it being understood that all Damages will for purposes of this Section 7.05 be determined and calculated on a direct, dollar-for-dollar basis), or for other Damages not provided for in this Section 7.05.  Any liability for indemnification under this Agreement will be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.  For the avoidance of doubt, nothing in this Section 7.05 shall affect any right to indemnification under the terms of any other agreement between Underwriter and its Affiliates, on the one hand, and Claims Servicer and its Affiliates, on the other hand.

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ARTICLE VIII

CONFIDENTIALITY

Section 8.01           Confidential Information.  The term “Confidential Information” means this Agreement and any and all data, trade secrets, information of any kind whatsoever that a Party (the “Discloser”) discloses, in writing, orally, visually or in any other medium, to the other Party (the “Recipient”) or to which Recipient obtains access and that relates to Discloser or its customers, employees, third-party vendors or licensors.

Section 8.02           Confidential Treatment.  Claims Servicer acknowledges and agrees that Underwriter has a responsibility to its customers and other consumers using its services to keep Confidential Information strictly confidential.  Each of the Parties, as Recipient, hereby agrees that it will not, and will cause its employees, agents, representatives, consultants, Affiliates and independent contractors not to disclose Confidential Information of the other Party that it receives pursuant to this Agreement, during or after the term of this Agreement, other than on a “need-to-know” basis and then only: (a) to Recipient’s employees or officers; (b) to Affiliates of Recipient, its independent contractors at any level, agents and consultants, provided that all such Persons are subject to a written confidentiality agreement that shall be no less restrictive than the provisions of this Section 8.02; and (c) as required by Applicable Law or Governmental Entity or as otherwise expressly permitted by this Agreement.  Recipient shall not use or disclose Confidential Information of the other Party for any purpose other than to carry out this Agreement.  Recipient shall treat Confidential Information of the other Party with no less care than it employs for its own Confidential Information of a similar nature that it does not wish to disclose, publish or disseminate, but not less than with a reasonable level of care.  Upon expiration or any termination of this Agreement for any reason or at the written request of Underwriter during the term of this Agreement, Claims Servicer shall promptly return to Underwriter, at its direction, all Confidential Information of Underwriter in the possession or control of Claims Servicer, subject to and in accordance with, and except as otherwise provided in, the terms and provisions of this Agreement; provided, however, that Claims Servicer will not be obligated to erase any Confidential Information that is contained in an archived computer system backup in accordance with Claims Servicer’s security and/or disaster recovery procedures; provided further, however, that any such information retained under this Section 8.02 shall continue to be subject to the terms of this Agreement.

Section 8.03           Notification Obligation.  Recipient shall notify Discloser of any actual or threatened requirement of Applicable Law or request by a Governmental Entity to disclose Confidential Information promptly upon receiving actual knowledge thereof and shall cooperate with Discloser’s reasonable, lawful efforts to resist, limit or delay disclosure.

Section 8.04           Exceptions to Confidential Treatment.  The obligations of confidentiality in this Article VIII shall not apply to any information that (a) Recipient rightfully has in its possession when disclosed to it, free of obligation to Discloser to maintain its confidentiality; (b) Recipient independently develops without use or reference to Discloser’s Confidential Information; (c) is or becomes known to the public other than by breach of this Article VIII; or (d) is rightfully received by Recipient directly from a third party without the obligation of confidentiality to Discloser.  Any combination of Confidential Information

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disclosed with information not so classified shall not be deemed to be within one of the foregoing exclusions merely because individual portions of such combination are free of any confidentiality obligation or are separately known in the public domain.

ARTICLE IX

MISCELLANEOUS

Section 9.01           Governing Law.  This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

Section 9.02           CONSENT TO JURISDICTION.  Each Party agrees that any action or proceeding (whether based on contract, tort or otherwise) between any of the Parties seeking to enforce any provision of, or arising out of or relating to, this Agreement or the transactions contemplated hereby must be brought and determined exclusively in the United States District Court for the Southern District of New York or any New York state court in the borough of Manhattan.  Each Party (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action or proceeding, (b) agrees that it will not bring any such action or proceeding other than in the aforesaid courts and will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, and (c) irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action or proceeding in any such court or that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Without limiting the foregoing, each of the Parties irrevocably consents to service of process being made pursuant to the notice procedures set forth in Section 9.05 hereof, and agrees that, to the fullest extent permitted by law, service in such manner shall be effective service of process for any such action or proceeding.

Section 9.03           Conflicts of Interest.  Notwithstanding any other provision of this Agreement, if the Claims Servicer considers that it has a conflict of interest because of the differing interests of Underwriter, on the one hand, and Claim Servicer and/or its Affiliates, on the other hand, it shall immediately declare the existence of such conflict to Underwriter and shall, unless the Parties agree otherwise, transfer the Records relating to the applicable claim to Underwriter for handling.

Section 9.04           Disaster Recovery.  Claims Servicer shall maintain in place a disaster recovery plan.  Any disaster recovery plan maintained by Claims Servicer from time to time shall include coverage of the Records.

Section 9.05           Notice.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and

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shall be deemed to have been duly given if delivered personally, by facsimile, by courier or mailed (certified or registered mail, postage prepaid, return receipt requested):

If to Claims Servicer, to:

Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey 07890
Facsimile:	(973) 948-0282
Attention:	Michael H. Lanza, Esq.
Executive Vice President and
General Counsel

If to Underwriter, to:

Montpelier Underwriting Agencies Limited
7th Floor,
85 Gracechurch Street
London EC3V 0AA
Facsimile:	+ 44(0)20 7648 4501
Attention:	Paul Moss
Head of Claims

and an additional copy to (which shall not constitute notice):

Montpelier Technical Resources Ltd.
One Constitution Plaza, 5th Floor
Hartford, Connecticut 06103
Facsimile:	(860) 838-4498
Attention:	Allison Kiene
Assistant General Counsel
Email: Allison.Kiene@montpeliertr.com

or to such other person or address as any party shall specify by notice in writing to the other Party.  All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date on which so hand-delivered or telecopied, on the next Business Day following the date on which so delivered by courier, or on the third Business Day following the date on which so mailed, except for a notice of change of address, which shall be effective only upon receipt thereof.

Section 9.06           Entire Agreement.  This Agreement, the Purchase Agreement and any other documents delivered pursuant hereto or thereto, constitute the entire agreement among the Parties and their respective Affiliates with respect to the subject matter hereof and supersede all prior negotiations, discussions, writings, agreements and understandings, oral and written, between the Parties with respect to the subject matter hereof and thereof.

Section 9.07           Amendment, Modification, Waiver.  This Agreement may be amended, modified or supplemented at any time by written agreement of Underwriter and

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Claims Servicer.  Any failure of Underwriter or Claims Servicer to comply with any term or provision of this Agreement may be waived by the other Party at any time only by an instrument in writing signed by such other Party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

Section 9.08           Binding Effect; Assignment.  This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of Underwriter and Claims Servicer and their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by either Underwriter or Claims Servicer without the prior written consent of the other Party.

Section 9.09           Outsourcing.  Claims Servicer shall not completely outsource the Claims Services it is obligated to perform under this Agreement without the prior written approval of Underwriter.

Section 9.10           No Third Party Beneficiaries.  Except as otherwise expressly set forth in any provision of this Agreement, nothing in this Agreement is intended or shall be construed to give any Person, other than the Parties, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 9.11           Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 9.12           Expenses.  Except as otherwise contemplated herein, the Parties shall each bear their respective costs and expenses incurred in connection with the negotiation, preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of counsel and other representatives.

Section 9.13           Cooperation.  The Parties shall cooperate in a commercially reasonable manner in order that the duties assumed by Claims Servicer will be effectively, efficiently and promptly discharged, and will not take any actions which would frustrate the intent of the transactions contemplated by this Agreement or the Purchase Agreement.  Each Party shall, at all reasonable times under the circumstances, make available to the other Party properly authorized personnel for the purpose of consultation and decision.

Section 9.14           Incontestability.  In consideration of the mutual covenants and agreements contained herein, each Party does hereby agree that this Agreement, and each and every provision thereof, is and shall be enforceable by and between them according to its terms, and each Party does hereby agree that is shall not contest the validity or enforceability thereof.

Section 9.15           WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE

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TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each Party certifies that (a) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not in the event of any action or proceeding, seek to enforce the foregoing waiver, (b) such Party understands and with the advice of counsel has considered the implications of this waiver and (c) such Party makes this waiver voluntarily.  Each Party acknowledges that it and the other Party have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.14.

Section 9.16           Authority of MUAL.  MUAL has all requisite power and authority on behalf of Underwriter to execute, deliver and perform, or cause to be performed, the obligations of Underwriter under this Agreement.  This Agreement has been duly and validly executed and delivered by MUAL and constitutes a valid and binding agreement of Underwriter, enforceable against Underwriter in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or other laws, now or hereafter in effect, relating to or limiting creditors’ rights generally.

Section 9.17           Article and Section Headings.  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

Section 9.18           Interpretation.

(a)        Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  Any singular term in this Agreement shall be deemed to include the plural, and any plural term shall be deemed to include the singular.  All pronouns and variations of pronouns shall be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the person referred to may require.  Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on other than a business day, the party having such right or duty shall have until the next business day to exercise such right or discharge such duty.  Unless otherwise indicated, the word “day” shall be interpreted as a calendar day.

(b)        No provision of this Agreement will be interpreted in favor of, or against, any of the Parties by reason of the extent to which any such Party or its counsel participated in the drafting of this Agreement or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement or any provision of this Agreement.

Section 9.19           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which collectively shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto by their respective duly authorized representatives have executed this Agreement as of the date first above written.

Underwriting members of Lloyd’s,
subscribing to the Contracts led by
Montpelier Syndicate 5151
that are referenced on the attached
Declarations acting through
Montpelier Underwriting Agencies Limited

By:
Name: Richard Chattock
Title: Active Underwriter

MONTPELIER U.S. INSURANCE COMPANY

By:
Name:
Title:

EXHIBIT E

FORM OF LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT

This LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of [•], 2011, is entered into by and between MONTPELIER RE U.S. HOLDINGS LTD. (the “Assignor”), and SELECTIVE INSURANCE COMPANY OF AMERICA (the “Assignee”).

BACKGROUND:

Assignor is tenant under that certain Lease dated October 5, 2007 between CP/IPERS Prince Forum, LLC, as landlord (“Landlord”), and Assignor, as tenant, regarding certain premises located at the Scottsdale Forum, 6263 North Scottsdale Road, Scottsdale, Arizona.  In connection with the transactions contemplated in that certain Stock Purchase Agreement, dated as of                  [•], 2011 (the “Purchase Agreement”), Assignor has agreed to assign its interest as tenant under the Lease to Assignee, and Assignee has agreed to assume Assignor’s obligations under the Lease, as of [•], 2011 (the “Effective Date”).

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Definitions.  Undefined, capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement.

2.             Assignment.  Subject to the terms of the Purchase Agreement, effective as of the Effective Date, Assignor hereby unconditionally sells, assigns, transfers, conveys and delivers to Assignee, and Assignee hereby unconditionally takes, purchases, receives and accepts all of Assignor’s right, title and interest in, to and under the Lease (collectively, the “Assigned Interests”).

3.             Assignor Indemnification. Assignor shall be responsible for the full and timely performance of all obligations of Assignor with respect to the Assigned Interests prior to the Effective Date, and Assignor shall indemnify, hold harmless, defend and protect Assignee from and against all claims, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and court costs, whether suit is instituted or not) hereafter made against or incurred by Assignee arising out of, in connection with or relating to any event, act or omission occurring (or alleged to have occurred), or accruing under the Lease prior to the Effective Date (whether known or unknown).

4.             Assignee’s Assumption and Indemnification.  Assignee assumes and agrees to be responsible for the full and timely performance of all obligations of Assignor with respect to the

6263 North Scottsdale Road

Scottsdale, Arizona

Assigned Interests from and after the Effective Date, and Assignee shall indemnify, hold harmless, defend and protect Assignor from and against all claims, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and court costs, whether suit is instituted or not) hereafter made against or incurred by Assignor arising out of, in connection with or relating to any event, act or omission occurring (or alleged to have occurred), or accruing under the Lease after the Effective Date.

5.             Terms of Purchase Agreement.  Nothing contained herein will itself change, amend, extend or alter (nor should it be deemed or construed as changing, amending, extending or altering) the terms or conditions of the Purchase Agreement in any manner whatsoever.  This instrument does not create or establish rights, liabilities or obligations not otherwise created, existing or contemplated under or pursuant to the Purchase Agreement.  The Assignor acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement will not be superseded hereby but will remain in full force and effect to the full extent provided therein.  In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms of this Agreement, the terms of the Purchase Agreement will govern.

6.             Landlord Consent.  Each party acknowledges and agrees that the effectiveness of this Agreement shall be contingent upon receipt of the written consent of the Landlord.

7.             Further Assurances.  Each party hereby agrees that it will, without further consideration and at any time and from time to time after the date hereof, take all such further actions, and execute and deliver all such further instruments or documents, as may be reasonably requested by the other party to carry out and effectuate the intent and purposes of this Agreement.

8.             Amendments.  This Agreement constitutes the entire contract between the parties and there are no understandings other than as expressed in this Agreement or the Purchase Agreement.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties by their duly authorized representatives.

9.             Successors and Assigns.  All of the terms, agreements, covenants and conditions of this Agreement will be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors and, to the extent of any assignment permitted under the Lease, their respective permitted assigns.

10.           Third Parties; No Release of Assignor.   Nothing in this Agreement is intended or shall be construed to give any Person, other than the signatory parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  Nothing in this Agreement, however, shall be construed as a release or waiver by the Landlord of Assignor’s obligations under the Lease, and Assignor shall remain liable under the Lease with respect to the Landlord.

11.           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and shall not render invalid or unenforceable the remaining terms

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and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

12.           Governing Law.  This Agreement and all claims and causes of action arising hereunder or relating hereto will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any conflict of law principles that would result in the application of the laws of any other jurisdiction.

13.           Jurisdiction.  Each party agrees that any action or proceeding (whether based on contract, tort or otherwise) between any of the parties seeking to enforce any provision of, or arising out of or relating to, this Agreement or the transactions contemplated hereby must be brought and determined exclusively in the United States District Court for the Southern District of New York or any New York state court in the borough of Manhattan. Each party (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action or proceeding, (b) agrees that it will not bring any such action or proceeding other than in the aforesaid courts and will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, and (c) irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action or proceeding in any such court or that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Without limiting the foregoing, each party irrevocably consents to service of process being made pursuant to the notice procedures set forth in Section 17, and agrees that, to the fullest extent permitted by law, service in such manner shall be effective service of process for any such action or proceeding.

14.           Waiver of Jury Trial.  EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party certifies that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not in the event of any action or proceeding, seek to enforce the foregoing waiver, (b) such party understands and with the advice of counsel has considered the implications of this waiver and (c) such party makes this waiver voluntarily.  Each party acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 14.

15.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement, and shall become effective when each of the parties hereto has delivered a signed counterpart to the other party, it being understood that all parties need not sign the same counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or electronic “.pdf” shall be effective as

3

delivery of a manually executed counterpart hereof.

16.           Headings.  The headings in this Agreement are for the convenience of reference only and shall not affect its interpretations.

17.           Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) by email or facsimile, upon confirmation of receipt, or (c) on the second Business Day following the date of dispatch if delivered by a recognized express courier service.  All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

a)	If to the Assignee:

Selective Insurance Company of America
40 Wantage Avenue
Branchville, New Jersey 07890
	Attn:	Michael H. Lanza, Esq.
Executive Vice President, General Counsel and Corporate Secretary
Facsimile No.: (973) 948-0282
	E-mail:	Michael.Lanza@selective.com

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
	Facsimile:	(212) 735-2000
	Attention:	Robert J. Sullivan, Esq.

b)	If to the Assignor:

Montpelier Re U.S. Holdings Ltd.
One Constitution Plaza, 5th Floor
Hartford, Connecticut 06103
	Attention:	Jonathan B. Kim
Secretary
	Facsimile:	(441) 296-5551
	E-mail:	Jonathan.Kim@montpelierre.bm

With a copy to:

Montpelier Re U.S. Holdings Ltd.
One Constitution Plaza, 5th Floor
Hartford, Connecticut 06103
	Attention:	Allison D. Kiene

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Assistant Secretary
Facsimile:	(860) 838-4498
E-mail:	Allison.Kiene@montpeliertr.com

18.           Waiver of Compliance.  Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby.  No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.  No failure or delay of any party to exercise any right or remedy under this Agreement will operate as a waiver thereof, and no single or partial exercise of any right or remedy will preclude any other or further exercise of the same, or of any other right or remedy.

[Signature Page Follows]

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IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the day and year first above stated.

ASSIGNOR:

MONTPELIER RE U.S. HOLDINGS LTD., a Delaware Corporation

By:
Name:
Title:

ASSIGNEE:

SELECTIVE INSURANCE COMPANY OF AMERICA, a property and casualty insurance company domiciled in New Jersey

By:
Name:
Title:

Signature Page to Lease Assignment and Assumption Agreement

EXHIBIT F

FORM OF LOSS DEVELOPMENT

REINSURANCE CONTRACT

(hereinafter referred to as the “Contract”)

Between

MONTPELIER U.S. INSURANCE COMPANY

Oklahoma, USA

(hereinafter referred to as the “Reinsured”)

And

MONTPELIER REINSURANCE LTD. (BERMUDA)

(hereinafter referred to as the “Reinsurer”)

ARTICLE 1

BUSINESS COVERED

Subject to the terms, conditions and limitations contained in this Contract, the Reinsurer agrees to reinsure the Reinsured for Net Losses (as defined herein) arising out of or related to the Original Policies (as defined herein) paid or payable on or after the Effective Date (as defined herein) in excess of the Reinsured’s Retention (as defined herein).

ARTICLE 2

SCOPE

A.                                   The Reinsurer hereby agrees to indemnify the Reinsured for 100% of all Net Losses paid by or on behalf of the Reinsured on or after the Effective Date, regardless of whether such Net Losses are reported before, on or after the Effective Date, in excess of the Reinsured’s Retention.  Notwithstanding the foregoing, nothing in this Paragraph shall be construed as meaning that losses are not recoverable hereunder until the total Net Losses have been ascertained.

B.                                     Notwithstanding any other provisions of this Contract to the contrary, the parties agree that there shall be no aggregate limit on the Reinsurer’s indemnification obligations under this Contract.

C.                                     If the Net Loss is below the Reinsured’s Retention, the Reinsurer shall benefit from such reduction and the Reinsured shall cede to the Reinsurer, as a negative loss, the amount, if any, equal to the positive difference between the Reinsured’s Retention and the Net Losses, provided that any payments from the Reinsured to the Reinsurer with respect thereto will be made solely in accordance with Paragraph D of Article 6.

D.                                    The reinsurance being provided under this Contract by the Reinsurer shall be net of all other third party reinsurance existing as of the date hereof (including, for the avoidance of doubt, the Quota Share Reinsurance Agreement) to the extent collectible; it being agreed by the Reinsurer and Reinsured that the collectability risk associated with any such third party reinsurance shall be borne exclusively by the Reinsurer.

ARTICLE 3

TERM

This Contract shall become effective 12:01 a.m., Eastern Standard Time, on [•] [•], [•] (the “Effective Date”) and shall continue in effect until all obligations under this Contract are discharged in full or such earlier time as may be agreed to in writing by the parties hereto.

ARTICLE 4

TERRITORY

This Contract shall apply to all Net Losses occurring within the jurisdictions and territories covered by the Original Policies.

ARTICLE 5

REINSURANCE PREMIUM

The Reinsured shall pay the Reinsurer a one-time premium of $250,000 (the “Reinsurance Premium”) in accordance with the provisions of paragraph A of Article 6.

ARTICLE 6

ACCOUNTS, REPORTS AND PAYMENTS

A.                       Within 5 business days following the Effective Date, the Reinsured shall remit to the Reinsurer the Reinsurance Premium.

B.                         Within 45 calendar days after the end of each calendar quarter that this Contract remains in effect, the Reinsured shall supply to the Reinsurer a report of Net Losses showing the following:

1.                           Net Losses paid (including, for the avoidance of doubt, any such Net Losses paid within the Reinsured’s Retention) calculated on a cumulative basis from the inception of this Contract through the end of the calendar quarter; and

2.                           Net Reserves as of the end of such calendar quarter.

The reports contemplated by this Paragraph B shall also include the following supporting detail: (a) with respect to subparagraph 1 above, (i) the amount of Losses and Loss Adjustment Expenses paid, and (ii) the amount of recoveries, salvages, subrogation, other third party recoveries or amounts due under other existing third party reinsurance collected by Reinsured, and (b) with respect to subparagraph 2 above, (i) the amount of outstanding Losses and incurred but not reported loss reserves, and (ii) the amount of anticipated collectable salvage, subrogation, other third party recoveries and amounts due under other existing third party reinsurance which have not been paid to the Reinsured.

C.                         If the aggregate amount of paid Net Losses as reported per subparagraph 1 of Paragraph B of this Article, less any payments previously remitted by the Reinsurer to the Reinsured pursuant to this Paragraph C or withdrawn by the Reinsured under the Trust Agreement for the payment of such Net Losses, is in excess of the Reinsured’s Retention as of the end of such calendar quarter, the Reinsurer will remit such excess amount to the Reinsured within 15 calendar days after receipt by the Reinsurer of said report.

D.                        The Reinsured shall, in its sole discretion, have the authority to establish the amount of Net Reserves, provided that such Net Reserves are established in accordance with generally accepted actuarial principles, consistently applied.  In the event that the Reinsured adjusts the Net Reserves such that the sum of such Net Reserves plus all Net Losses paid by or on behalf of the Reinsured prior to such date is less than the Reinsured’s Retention as of such date, then Reinsured shall pay to Reinsurer an amount equal to shortfall within 15 calendar days following the date of such adjustment and the Reinsured’s Retention shall thereafter be reduced by the amount of such payment.

F.                          In accordance with the terms of the Quota Share Reinsurance Agreement, the Reinsured shall notify the Reinsurer in writing prior to withdrawing funds under the Trust Agreement for any individual Loss of an amount equal to or greater than $100,000.

ARTICLE 7

DEFINITIONS; INTERPRETATION

A.                       Definitions

1.                           Declaratory Judgment Expense

“Declaratory Judgment Expense” as used herein shall mean all expenses incurred by the Reinsured in connection with actions brought or defended to determine the Reinsured’s defense and/or indemnification obligations that are allocable to a specific claim subject to this Contract.  Declaratory Judgment Expense shall be deemed to have been incurred on the date of the original Loss (if any) giving rise to the action.

2.                           Loss

“Loss” as used herein shall mean any and all amounts paid or payable, and any and all liabilities, obligations and expenses arising out of or relating to the Original Policies, including any amounts includable in the calculation of Losses for (a) liabilities in excess of the Original Policy limit (“Loss in Excess of Policy Limits”) under Article 8 hereof and (b) Extra Contractual Obligations (as defined herein) under Article 9 hereof; provided, however, that “Loss” shall not include any such amounts specifically excluded from the definition of Net Losses by operation of the proviso set forth in such definition.

3.                           Loss Adjustment Expense

“Loss Adjustment Expense” as used herein shall mean all costs and expenses of any kind whatsoever allocable to a specific claim that are incurred by the Reinsured in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim, including court costs and costs of supersedeas and appeal bonds, and including (a) pre-judgment interest, unless included as part of the award or judgment; (b) post-judgment interests; (c) legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including Declaratory Judgment Expense; and (d) out-of-pocket expenses of Reinsured’s employees associated with adjusting, settling or compromising claims.  Loss Adjustment Expense shall not, however, include salaries and compensation related expenses of employees or office and other overhead expenses; provided, however, that “Loss Adjustment Expense” shall not include any such costs or expenses specifically excluded from the definition of Net Losses by operation of the proviso set forth in such definition.

4.                           Net Losses

“Net Losses” as used herein shall mean the aggregate of any and all amounts paid or payable on or after the Effective Date by or on behalf of Reinsured arising out of or relating to the Original Policies, including (a) Losses (including, subject to the terms of Articles 8 and 9 hereof, Losses in Excess of Policy Limits and Extra Contractual Obligations), (b) Loss Adjustment Expense, and (c) any pre-judgment interest which is included as part of the award or judgment, after making deductions for recoveries, salvages, subrogation, other third party recoveries or amounts due under other third party reinsurance existing as of the date hereof applicable to the business reinsured under this Contract, in each case, actually collected by Reinsured on or after the Effective Date; provided, however, that “Net Losses” shall not include any Losses (as defined in the Quota Share Reinsurance Agreement) occurring on or after the Effective Date with respect to Original Polices covered by the Quota Share Reinsurance Agreement, inasmuch as such losses are 100% reinsured by Reinsurer pursuant to the Quota Share Reinsurance Agreement.

5.                           Net Reserves

“Net Reserves” as used herein shall mean reserves for Losses and Loss Adjustment Expenses (including reserves for incurred but not reported Losses and Loss Adjustment Expenses, if any) in respect of the Original Policies, net of anticipated collectable salvage, subrogation, other third party recoveries and amounts due under other third party reinsurance existing as of the date hereof, as required by Statutory Accounting Principles or Applicable Law.

6.                           Original Policy

“Original Policy” as used herein shall mean any binder, bond, policy, certificate or contract of insurance or reinsurance whether oral or written, bound, issued, accepted or underwritten provisionally or otherwise, by or on behalf of the Reinsured on or prior to the Effective Date and shall include any amendments, endorsements or alterations thereof which are issued or become effective before, on or after such

Effective Date, as well as any mandatory renewals of the Original Policies which are issued or become effective within 18 months of the Effective Date.

7.                           Quota Share Reinsurance Agreement

“Quota Share Reinsurance Agreement” as used herein shall mean that certain Amended and Restated Quota Share Treaty Reinsurance Contract issued to Reinsured by Reinsurer originally effective as of December 1, 2007 and amended and restated on May 28, 2010 and as amended by Amendment Number 1, dated as of [•] [•], [•] (the “Amendment”).

8.                           Reinsured Liabilities

“Reinsured Liabilities” as used herein shall mean the Net Losses paid and Net Reserves ceded pursuant to this Contract.

9.                           Reinsured’s Retention

“Reinsured’s Retention” as used herein shall mean, as of the relevant date of determination, an amount equal to (a) (i) the amount set forth in the “Loss and loss adjustment reserves (non ULAE)” line item in the Final Closing Net Worth Statement prepared in accordance with Section 2.7 of the Stock Purchase Agreement, less (ii) the amount set forth in the “Reinsurance recoverable on paid and unpaid losses” line item in the Final Closing Net Worth Statement prepared in accordance with Section 2.7 of the Stock Purchase Agreement, less (b) the aggregate amount of any payments made by Reinsured to Reinsurer pursuant to Paragraph D of Article 6 prior to such date.

10.                     Total Reinsured Liabilities

“Total Reinsured Liabilities” as used herein shall mean Reinsured Liabilities, plus an amount equal to the “Reinsured Liabilities” (as defined in the Quota Share Reinsurance Agreement) determined in accordance with the Quota Share Reinsurance Agreement.

B.                         Interpretation

1.                           Whenever the words “include,” “includes” or “including” are used in this Contract, they shall be deemed to be followed by the words “without limitation.”  Any singular term in this Contract shall be deemed to include the plural, and any plural term shall be deemed to include the singular.  All pronouns and variations of pronouns shall be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the person referred to may require.  Whenever the last day for the exercise of any right or the discharge of any duty under this Contract falls on other than a business day, the party having such right or duty shall have until the next business day to exercise such right or discharge such duty.  Unless otherwise indicated, the word “day” shall be interpreted as a calendar day.

2.                           No provision of this Contract will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting of this Contract or by reason of the extent to which any such provision is inconsistent with any prior draft of this Contract or any provision of this Contract.

3.                           Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Stock Purchase Agreement dated as of September [•], 2011, by and among Montpelier Re U.S. Holdings Ltd., Montpelier Reinsurance Ltd., Selective Insurance Group, Inc. and Montpelier Re Holdings Ltd. (solely for purposes of Section 5.4, Section 5.5, Section 5.6 and Article XI thereto) (the “Stock Purchase Agreement”).

ARTICLE 8

EXCESS OF POLICY LIMITS

A.                       In the event that any Loss paid on or after the Effective Date by or on behalf of Reinsured arising out of or relating to the Original Policies includes an amount in excess of the Original Policy limit, such amount in excess of the Original Policy limit shall be added to the amount of the Original Policy limit and the sum thereof shall be included in the calculation of Losses (and, indirectly, in the calculation of Net Losses) under this Contract.  A Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the Loss covered under the Original Policy and shall constitute part of the original Loss.

B.                         However, this Article shall not apply where the amount paid has been incurred due to fraud of a member of the Board of Directors or a corporate officer of the Reinsured acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement or any claim covered hereunder.  The term “fraud” for purposes of Paragraph B of this Article 8 and for purposes of Paragraph B of Article 9 shall mean fraud as adjudicated as such by a court of competent jurisdiction.

ARTICLE 9

EXTRA CONTRACTUAL OBLIGATIONS

A.                       In the event that any Loss paid on or after the Effective Date by or on behalf of Reinsured arising out of or relating to the Original Policies includes Extra Contractual Damages, the amount paid in respect of such Extra Contractual Damages shall be included in the calculation of Losses (and, indirectly, in the calculation of Net Losses) under this Contract.  “Extra Contractual Obligations” means those liabilities not covered under any other provision of this Contract and which arise from the administration and/or handling of any Original Policy or claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Reinsured to settle within the Original Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.  An Extra Contractual Obligation shall be deemed to have occurred on the same date as the Loss covered under the Original Policy and shall constitute part of the original Loss.

B.                         However, this Article shall not apply where the Loss has been incurred due to fraud of a member of the Board of Directors or a corporate officer of the Reinsured acting individually or collectively or in collusion with any individual or corporation or any claim covered hereunder.

ARTICLE 10

NO THIRD PARTY RIGHTS; ASSIGNMENT

A.                       Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer or Reinsured in favor of any third party or any persons not parties to this Contract.  This Contract constitutes an indemnity reinsurance agreement solely between the Reinsured and the Reinsurer and is intended solely for the benefit of the parties hereto and their permitted successors and assigns, and it is not the intention of the parties to confer any rights as a third-party beneficiary to this Contract upon any other person as to any term, condition or provision of this Contract.

B.                         This Contract shall not be assigned or transferred by either of the parties hereto without the prior written approval of the other party.

ARTICLE 11

LOSSES

The Reinsured alone and at its full discretion shall adjust, settle or compromise all claims and Net Losses and, in connection therewith, shall have the authority to appoint and supervise adjusters, appraisers, engineers, assessors, defense counsel and other third parties necessary to evaluate claims presented.  All such adjustments, settlements and compromises shall be binding on the Reinsurer and, subject to the terms and condition of this Contract, the Reinsurer shall follow the fortunes of the Reinsured with respect thereto.  The Reinsurer shall, on the other hand, benefit from all reductions of Net Losses resulting from salvage, subrogation or other recoveries actually recovered.

ARTICLE 12

CURRENCY

For the purpose of this Contract, where the Reinsured pays Losses in currencies other than United States Dollars, such Losses shall be converted into United States Dollars at the actual rates of exchange at which these Losses are entered into the Reinsured’s books.

ARTICLE 13

TAX

The Reinsurer shall allow the Reinsured to deduct Tax, as applicable, from the Reinsurance Premium payable hereunder.

ARTICLE 14

ACCESS TO RECORDS

The Reinsurer or its duly authorized representatives shall have the right to visit the offices of the Reinsured to inspect, examine, audit, and verify any of the Original Policies, accounting or claim files (“Records”) relating to business reinsured under this Contract during regular business hours after giving five Business Days’ prior notice.  This right shall be exercisable during the term of this Contract.  Notwithstanding the above, the Reinsurer shall not have any right of access to Records of the Reinsured if it is not current in all undisputed payments due the Reinsured and the Reinsured shall have no right to reimbursement under this Contract during the time in which it fails or refuses to provide the access required by this Article other than by reason of the Reinsurer’s failure to pay.

ARTICLE 15

CREDIT FOR REINSURANCE

A.        Reinsurer shall, at its own expense, take all steps necessary to comply with all Applicable Laws so as to permit Reinsured to obtain full credit for the reinsurance provided by the Reinsurer under this Contract in all applicable jurisdictions throughout the entire term of this Contract to the extent credit is not otherwise available under Applicable Law.  Reinsurer shall promptly notify Reinsured of any event, change or condition that could reasonably be expected to result in the bankruptcy, insolvency or other financial impairment of Reinsurer.

B.        It is understood and agreed that any term or condition required by such Applicable Law to be included in this Contract or the Trust Agreement (as defined below) for the Reinsured to receive financial credit for the reinsurance provided by this Contract shall be deemed to be incorporated in this Contract by reference.  Furthermore, Reinsurer and Reinsured agree to amend this Contract or the Trust Agreement, or enter into other agreements or execute additional documents as needed to comply with the credit for reinsurance laws and regulations and/or the requirements of the applicable Governmental Entities.

ARTICLE 16

CONFIDENTIALITY

A.        The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Reinsured, whether directly or through an authorized agent, in connection with the placement and execution of this Contract (“Confidential Information”) are proprietary and confidential to the Reinsured.  Confidential information shall not include documents, information or data that the Reinsurer can show:

1.         are publicly known or have become publicly known through no unauthorized act of the Reinsurer

2.         have been rightfully received from a third person without obligation of confidentiality; or

3.         were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.

B.        Absent the written consent of the Reinsured, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies, except:

1.         when required by retrocessionaires subject to the business ceded to this Contract;

2.         when required by regulators performing an audit of the Reinsurer’s records and/or financial condition; or

3.         when required by external auditors performing an audit of the Reinsurer’s records in the normal course of business.

C.        Further, the Reinsurer agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract.

D.        Notwithstanding the above, in the event that the Reinsurer is required by court order other legal processes of any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurer agrees to provide the Reinsured with written notice of same as soon as reasonably practical and to use its best efforts to assist the Reinsured in maintaining the confidentiality provided for in this Article.

E.         The provisions of this Article shall extend to the officers, directors, shareholders and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns.

ARTICLE 17

INDEMNIFICATION AND ERRORS AND OMISSIONS

A.        Any recitals in this Contract of the terms and provisions of the Original Policy(ies) of insurance or reinsurance are merely descriptive and the Reinsurer is reinsuring to the amounts herein provided, the obligations of the Reinsured under the Original Policy(ies).

B.        The Reinsured shall be the sole judge as to what shall constitute:

1.         a claim or loss covered under the Original Policy (ies);

2.         the Reinsured’s liability thereunder;

3.         the amount(s) which is/are proper for the Reinsured to pay thereunder; and

The Reinsurer shall be bound by the judgment of the Reinsured as to the liability (ies) and obligations(s) of the Reinsured under the Original Policy (ies), subject to the terms and conditions herein.

C.        In complying with the terms and conditions of this Contract, any inadvertent delay, error or omission shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, error or omission had not been made, provided such delay, error or omission is rectified immediately upon discovery.

ARTICLE 18

OFFSET

Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any and all balances due from one party to the other arising under this Contract.

ARTICLE 19

INSOLVENCY

A.        Notwithstanding anything herein to the contrary, in the event of the insolvency of the Reinsured, this Contract shall be payable directly to the Reinsured, or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Reinsured without diminution because of the insolvency of the Reinsured or because the liquidator, receiver, conservator or statutory successor of the Reinsured has failed to pay all or a portion of any claim.  It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Reinsured shall give written notice to the Reinsurer of the pendency of a claim against the Reinsured indicating the Policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated any defense(s) that they may deem available to the Reinsured or its liquidator, receiver, conservator or statutory successor.  The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Reinsured as part of the expense of  conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Reinsured solely as a result of the defense undertaken by the Reinsurer.

B.        As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Contract, the reinsurance shall be payable as set forth above by the Reinsurer to the Reinsured or to its liquidator, receiver, conservator or statutory successor, except (1) where the Contract specifically provides another payee in the event of the insolvency of the Reinsured; and (2) where the Reinsurer, with the consent of the direct insured(s), have assumed such Policy obligations of the Reinsured as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Reinsured to such payees.  Then, and in that event only, the Reinsured is entirely released from its obligation and the Reinsurer shall pay any loss directly to payees under such Policy.

ARTICLE 20

COLLATERAL TRUST ACCOUNT

A.        In accordance with the Amendment, Reinsurer has entered into a trust agreement (the “Trust Agreement”) and established for the sole benefit of the Reinsured a trust account.  The Trust Agreement shall remain in effect as long as there remain obligations under the terms of this Contract and or the Quota Share Reinsurance Agreement unless the Trust Agreement is otherwise terminated as expressly provided under the terms of the Trust Agreement.

B.        Assets deposited in the trust account shall be valued according to their fair market value, and shall consist only of cash, certificates of deposit, and investments of the types specified in Exhibit D to the Trust Agreement (“Permitted Investments”), provided that such investments are issued by an institution that is not the parent, subsidiary or affiliate of either Reinsured or Reinsurer.  The Reinsurer agrees that the assets so deposited, and assets held in the trust account thereafter, shall be valued at their fair market value.

C.        Prior to depositing assets with the trustee, Reinsurer shall execute assignments, endorsements in blank, or transfer legal title to the trustee of all assets, in order that the Reinsured, or the trustee upon direction of the Reinsured, may whenever necessary negotiate any such assets without consent or signature from the Reinsurer or any other entity.

D.        No later than fifty (50) days following the end of each calendar quarter, the Reinsurer shall provide to the Reinsured a report including the amount of the Total Reinsured Liabilities and the aggregate fair market value of the assets in the trust account as shown on the most recent statement by the trustee.  If the amount of the Total Reinsured Liabilities exceeds the aggregate fair market value of the assets held in the trust account, the Reinsurer shall deposit additional assets into the trust account in the amount of such difference within ten days after delivery of such report.

E.         Notwithstanding any other provision of this Contract to the contrary, the Reinsured or any successor by operation of law of the Reinsured, including without limitation any liquidator, rehabilitator, receiver or conservator of the Reinsured, may draw upon the assets held in the trust account at any time for any of the following purposes, with such amounts drawn to be applied without diminution because of insolvency of the Reinsured or the Reinsurer:

1.         To reimburse the Reinsured for the Reinsurer’s share of premiums returned to the owners of Original Policies due to cancellation of such policies;

2.         To reimburse the Reinsured for the Reinsurer’s share of Net Losses and other Reinsured Liabilities paid by the Reinsured under the terms and provisions of the Original Policies;

3.         To fund an account with the Reinsured for an amount at least equal to the deduction for reinsurance ceded to the Reinsurer under this Contract and the Quota Share Reinsurance Agreement; and

4.         To pay any other amounts that are due under this Contract or the Quota Share Reinsurance Agreement.

F.         The Reinsurer shall seek the Reinsured’s approval to withdraw assets for the trust account and transfer such assets to the Reinsurer only in the following instances:

1.         The Reinsurer shall, at the time of the withdrawal, replace the withdrawn assets with other Permitted Investments having a fair market value equal to the market value of the assets withdrawn so as to maintain at all times the deposit in the required amount; or

2.         After such withdrawal and transfer, the fair market value of the trust account assets shall be no less than 102 percent of the Total Reinsured Liabilities as of the prior quarter end.

G.        The Reinsured agrees to return to the Reinsurer any amounts drawn from such trust account which are in excess of the actual amounts required for purposes of subparagraphs E(1), E(2) and E(4) of this Article 20.  The Reinsured agrees to return to the Reinsurer any amounts drawn from such trust account for the purpose of Paragraph E of this Article 20 that are subsequently determined not to be due.

H.        The Reinsured agrees to pay the Reinsurer interest on amounts held pursuant to subparagraph E(3) above, at the three month London Interbank Offering Rate (LIBOR) as published in The Wall Street Journal, Eastern Edition, in effect as of the last day of the month for which the calculation is being made.

I.          Payment to the Reinsured by the trustee of the trust account shall constitute payment by the Reinsurer pursuant to this Contract and shall discharge the Reinsurer of the obligation which gave rise to the draw on the trust account.

J.         The Reinsurer and Reinsured acknowledge and agree that it is the intent of the parties that the account established pursuant to the Trust Agreement be a working account and that the Reinsured, pursuant to the terms and conditions of the Trust Agreement, shall be entitled to withdraw assets from such account for the payment of any Net Losses in connection with the Original Policies.

K.        Any dispute regarding the appropriate amount of cash and/or invested assets at market value to be transferred shall be resolved by a nationally-known firm of independent actuaries reasonably selected by Reinsured.

ARTICLE 21

GOVERNING LAW

This Contract shall be governed by and construed in accordance with the laws of the state of domicile of the Reinsured, without regard to its conflicts of law doctrine.

ARTICLE 22

SERVICE OF SUIT

A.        It is agreed that, in the event of the failure of the Reinsurer to pay any amount claimed to be due under this Contract, the Reinsurer, at the request of the Reinsured, will submit to the jurisdiction of any court of competent jurisdiction within the state of domicile of the Reinsured and will comply with all requirements necessary to give such court jurisdiction; and all matters arising hereunder shall be determined in accordance with the law and practice of such court.  Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the state of domicile of the Reinsured, or to seek a transfer of a case to another court as permitted by laws of the state of domicile of the Reinsured.

B.        Service of process upon the Reinsurer in such suit may be made upon Messrs, Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829 (hereinafter, “agent for service of process”) and in any suit instituted against any Reinsurer upon this Contract, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

C.        The above named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Reinsured to give a written undertaking to the Reinsured that the agent for service of process will enter a general appearance on behalf of the Reinsurer in the event such a suit shall be instituted.

D.        Further, pursuant to any statute of the state of domicile of the Reinsured which makes provision therefore, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Reinsured or any beneficiary hereunder arising out of this Contract.

ARTICLE 23

AMENDMENTS AND ALTERATIONS

It is hereby agreed that only those amendments and/or alterations to this Contract that are mutually agreed upon and reduced to a writing shall be binding on the parties hereto and shall be considered to form an integral part of this Contract.

This Contract, the Quota Share Reinsurance Agreement and the Stock Purchase Agreement (including any Ancillary Agreements, as such term is defined in the Stock Purchase Agreement) contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreement, written or oral, with respect thereto.

ARTICLE 24

MODE OF EXECUTION

This Contract may be executed by:

(a)       An original written ink signature of paper documents

(b)       An exchange of facsimile copies showing the original written ink signature of paper documents.

(c)       Electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that, if the data is changed, such signature is invalidated.

The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract.  This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

ARTICLE 25

SEVERABILITY

If any provision of this Contract is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the Reinsured or the Reinsurer under this Contract will not be materially and adversely affected thereby, such provision shall be fully severable, and this Contract will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Contract, and the remaining provisions of this Contract shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

ARTICLE 26

NOTICES

Any notice or other communication required or permitted under this Contract shall be in writing and shall be deemed to have been duly given when (a) mailed by United States registered or certified mail, return receipt requested, (b) mailed by overnight express mail or other nationally recognized overnight or same-day delivery service or (c) delivered in person to the parties at the following addresses:

If to the Reinsured, to:

Selective Insurance Group, Inc.

40 Wantage Avenue

Branchville, New Jersey 07890

Facsimile:         (973) 948-0282

Attention:         Michael H. Lanza, Esq.

Executive Vice President and

General Counsel

With copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York  10036

Facsimile:         (212) 735-2000

Attention:         Robert J. Sullivan, Esq.

If to the Reinsurer, to:

Montpelier Reinsurance Ltd.

Montpelier House

94 Pitts Bay Road

Pembroke, HM 08

Bermuda

Facsimile:         (441) 296-5551

Attention:         Angelo Whaley

Financial Controller

With copies (which shall not constitute notice) to:

Montpelier Re Holdings Ltd.

Montpelier House

94 Pitts Bay Road

Pembroke, HM 08

Bermuda

Facsimile:         (441) 296-4358

Attention:         Mike Paquette

Executive Vice President and

Chief Financial Officer

and

Mergers & Acquisition Services

336 East 53rd Street, 4th Floor

New York, New York 10022

Facsimile:         (917) 591-8998

Attention:         Donald A. Emeigh, Esq.

Managing Director

(The remainder of this page is intentionally left blank.)

IN WITNESS WHEREOF, the Reinsured by its duly authorized representative has executed this Contract as of the date specified below:

Signed for and on behalf of

MONTPELIER U.S. INSURANCE COMPANY

In {Location}

this                                      day of                                                                         , 20        .

By

Printed Name

Title

Signed for and on behalf of

MONTPELIER REINSURANCE LTD.

In {Location}

this                                      day of                                                                         , 20        .

By

Printed Name

Title

EXHIBIT G

MONTPELIER RE HOLDINGS LTD.

FORM OF GUARANTEE

In favor of

SELECTIVE INSURANCE GROUP, INC.

Dated as of [•], 2011

GUARANTEE

This GUARANTEE (this “Guarantee”), dated as of [•], 2011, is made by Montpelier Re Holdings Ltd., a corporation organized under the laws of Bermuda (the “Guarantor”), in favor of Selective Insurance Group, Inc., a corporation organized under the laws of the state of New Jersey (“Buyer”) and its successors and assigns.

A.            Montpelier Re U.S. Holdings Ltd., a Delaware corporation (“Seller”) and Buyer have entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which, among other things, Seller has agreed to sell, and Buyer has agreed to purchase, all of the issued and outstanding shares of common stock of Montpelier U.S. Insurance Company, a stock property and casualty insurance company domiciled in the State of Oklahoma (the “Company”).

B.            The Guarantor directly or through its wholly-owned subsidiaries owns all of the outstanding capital stock of Seller.

C.            This Guarantee is the agreement referred to as the Parental Guarantee in the Purchase Agreement.

D.            Concurrently with the execution of this Guarantee, the Company and a wholly-owned subsidiary of the Guarantor, Montpelier Reinsurance Ltd., a Class 4 insurer organized under the laws of Bermuda (“Montpelier Re”), have agreed to Amendment Number 1 to a certain Amended and Restated Quota Share Treaty Reinsurance Agreement originally dated December 1, 2007, and amended and restated on May 28, 2010 (the “Original Quota Share Treaty”, and as amended by Amendment Number 1, the “Amended Quota Share Treaty”) to provide, among other things, for an increase in the quota share basis of the reinsurance provided by Montpelier Re to the Company under the Original Quota Share Treaty from 75% to 100%.

E.             Concurrently with the execution of this Guarantee, the Company and Montpelier Re have entered into a Loss Development Reinsurance Agreement (the “Loss Development Reinsurance Agreement”) pursuant to which Montpelier Re will indemnify the Company for any adverse development associated with the Company’s loss and loss adjustment expense reserves for any liabilities arising out of, or relating to, all business written or assumed by the Company prior to the sale to Buyer, net of any collectible third party reinsurance.

F.             Concurrently with the execution of this Guarantee, the Company, Montpelier Re and a financial institution mutually agreeable to the Seller and Buyer have entered into a Trust Agreement (the “Trust Agreement”, whereby Montpelier Re will collateralize in a reinsurance credit trust all of its reinsurance obligations to the Company under the Amended Quota Share Treaty and the Loss Development Reinsurance Agreement.

G.            Concurrently with the execution of this Guarantee, the Company and a wholly-owned subsidiary of the Guarantor, Montpelier Underwriting Agencies Limited, a Lloyd’s managing agent based in London (“Montpelier MGA”), have entered into a Claims Services Agreement (the “Claims Services Agreement” and, together with the Purchase Agreement, the Amended Quota Share Treaty, the Loss Development Reinsurance Agreement and the Trust Agreement, the “Guaranteed Agreements”), pursuant to which the Company will administer claims arising under certain policies underwritten by the Montpelier MGA.

H.            For purposes of this Guarantee, the Company, Buyer and any Buyer Indemnified Parties shall be referred to as “Buyer Party” and the Seller and its Affiliates, including Montpelier Re and Montpelier MGA shall be referred to as “Seller Party”.

I.              Terms used and not defined herein have the respective meanings ascribed to them in the Purchase Agreement.

Accordingly, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees for the benefit of Buyer and its successors and assigns as follows:

Section 1.               Guarantee.  The Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Buyer, as primary obligor and not merely as surety:

(a)           the payment in full as and when due and payable by the Seller of all amounts payable to indemnify any Buyer Indemnified Party pursuant to Section 10.2 of the Purchase Agreement on the same terms and conditions as are applicable to Seller pursuant to Section 10.2 of the Purchase Agreement;

(b)           the prompt and complete performance in full by the Seller and any of its Affiliates of all covenants required to be performed by the Seller and/or any of its Affiliates under the Purchase Agreement, subject to the terms and limitations thereof;

(c)           the full and prompt payment and performance when due by Montpelier Re of its reinsurance obligations to the Company under the terms of the Loss Development Reinsurance Agreement, subject to the terms and limitations thereof;

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(d)           the full and prompt payment and performance when due by Montpelier Re of its reinsurance obligations to the Company under the terms of the Amended Quota Share Treaty, subject to the terms and limitations thereof;

(e)           the prompt and complete performance in full by Montpelier Re of its collateralization obligations to the Company under the terms of the Trust Agreement, subject to the terms and limitations thereof;

(f)            the payment in full as and when due and payable by Montpelier MGA of all amounts payable to compensate the Company for claims services under the terms of the Claims Services Agreement, subject to the terms and limitations thereof; and

(g)           any and all out-of-pocket fees, costs and expenses (including reasonable and documented attorneys’ fees) incurred by Buyer and any of its Affiliates under this Guaranty.

Nothing in this Guarantee shall impose or be deemed to impose an obligation for payment or performance on the Guarantor beyond that which is (i) payable by the Seller to indemnify Buyer Indemnified Parties under the Purchase Agreement as described above; (ii) due by the Seller and/or its Affiliates under the Purchase Agreement as described above; (iii) payable or due by Montpelier Re under the Loss Development Reinsurance Agreement, the Amended Quota Share Treaty or the Trust Agreement as described above; (iv) payable by Montpelier MGA under the Claims Services Agreement as described above; and together with (v) all out-of-pocket fees, costs and expenses (including reasonable and documented attorneys’ fees) incurred by Buyer under this Guarantee (all such obligations being collectively referred to herein as “Guaranteed Obligations”).

Subject to the terms of Section 3 below, this Guarantee shall be enforceable against the Guarantor only after (i) the applicable Buyer Party shall have provided the applicable Seller Party with written notice of the relevant Guaranteed Obligation and the applicable Seller Party shall have either failed to deliver payment to the applicable Buyer Party in the amount of such Guaranteed Obligation or failed to perform a Guaranteed Obligation (as set forth in such written notice) within five (5) Business Days following delivery of such notice and (ii) such failure to pay or perform is not subject to a good faith dispute.  Subject to the immediately preceding sentence, the Guarantor hereby waives all rights it may have to require the applicable Buyer Party to proceed first against the applicable Seller Party or to pursue any other remedy.  The Guarantor hereby waives notice of acceptance of this Section 1.

Section 2.               Representations and Warranties. The Guarantor hereby represents and warrants to Buyer as follows:

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(a)           Organization, Good Standing, Etc.  The Guarantor is a corporation duly organized, validly existing and in good standing (or the local equivalent) under the laws of Bermuda.

(b)           Authorization; Enforcement.  The Guarantor has the requisite corporate power and authority to execute and deliver this Guarantee and to perform its obligations hereunder.  The Guarantor has taken all necessary corporate action to duly and validly authorize its execution and delivery of this Guarantee.  This Guarantee has been duly executed and delivered by the Guarantor.  This Guarantee constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

(c)           No Conflicts.  Neither the execution, delivery and performance by the Guarantor of this Guarantee nor the consummation of the transactions contemplated hereby will:  (i) violate any provision of the Memorandum of Association or By-Laws of the Guarantor; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give to any other contracting party the right to terminate, or constitute (or with written notice or lapse of time or both constitute) a default under any contract to which the Guarantor is a party or by or to which it or its assets or properties may be bound or subject, the consequences of which violation, conflict, breach, modification, right to terminate, or default would have a material adverse effect on the Guarantor’s ability to perform its obligations under this Guarantee; (iii) violate any order, judgment, injunction, award or decree of any Governmental Entity against, or binding upon, or condition imposed by, any Governmental Entity binding upon, the Guarantor or the business, properties or assets of the Guarantor; (iv) violate any Law of any jurisdiction as such Law relates to the Guarantor or to the business, properties or assets of the Guarantor; or (v) result in the creation or imposition of any Lien on any of the properties or assets of the Guarantor, the consequences of which Lien would have a material adverse effect on the Guarantor’s ability to perform its obligations under this Guarantee.

(d)           Consents and Approvals.  No consent, waiver, license, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained, made or given by or with respect to the Guarantor in connection with the execution, delivery and performance of this Guarantee or the consummation of the transactions contemplated hereby.

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Section 3.               Guaranty Absolute and Unconditional; Waivers.

(a)           Guaranty Absolute and Unconditional; No Waivers of Obligations.  The liability of the Guarantor under this Guarantee shall be unconditional and absolute, irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to:

(i)            any illegality or lack of validity or enforceability of any Guaranteed Obligation or any Guaranteed Agreements or any related agreement or instrument;

(ii)           any change in the time, place or manner of payment of, or in any other term of, the Guaranteed Obligations, or any rescission, waiver, amendment or other modification of any Guaranteed Agreement;

(iii)          any change, restructuring or termination of the corporate structure, ownership or existence of Seller or its Affiliates or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Seller or its Affiliates or their assets or any resulting release or discharge of any Guaranteed Obligation; and

(iv)          the failure of the Buyer to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Guaranteed Agreement or otherwise.

Notwithstanding anything to the contrary set forth herein: (A) the Guarantor shall not be obligated to pay or perform any Guaranteed Obligation of the applicable Seller Party to the extent that such Seller Party is not required to pay or perform such Guaranteed Obligation as a result of any right of offset, counterclaim or other defense available to such Seller Party with respect to such Guaranteed Obligation in accordance with the provisions of this Guarantee, any Guaranteed Agreement or any other agreement or instrument relating thereto, as applicable, under which such Guaranteed Obligation arises (collectively, a “Seller Party Defense”); and (B) the Guarantor shall be entitled to assert any Seller Party Defense to the same extent that any such Seller Party Defense could be asserted by a Seller Party in any action brought by the applicable Buyer Party to enforce a Guaranteed Obligation against such Seller Party, except for any Seller Party Defense asserted by the Seller Party in connection with an action brought by the applicable Buyer Party against the Seller Party to enforce a Guaranteed Obligation which Seller Party Defense has been finally adjudicated in favor of the applicable Buyer Party.

(b)           Waivers and Acknowledgments.

(i)            The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guarantee.

(ii)           The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for

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performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guarantee.

(iii)          Except as expressly set forth above, the Guarantor hereby unconditionally and irrevocably waives any defense based on any right of set-off or recoupment or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

Section 4.               Reinstatement.  This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Buyer or any other person upon the insolvency, bankruptcy or reorganization of any Seller Party or any other person or otherwise, all as though such payment had not been made.

Section 5.               Term of Guarantee.  This Guarantee shall continue in full force and effect until such time as all of the Guaranteed Obligations shall be paid and performed in full.

Section 6.               Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by facsimile, by courier or mailed (certified or registered mail, postage prepaid, and return receipt requested):

(i)                                     if to Buyer,

Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey 07890
Fax:                  (973) 948-0282
Attention:         Michael H. Lanza, Esq.

Executive Vice President and

General Counsel

with copies (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York  10036
Fax:                  (212) 735-2000
Attention:         Robert J. Sullivan, Esq.

J. Stephanie Nam, Esq.

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if to the Guarantor,

Montpelier Re Holdings Ltd.
94 Pitts Bay Road

Pembroke, HM 08

Bermuda

Fax:                  (441) 296-5551
Attention:         Jonathan B. Kim

Michael S. Paquette

with a copy (which will not constitute notice) to:

Cravath, Swaine & Moore LLP
Worldwide Plaza

825 Eighth Avenue

New York, NY 10019
Fax:                  (212) 474-3700

Attention:         Craig Arcella, Esq.

or at such other address as shall be specified by like notice.  All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date on which so hand-delivered or telecopied, on the next Business Day following the date on which so delivered by courier, or on the third Business Day following the date on which so mailed, except for a notice of change of address, which shall be effective only upon receipt thereof.

Section 7.               Submission to Jurisdiction.  The Guarantor agrees that any legal or equitable action, suit or proceeding arising out of or relating to this Guarantee or any transaction contemplated hereby or the subject matter of any of the foregoing must be brought and determined exclusively in the United States District Court for the Southern District of New York or any New York state court in the borough of Manhattan.  The Guarantor, (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action or proceeding, (b) waives to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action or proceeding in any such court, and (c) agrees that it will not bring any such action or proceeding other than in the aforesaid courts and will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court.  The Guarantor consents to service of process being made pursuant to the notice procedures set forth in Section 6, and agrees that, to the fullest extent permitted by law, service in such manner shall be effective service of process for any such action or proceeding.

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Section 8.               WAIVER OF JURY TRIAL.  THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THE GUARANTOR MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.               Miscellaneous.

(a)           Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(b)           The terms of this Guarantee shall be binding upon the Guarantor and inure to the benefit of Buyer and its successors and assigns.  This Guarantee shall not be assignable by the Guarantor without the prior written consent of Buyer.

(c)           This Guarantee is the complete agreement of the parties hereto and supersedes all previous understandings and agreements relating to the subject matter hereof.

(d)           No amendment, alteration, modification or waiver of any term or provision of this Guarantee, nor consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Buyer, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(e)           The section and paragraph headings in this Guarantee and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof, and all references herein to numbered sections, unless otherwise indicated, are to sections in this Guarantee.  All references herein to numbered sections, unless otherwise indicated, are to sections in this Guarantee.

(f)            The Guarantor agrees that irreparable damage would occur if any provision of this Guarantee were not performed in accordance with the terms hereof and that Buyer shall be entitled to an injunction or injunctions to prevent breaches of this Guarantee or to enforce specifically the performance of the terms and provisions hereof in any court specified in Section 7, in addition to any other remedy to which it is otherwise entitled.

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Section 10.             Governing Law.  Pursuant to Section 5-1401 of the New York General Obligations Law, this Guarantee shall be governed in all respects, including as to validity, interpretation and effect, by the Laws of the State of New York, without giving effect to the principles or rules of conflict of laws thereof.

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IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed as of the day and year first above written.

MONTPELIER RE HOLDINGS LTD.

By
	Name:	Michael S. Paquette
	Title:	Chief Financial Officer

EXHIBIT H

FORM OF TRANSITION SERVICES AGREEMENT
(COMPUTER OPERATIONS SERVICES)

THIS TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and entered into as of [•], 2011, by and between Selective Insurance Company of America, a stock property and casualty insurance company domiciled in New Jersey (together with its Affiliates that require the Services, individually and collectively, the “Service Recipient”), and Montpelier Technical Resources Ltd., a Delaware corporation, (the “Service Provider”).

W I T N E S S E T H

WHEREAS, the Service Recipient and the Service Provider, or their respective Affiliates, are parties to a Stock Purchase Agreement, dated as of [•], 2011 (the “Stock Purchase Agreement”) (capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Stock Purchase Agreement); and

WHEREAS, in connection with and following closing of the transactions contemplated by the Stock Purchase Agreement, the Service Provider desires to provide to the Service Recipient all computer and information technology operations and related services that were provided by or on behalf of Service Provider or its Affiliates to the Business during the twelve (12) months prior to the Closing Date, and the Service Recipient desires to avail itself of such services, upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I.

SERVICES

SECTION 1.01                       Computer Operations Services.  Subject to all the terms and conditions of this Agreement, the Service Provider shall, during the term of this Agreement, furnish the Service Recipient with all computer and information technology operations and related services that were provided by or on behalf of Service Provider or its Affiliates to the Business during the twelve (12) months prior to the Closing Date, including the services set forth on Schedule A attached hereto (the “Services”).  The Services and Transition Assistance (as defined in Section 2.04) shall be provided to the Service Recipient by the Service Provider in compliance with all Applicable Laws and License Agreements and substantially in a manner, quality and quantity and capacity consistent with the highest manner, quality and quantity and capacity of the practice of the Service Provider in providing services in the ordinary course to the Business during the twelve (12) months prior to, and, as applicable, to its own business during the twelve (12) months prior to and following, the date hereof (except, for clarity, increases in quantity and capacity as provided in Section 1.06).  During the term of this Agreement, the Service Provider shall maintain sufficient staff of reasonably competent and trained personnel and the supplies and equipment necessary to provide the Services and Transition Assistance in accordance with the terms and conditions hereof.

SECTION 1.02                       Fees.  The Service Recipient shall pay in full consideration for the Services and Transition Assistance provided hereunder a fee equal to (i) for each of the first three (3) months during the term of this Agreement, $36,500 per month, (ii) for each of the fourth (4th) through sixth (6th) months during the term of this Agreement, $54,750 per month and (iii) for each month following the sixth (6th) month during the term of this Agreement, $73,000 per month (the “Service Fee”).  The Service Provider shall invoice the Service Recipient in the amount of the Service Fee no later than five (5) Business Days following the end of each quarter for Services and Transition Assistance provided during the preceding quarter, and each such invoice shall be payable within thirty (30) days following the invoice date (except to the extent the Service Recipient reasonably disputes the invoice amount in good faith).  Each such invoice shall separately set forth the amount of any Sales Tax (as defined below) that Service Provider is collecting from Service Recipient, and the amounts upon which any such Sales Tax are calculated and the basis therefor.

SECTION 1.03                       Taxes.  Service Recipient shall pay and be liable for any and all applicable sales, use, value added, goods and services or other similar Taxes (“Sales Taxes”) imposed with respect to any Services provided to Service Recipient pursuant to this Article I.  For the avoidance of doubt, Sales Taxes shall not include (i) any Taxes based or imposed on or measured in whole or in part by the gross or net income of the Service Provider or Taxes imposed in lieu thereof or (ii) any state business and occupational Tax liabilities imposed on Service Provider.  Service Provider shall collect such Sales Taxes from Service Recipient and shall timely remit the Sales Taxes to the applicable Tax Authority in accordance with applicable Law.  In the event of any dispute between the parties with respect to Sales Taxes, Service Recipient and Service Provider shall have the right to seek an administrative or judicial determination from the applicable Tax Authority (a “Determination”).  Service Recipient and Service Provider shall reasonably cooperate with each other in the prosecution of such Determination and take any action to provide or make available any information reasonably requested (and with a sufficient level of detail) in order to minimize any Sales Taxes payable with respect to the Services.  Service Provider shall be responsible for any losses (including any deficiency, interest and penalties) imposed as a result of a failure to timely remit any Sales Tax to the applicable Tax Authority to the extent Service Recipient timely remits such Sales Tax to Service Provider or Service Recipient’s failure to do so results from Service Provider’s failure to timely charge or provide notice of such Sales Tax to Service Recipient; otherwise Service Recipient shall be responsible for such losses and shall hold the Service Provider harmless in respect of them.  Service Recipient shall be entitled to any refund on any Sales Tax, except to the extent such refund is attributable to losses for which any Service Provider is responsible under this Section 1.03.

SECTION 1.04                       Employees.  Reasonably competent and trained employees of Service Provider shall be assigned by the Service Provider to perform the Services and Transition Assistance under this Agreement and shall remain in the employ of the Service Provider and subject to the Service Provider’s salary and benefits programs.  Without limiting the foregoing, Service Provider shall dedicate not less than the equivalent of two (2) such employees on a full-time basis to providing the Services and Transition Assistance hereunder at all times during the term of this Agreement.  In connection with the provision of the Services, the Service Provider

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shall cause such employees providing Services or Transition Assistance under this Agreement to be reasonably available for consultation with, and to provide such assistance as may be reasonably requested to, directors, officers, employees and agents of the Service Recipient and such other persons as the Service Recipient may specify during normal business hours and upon reasonable notice to the Service Provider.

SECTION 1.05                       Insurance.  The Service Provider shall maintain insurance that is reasonable for the operations and Services and Transition Assistance contemplated by this Agreement.

SECTION 1.06                       Change Requests and Additional Services.  During the term of this Agreement, Service Recipient may reasonably request, and Service Provider shall provide, changes to any Service (including an increase in the quantity and/or capacity of any Service as may be required to support expansion of Service Recipient’s operations or businesses, up to a maximum of one hundred percent (100%) greater than the initial quantity and/or capacity as described on the Declarations attached hereto and incorporated herein); provided that Service Recipient shall reimburse Service Provider to the extent any such changes increase Service Provider’s costs for providing such Services by paying additional Service Fees up to a maximum of one hundred percent (100%) of the then current Service Fees per month.  During the term of this Agreement, if Service Recipient reasonably determines that any additional service is required with respect to the conduct or operations of the Business (an “Additional Service”), the Service Recipient may request in writing that the Service Provider provide any such Additional Service, and the parties shall use commercially reasonable efforts to cooperate in good faith to provide such Additional Service on such terms and conditions, including such reasonable charges and fees, as may be mutually agreed upon by the parties, and upon such agreement such Additional Service shall be deemed to be a “Service” hereunder and Schedule A shall be deemed to be amended accordingly.  During the term of this Agreement, if Service Provider reasonably determines that materially additional resources are required to provide the requisite level of Services called for under this Agreement, the Service Provider may request in writing, and the parties shall use commercially reasonable efforts to cooperate in good faith, to provide such additional resources on such terms and conditions, including such reasonable charges and fees, as may be mutually agreed upon by the parties.

SECTION 1.07                       Work Product.  In the event that any Intellectual Property is created in connection with any Service or Transition Assistance or this Agreement then, as between the parties, all Intellectual Property created by or for either party or its Affiliates in connection with any Service or Transition Assistance or this Agreement that is (i) a customization, special feature, optimization, enhancement or other modification of any Company IP/IT Assets or (ii) primarily used in or related to the Business (collectively, “Service Recipient Work Product”) shall be the exclusive property of Service Recipient, and Service Provider hereby irrevocably assigns all of its right, title and interest therein and thereto to Service Recipient.  Service Provider may only use Service Recipient Work Product created by or for Service Provider solely if and to the extent such use is required for Service Provider to provide the Services or Transition Assistance hereunder.  Upon written request, Service Provider shall promptly deliver to the Service Recipient in a format reasonably acceptable to the Service Recipient a fully executable copy and all source code, data and applicable documentation of any Service Recipient Work Product within the possession or control of Service Provider.

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SECTION 1.08                       System Security.  Each party shall take reasonable measures to protect the security and integrity of the other party’s and its Affiliates IT Assets to which such party has or will have access in connection with this Agreement (“IT Systems”) and shall comply with the reasonable generally applicable policies and procedures maintained by such other party with respect to such access.  In the event either party becomes aware of a security breach or unauthorized access of or computer virus affecting its or the other party’s (or their respective Affiliates’) IT Systems, such party shall promptly notify the other party and the parties shall cooperate in good faith to prevent and mitigate any loss or unauthorized disclosure of data or other adverse consequences.

ARTICLE II.

TERM AND TERMINATION

SECTION 2.01                       Effective Date.  This Agreement shall become effective as of the date hereof.  This Agreement shall remain in full force and effect until, and shall automatically terminate upon, the termination of all of the Services or this Agreement, solely as set forth in Section 2.02.

SECTION 2.02                       Termination.

(a)           At any time following nine (9) months after the date hereof (or, if Service Recipient has requested an extension of up to three (3) months in writing prior to the end of such nine (9) months, at any time following such extension period), any Service provided hereunder may be terminated by the Service Provider upon not less than ten (10) Business Days notice in accordance with Section 3.20 stating the effective date and time at which such Service shall be terminated.

(b)           This Agreement or any Service (or part thereof) provided hereunder may be terminated by the Service Recipient upon written notice to the Service Provider at any time upon ten (10) days notice in accordance with Section 3.20 stating the effective date and time at which the Agreement or Service shall be terminated; provided, that the Service Recipient may not terminate any Service provided hereunder to the extent and for so long as such termination would materially adversely affect the Service Provider’s ability to provide another Service hereunder.

(c)           This Agreement may be terminated by either party upon ten (10) days notice if the other party becomes insolvent or is placed in, or subject to, a proceeding of supervision, conservation, rehabilitation or liquidation, or has a receiver or supervisor appointed.

(d)           This Agreement may be terminated by either party upon sixty (60) days notice to the non-terminating party if the non-terminating party materially breaches any provision of this Agreement and fails to cure such breach within such sixty (60) day period.

(e)           This Agreement or any Service provided hereunder may be terminated upon the mutual consent of the Service Provider and the Service Recipient.

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(f)            This Agreement or any Service may be terminated by the Service Recipient immediately if the Service Provider is wholly or partially prevented from, or delayed in, providing one or more of the Services by reason of Force Majeure as such term is defined in Section 3.05.

SECTION 2.03                       Effect of Termination.  Upon termination of this Agreement (or, if authorized by Service Recipient in writing in advance, upon termination of the Transition Assistance):

(a)           the Service Recipient will promptly, but in any event within ten (10) Business Days, provide to the Service Provider all Fees and payments due hereunder; and

(b)           the Service Provider will promptly, but in any event within ten (10) days, provide to the Service Recipient all records, computer data and active policy and claims files relating to the operation of the Business or any Service; provided, that the Service Provider may retain a copy of such records, computer data and active policy or claim files to the extent (i) required by Applicable Law or (ii) that it is unable to delete from archival storage using commercially reasonable efforts and that is maintained and deleted pursuant to Service Provider’s bona fide internal document retention policy, further provided that any such retained records, computer data and active policy files shall be the confidential information of Service Recipient and treated by Service Provider in accordance with Section 3.03.

SECTION 2.04                       Transition Assistance.  During the term of this Agreement, Service Provider shall reasonably assist Service Recipient to transition, and cooperate with Service Recipient’s reasonable requests with respect to transitioning, the Business from the Services and use of IT Assets owned or provided by or on behalf of Service Provider or its Affiliates to services and IT Assets owned or provided by or on behalf of Service Recipient (“Transition Assistance”).

ARTICLE III.

GENERAL PROVISIONS; OTHER

SECTION 3.01                       Indemnity; Damage; Injury.  The Service Provider hereby agrees that it shall indemnify the Service Recipient and its Affiliates, and its and their respective shareholders, subsidiaries, officers, directors, employees, successors and permitted assigns (the “Service Recipient Indemnified Parties”), against, and shall defend and hold each of them harmless from and reimburse any Service Recipient Indemnified Party for, any and all damages, claims, losses, charges, actions, suits, proceedings, deficiencies, Taxes, interest, penalties, Liabilities, judgments, settlements and reasonable costs and expenses (including reasonable attorneys’ fees and reasonable expenses) (collectively, “Damages”) imposed on, sustained, incurred or suffered by such Service Recipient Indemnified Party, arising out of, relating to or in connection with the Services or Transition Assistance, including any action taken or inaction by the Service Provider or its Subcontractors that (i) materially breaches the terms of this Agreement, (ii) violates any Applicable Law or breaches any License Agreement or (iii) that constitutes gross negligence or willful misconduct, including in each case the infringement, misappropriation or other violation of any Intellectual Property of any third party.

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SECTION 3.02                       Defense of Actions, Etc.  In the event of any claim for indemnification pursuant to this Agreement, the Service Recipient or Service Recipient Indemnified Party shall give the Service Provider written notice of any claim or action to which such indemnity relates and the Service Provider shall be entitled to assume control of the defense or settlement at such matter.  If the Service Provider elects to assume such control, the Service Recipient and Service Recipient Indemnified Party and their respective counsel shall be entitled to consult with the Service Provider and its counsel and participate in the defense or settlement of such matter at their own cost; provided, that the Service Provider shall bear the costs and expenses of their counsel (from one law firm) if, in the reasonable opinion of counsel mutually acceptable to the parties hereto, use of their counsel is necessary as a result of a conflict of interest between the Service Recipient or Service Recipient Indemnified Party and the Service Provider. In any event, the Service Provider shall indicate in writing to the Service Recipient within ten (10) days after notice of the applicable claim has been given hereunder whether the Service Provider intends to pay the claim or assume control of the defense or settlement of such matter.

SECTION 3.03                       Confidentiality.

(a)           Each party (in such capacity, the “Receiving Party”) hereby acknowledges that the documents, information and data concerning the other party (in such capacity, the “Disclosing Party”) or its Affiliates received by the Receiving Party from the Disclosing Party or its Affiliates in connection with the use or the provision of the Services or Transition Assistance provided under this Agreement (“Confidential Information”) are proprietary and confidential to the Disclosing Party.  Confidential information shall not include documents, information or data that the Receiving Party can show:

(A)          are publicly known or have become publicly known through no unauthorized act of the Receiving Party;

(B)           have been rightfully received from a third person without obligation of confidentiality; or

(C)           were known by the Receiving Party prior to the placement of this Agreement (other than directly or indirectly from the Disclosing Party or its Affiliates) without an obligation of confidentiality.

(b)           Absent the written consent of the Disclosing Party, the Receiving Party shall not disclose any Confidential Information to any third parties, including any affiliated companies, except:

(A)          when required by regulators performing an audit of the Receiving Party’s records and/or financial condition; or

(B)           when required by external auditors performing an audit of the Receiving Party’s records in the normal course of business.

(c)           Further, the Receiving Party agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Agreement.

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(d)           Notwithstanding the above, in the event that the Receiving Party is required by court order other legal processes of any regulatory authority to release or disclose any or all of the Confidential Information, the Receiving Party agrees to provide the Disclosing Party with written notice of same as soon as reasonably practical and to use its best efforts to assist the Receiving Party in maintaining the confidentiality provided for in this Section 3.03.

(e)           The provisions of this Section 3.03 shall extend to the officers, directors, shareholders and employees of the Receiving Party and its Affiliates, and shall be binding upon their successors and assigns.

(f)            In the course of providing the Services or Transition Assistance under this Agreement, the Service Provider may gain access to and generate personally identifiable, financial and/or health information of consumers, customers, insureds or claimants (collectively, “Protected Information”), the use and protection of which may be subject to Applicable Law.  The Service Provider acknowledges and agrees that it shall only use the Protected Information for the purposes for which it was provided under this Agreement.  Except in compliance with Applicable Law and as necessary to carry out its obligations under the Agreement, the Service Provider shall not disclose Protected Information to a third party.  Each party shall be solely responsible for maintaining the security of such Protected Information in its possession and for complying with Applicable Law governing the privacy and non-disclosure of such information.  The Service Provider, as the case may be, shall give the Service Recipient immediate written notice of any unauthorized acquisition, access, disclosure, misplacement or other breach of security, with respect to any Protected Information maintained by it.

(g)           The parties acknowledge that the restrictions set forth in this Section 3.03 are reasonable and necessary to protect their respective legitimate business interests and that the parties would not have entered into this Agreement in the absence of such restrictions.  In the event of a breach or threatened breach by a party of any of its obligations under this Section 3.03, in addition to all other remedies which the other party may have under this Agreement or otherwise, at law or in equity, all of which remedies shall be cumulative, the other party shall be entitled to apply to any court of competent jurisdiction for preliminary injunctive relief and to the arbitrators appointed under Section 3.07 for provisional, permanent or other equitable relief.

SECTION 3.04                       Maintenance Agreements.  The Service Provider and Service Recipient agree to keep in force such Intellectual Property and IT Asset maintenance and services agreements, if any, as are reasonably necessary in order to allow Service Provider to provide the Services and Transition Assistance to the Service Recipient under this Agreement.

SECTION 3.05                       Force Majeure.  If the Service Provider is wholly or partially prevented from, or delayed in, providing one or more of the Services by reason of events beyond its reasonable control and that it could not have prevented through the exercise of reasonable precautions (including acts of God, fire, explosion, accident, floods, earthquakes, embargoes, epidemics, war, acts of terrorism or nuclear disaster) (each a “Force Majeure Event”), the Service Provider shall not be obligated to deliver the affected Services to the extent so prevented or

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delayed during such period.  Upon the occurrence of a Force Majeure Event, the Service Provider shall promptly give written notice to the Service Recipient of the Force Majeure Event upon which it intends to rely to excuse its performance and of the expected duration of such Force Majeure Event.  Service Provider shall use commercially reasonable efforts to mitigate the effects of any Force Majuere Event on the Service Recipient, treating the Service Recipient no less favorably than Service Provider’s or its Affiliates’ businesses that receive services also affected thereby.  In the event the Service Provider fails, by reason of a Force Majeure Event, to provide any of the Services in a timely manner and the Service Recipient requires such Services, the Service Recipient may obtain such Services from third parties and/or immediately terminate this Agreement or such Services.

SECTION 3.06                       Service Recipient’s Audit Right.  Service Provider shall maintain books and records of all of, which shall include detailed records of, and the basis of and methodology of calculating, any additional Service Fees in accordance with Section 1.06 and all Sales Taxes hereunder.  From the date hereof until twelve (12) months after the last date on which the Service Provider is obligated to provide Services under this Agreement, during normal business hours and from time to time, the Service Provider will permit the Service Recipient and any of its agents or representatives on reasonable prior notice to audit such books and records of the Service Provider as may be reasonably requested by the Service Recipient in connection with the Service Fees and/or Sales Taxes hereunder.  At Service Recipient’s written request, Service Provider shall cooperate with and provide such access as may be requested to any Governmental Authority or agent thereof in connection with an audit by such Governmental Authority of Service Recipient, its business or service providers.

SECTION 3.07                       INTENTIONALLY OMITTED.

SECTION 3.08                       Further Assurances.  Each party hereto agrees to act in good faith and to cooperate with the other party to implement their rights hereunder and to take such further actions as may be reasonably requested by the other party to give effect to the provisions of this Agreement.

SECTION 3.09                       Survival.  Section 2.03 and Article III, in accordance with their terms, shall remain in effect following termination of this Agreement.

SECTION 3.10                       Binding Effect; Assignment.  This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of Service Provider and Service Recipient and their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by either Service Provider or Service Recipient without the prior written consent of the other party; provided, however, that Service Recipient may without consent of Service Provider assign its respective rights and interests but not its obligations hereunder to a wholly owned subsidiary of such party.

SECTION 3.11                       Subcontracting.  The obligations of the Service Provider hereunder may not be subcontracted or delegated by Service Provider to any other Person without the prior written consent of the Service Recipient (not to be unreasonably withheld) except to Affiliates of the Service Provider (each, a “Subcontractor”); provided, that in the event of any such subcontracting, the Service Provider shall remain fully liable for all of its obligations hereunder

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and all actions and omissions by such Subcontractors shall be deemed to be the actions and omissions of Service Provider.

SECTION 3.12                       Entire Agreement; Amendments.  This Agreement, the Stock Purchase Agreement and each other Ancillary Agreement, including all Schedules and Exhibits attached hereto or thereto, constitutes the entire contract between the parties and there are no understandings other than as expressed in this Agreement, the Stock Purchase Agreement or any other Ancillary Agreement.  All Schedules and Exhibits attached hereto and thereto are expressly incorporated into and made a part of this Agreement, the Stock Purchase Agreement and each other Ancillary Agreement as fully as though completely set forth herein or therein in full.  Capitalized terms used in the Schedules and Exhibits shall have the meanings assigned to them in this Agreement.  The Section references referred to in the Schedules are to sections of this Agreement, unless otherwise expressly indicated.

SECTION 3.13                       No Third Party Beneficiaries.  This Agreement is solely for the benefit of Service Provider and their respective successors and permitted assigns, with respect to the obligations of Service Recipient under this Agreement, and for the benefit of Service Recipient and its successors and permitted assigns, with respect to the obligations of Service Provider under this Agreement, and, except as expressly set forth in Sections 3.01 and 3.02, this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

SECTION 3.14                       Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

SECTION 3.15                       Governing Law.  This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

SECTION 3.16                       CONSENT TO JURISDICTION.  Each party hereto agrees that any action or proceeding (whether based on contract, tort or otherwise) between any of the parties seeking to enforce any provision of, or arising out of or relating to, this Agreement or the transactions contemplated hereby must be brought and determined exclusively in the United States District Court for the Southern District of New York or any New York state court in the borough of Manhattan. Each party (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action or proceeding, (b) agrees that it will not bring any such action or proceeding other than in the aforesaid courts and will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, and (c) irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action or proceeding in any such court or that any such action or proceeding brought in any such court has been brought in an inconvenient

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forum.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Without limiting the foregoing, each of the parties hereto irrevocably consents to service of process being made pursuant to the notice procedures set forth in Section 3.20, and agrees that, to the fullest extent permitted by law, service in such manner shall be effective service of process for any such action or proceeding.

SECTION 3.17                                                                     WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereto certifies that (a) no Representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not in the event of any action or proceeding, seek to enforce the foregoing waiver, (b) such party understands and with the advice of counsel has considered the implications of this waiver and (c) such party makes this waiver voluntarily.  Each party hereto acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 3.17.

SECTION 3.18                                                                     Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which collectively shall constitute one and the same instrument.

SECTION 3.19                                                                     Article and Section Headings.  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 3.20                                                                     Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by facsimile, by courier or mailed (certified or registered mail, postage prepaid, return receipt requested):

(a)		If to the Service Recipient, to:

c/o Selective Insurance Company of America
40 Wantage Avenue
Branchville, New Jersey 07890
	Attn:	Michael H. Lanza, Esq.
Executive Vice President, General Counsel
and Corporate Secretary
Facsimile No.: (973) 948-0282
E-mail: Michael.Lanza@selective.com

and an additional copy to (which shall not constitute notice):

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Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
	Facsimile:	(212) 735-2000
	Attention:	Robert J. Sullivan, Esq.

(b)	If to the Service Provider, to:

Montpelier Technical Resources Ltd.
4 Currier Place, Suite 302
Hanover, New Hampshire 03755
	Facsimile:	(603) 640-6201
	Attention:	Mike Paquette
President and
Chief Executive Officer
Email: Mike.Paquette@montpeliertr.com

and an additional copy to (which shall not constitute notice):

Montpelier Technical Resources Ltd.
One Constitution Plaza, 5th Floor
Hartford, Connecticut 06103
	Facsimile:	(860) 838-4498
	Attention:	Allison Kiene
Assistant General Counsel
Email: Allison.Kiene@montpeliertr.com

or to such other person or address as any party shall specify by notice in writing to the other party.  All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date on which so hand-delivered or telecopied, on the next Business Day following the date on which so delivered by courier, or on the third Business Day following the date on which so mailed, except for a notice of change of address, which shall be effective only upon receipt thereof.

SECTION 3.21                                                                     Interpretation.

(a)                                  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  Any singular term in this Agreement shall be deemed to include the plural, and any plural term shall be deemed to include the singular.  All pronouns and variations of pronouns shall be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the person referred to may require.  Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on other than a business day, the party having such right or duty shall have until the next business day to exercise such right or discharge such duty.  Unless otherwise indicated, the word “day” shall be interpreted as a calendar day.

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(b)                                 No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting of this Agreement or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement or any provision of this Agreement.

SECTION 3.22                                                                     Amendment, Modification and Waiver.  This Agreement may be amended, modified or supplemented at any time by written agreement of Service Provider and Service Recipient.  Any failure of Service Provider or Service Recipient to comply with any term or provision of this Agreement may be waived by the other party at any time only by an instrument in writing signed by such other party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

MONTPELIER TECHNICAL RESOURCES LTD.

By:
Name:
Title:

SELECTIVE INSURANCE COMPANY OF AMERICA

By:
Name:
Title:

[Signature Page to Transition Services Agreement]

Schedule A

SERVICES

•                  Maintain Daily Operations(1) of and provide reasonable access to the SQL Reporting Services Environment system (including claims, transactional and reporting detail).

•                  Maintain Daily Operations of and provide reasonable access to the Imageright system and associated integrations to other applications.

•                  Maintain Daily Operations of and provide reasonable access to the Documaker (iPPS) system and web service integrations.

•                  Maintain Daily Operations of and provide reasonable access to the SharePoint Agents Portal and relevant applications.

•                  Maintain Daily Operations of and provide reasonable access to the ClaimZone system.

•                  Maintain Daily Operations of and provide reasonable access to the Dragon system.

•                  Maintain Daily Operations of and provide reasonable access to the EBIS (billing application) system.

•                  Maintain Daily Operations of and provide reasonable access to the XML import function between email and each of the Dragon system and the Imageright system.

•                  Maintain Daily Operations of and provide reasonable access to the integration programs between the Dragon, EBIS, ClaimZone, iPPS, ImageRight and the SQL Reporting Services systems.

•                  Maintain Daily Operations of the Leased Premises’ IT infrastructure and other IT Assets used by the Business (including phones, network services etc.).

•                  Maintain Daily Operations of the disaster recovery/business continuation plans used in the Business.

•                  Reasonably assist the Service Recipient to install, set up and configure its IT Assets and associated information technology environment to enable substantially similar

(1)  “Maintain Daily Operations” means: (i) to ensure the applicable system is running at an acceptable level of availability and performance in accordance with Section 1.01, including by maintaining connectivity, infrastructure and support therefor; (ii) to complete standard and required systems maintenance and updates, including, but not limited to, database reorganizations, systems backups, user administration and security, and to coordinate with vendors and other third parties with respect thereto; (iii) to triage and resolve problems, define requirements and complete design, development and testing for critical production issues; and (iv) to provide user access to the functions of the system necessary in the course of the normal operations; including, in each case, for clarity, with respect to certain Company IP/IT Assets that will be assigned as of the Closing but continued to be operated by Service Provider on behalf of Service Recipient hereunder in accordance with the terms hereof.

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functionality as was provided prior to the IT Assets being transitioned to Service Recipient, including reasonable access to Service Provider’s technical resources and personnel to answer questions and provide assistance and having Service Provider make copies of appropriate Software (including data) required for the transition, including, for clarity, domain name hosting and email forwarding.  Reasonably assist the Service Recipient, as may be requested by the Service Recipient, to identify and uninstall from IT Assets Software which (or for which licenses thereto, as applicable) have not been assigned to Service Recipient or its Affiliates in accordance with the Stock Purchase Agreement.

•                  Coordinate vendor support, hosting agreements and maintenance with respect to the IT Assets.

•                  Provide electronic records to Service Recipient promptly upon its reasonable request for Service Recipient’s accounting and management reporting.

•                  Reasonably assist Service Recipient to install (including all applicable data and other Software), configure and use in the manner required by Service Recipient any Intellectual Property or IT Assets that are the subject of any Replacement Contracts.

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Schedule B

SENIOR MANAGERS

Senior Manager of Service Provider:

David McKee

Senior Manager of Service Recipient:

Ronald E. St. Clair

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EXHIBIT I

FORM OF TRUST AGREEMENT

by and among

MONTPELIER REINSURANCE LTD.

as Grantor,

MONTPELIER U.S. INSURANCE COMPANY,

as Beneficiary

and

[TRUSTEE],

as

Trustee

Dated as of [                        ], 2011

i

TRUST AGREEMENT

This TRUST AGREEMENT (together with any and all exhibits, this “Agreement”) dated as of [                    ], 2011, has been made and entered into by and among Montpelier Reinsurance Ltd., an insurance company organized under the laws of Bermuda (“Grantor”), Montpelier U.S. Insurance Company, a stock property and casualty insurance company domiciled in the State of Oklahoma (the “Beneficiary”), and [Trustee], a [                  ] banking corporation, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, in accordance with (i) Article [8] of that certain Amended and Restated Quota Share Treaty Reinsurance Contract dated as of [                    ], 2011, by and between the Grantor and the Beneficiary (“Quota Share Treaty”) and (ii) Article 26 of that certain Loss Development Reinsurance Contract dated as of [                    ], 2011, by and between the Grantor and the Beneficiary (“Loss Development Contract” and together with the Quota Share Treaty, the “Reinsurance Agreements”), the Grantor and the Beneficiary have agreed to enter into this Agreement.

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements, and other good and valuable consideration, the receipt and sufficiency of which the Parties hereto acknowledge and confirm, the Parties hereto agree as follows:

1.                                       Definitions.

The following terms shall have the respective meanings set forth below throughout this Agreement:

“Affiliate” means a Person that directly or indirectly through one or more intermediaries controls, is controlled, by or is under common control with the Person specified.  For purposes of this definition, the term “control” (including the terms “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to (a) vote 50% or more of the voting securities of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Applicable Laws” means any applicable order, law, statute, regulation, code, rule, judgment, decree or bulletin, promulgated, issued, enforced or entered by any Governmental Entity.

“Assets” has the meaning set forth in Section 2(b).

“Beneficiary” has the meaning set forth in the preamble.

“Beneficiary Withdrawal Notice” has the meaning set forth in Section 3(a) and shall be a notice substantially in the form of the specimen notice attached to this Agreement as Exhibit A.

“Business Day” means any day other than a Saturday, a Sunday, a legal holiday in the State of New York or a day on which banking institutions in the State of New York are authorized or obligated by Applicable Law to close.

“Cedent” means the Beneficiary.

“CIP” has the meaning set forth in Section 22.

“Closing” means the closing contemplated by the Stock Purchase Agreement dated as of [•], 2011, by and among Montpelier Re U.S. Holdings Ltd., Montpelier Reinsurance Ltd., Selective Insurance Group, Inc. and Montpelier Re Holdings Ltd. (solely for purposes of Section 5.4, Section 5.5, Section 5.6 and Article XI thereto.

“Closing Date” means the day on which the Closing takes place.

“Effective Date” means 12:01 a.m. Eastern Standard Time, on the day of the Closing Date.  For the avoidance of doubt, the definition herein of Effective Date shall not affect or determine the effective date of this Agreement.

“Governmental Entity” means any (a) agency, administrative department, division or subdivision, commission, regulatory authority, taxing or administrative authority, state insurance department, court or other judicial body, legislature, audit group or procuring office of any municipal, town, city, county, state or federal government (including employees and agents) in the United States or in any foreign jurisdiction, (b) Person, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature and (c) arbitrator or arbitration panel.

“Grantor” has the meaning set forth in the preamble.

“Grantor Withdrawal Notice” has the meaning set forth in Section 3(c) and shall be a notice substantially in the form of the specimen notice attached to this Agreement as Exhibit B.

“Investment Manager” has the meaning set forth in Section 4(b).

“Investment Order” has the meaning set forth in Section 4(c).

“Party” means the Grantor, the Beneficiary, and the Trustee.

“Permitted Investments” shall mean and include United States currency, certificates of deposit issued by a United States bank and payable in United States legal tender and securities representing investments of the types specified in Exhibit D; provided, however, that no such securities shall have been issued by a parent, a subsidiary or an Affiliate of either the Grantor or the Beneficiary.(1)

(1)  This Exhibit to be the same as Exhibit B under the Reinsurance Agreements.

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“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, trust, unincorporated organization, or other entity.

“Quarterly Certification” has the meaning set forth in Section 2(f).

“Reinsurance Agreements” has the meaning set forth in the recitals.

“Reinsured Liabilities” has the meaning set forth in the respective Reinsurance Agreements.

“Representatives” means, with respect to any Person, such Person’s officers, directors, employees, managing directors, agents, advisors and other representatives.

“Required Balance” shall mean the aggregate amount equal to one hundred and two percent (102%) of the Reinsured Liabilities under the Reinsurance Agreements.

“Substitution Notice” has the meaning set forth in Section 4(e) and shall be a notice substantially in the form of the specimen notice attached to this Agreement as Exhibit C.

“Third Party Appraiser” means a nationally recognized firm of independent certified public accountants mutually agreeable to the Grantor and the Beneficiary.

“Trust” means the trust formed hereunder.

“Trust Account” has the meaning set forth in Section 2(a).

“Trustee” has the meaning set forth in the preamble.

“Trustee Invoice” has the meaning set forth in Section 8(a).

2.                                       Deposit and Maintenance of Assets to the Trust Account.

(a)                                  The Grantor has established account number [                ] in the name of the Trustee (such account, the “Trust Account”) and the Trustee shall administer the Trust Account in its name as Trustee for the sole use and benefit of the Beneficiary as set forth herein.  The Grantor hereby grants to the Trustee all trust powers necessary and reasonable in the performance hereunder.

(b)                                 On or prior to the Effective Date, the Grantor shall transfer to the Trustee, for deposit to the Trust Account, assets in an amount equal to the Required Balance.  All such assets actually received in the Trust Account and any other assets as the Grantor may transfer to the Trustee, for deposit to the Trust Account, as it may from time to time desire, are herein referred to individually as an “Asset” and collectively as the “Assets”.  All Assets deposited in the Trust Account shall consist only of Permitted Investments.  All Permitted Investments deposited in the Trust Account shall be free of all liens, charges or encumbrances.

(c)                                  The Grantor hereby covenants and agrees that title to any Assets transferred by the Grantor to the Trustee for deposit to the Trust Account will be in the name of

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the Trustee, and any such Assets will be in such form that the Beneficiary whenever necessary may, and the Trustee upon direction by the Beneficiary will, negotiate any such Assets without consent or signature from the Grantor or any Person in accordance with the terms of this Agreement.  Any out-of-pocket costs of transfer of title between the Grantor and the Trustee shall be borne by the Grantor.

(d)                                 The Grantor shall determine the fair market value of any Assets in the Trust Account.  In making this determination, the Grantor shall use prices published by a nationally recognized pricing service for Assets for which such prices are available, and for Assets for which such prices are not available, the Grantor shall use methodologies consistent with those which it uses for determining the fair market value of assets held in its own general account (other than the Assets) in the ordinary course of business.

(e)                                  The Required Balance as of the end of each calendar quarter shall be certified to the Trustee and the Beneficiary by the Grantor in the manner set forth in Section 2(f) hereof.  If the aggregate fair market value of the Assets maintained in the Trust Account as of any calendar quarter end is less than the Required Balance as of such calendar quarter end, then within five (5) Business Days of the delivery of the certification set forth in Section 2(f) to the Trustee, the Grantor shall deposit into the Trust Account such additional Assets with an aggregate fair market value as are necessary to ensure that the aggregate fair market value of the Assets held in the Trust Account is no less than the Required Balance.

(f)                                    Within [thirty-five (35)](2) calendar days following the end of each calendar quarter, the Grantor shall provide the Beneficiary a written certification (the “Quarterly Certification”) stating the Required Balance as of the calendar quarter end and the aggregate fair market value of the Assets held in the Trust Account as of the calendar quarter end (both on an asset-by-asset basis and a cumulative basis).  As soon as is practicable, but in no event more than ten (10) Business Days following its receipt of the Quarterly Certification, the Beneficiary shall either (i) countersign such certification and forward it to the Trustee and Grantor or (ii) notify the Grantor and Trustee, in writing, that it objects to the Grantor’s calculation of the Required Balance or the Grantor’s valuation of any Asset, stating in detail the nature of the objection as well as its determination of the Required Balance or valuation of the Asset, to the extent disputed, accompanied by supporting documentation of its determination or valuation (the “Notice of Objection”).  The Grantor and the Beneficiary shall use their reasonable best efforts to resolve the dispute.  If the Grantor and the Beneficiary are able to resolve such dispute within ten (10) Business Days of Grantor’s receipt of Beneficiary’s Notice of Objection, they shall promptly forward to the Trustee a jointly signed certification of the Required Balance.  If the Grantor and the Beneficiary are unable to resolve such dispute within ten (10) Business Days of

(2)  Reporting requirements to be synchronized under both Reinsurance Agreements.

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Grantor’s receipt of Beneficiary’s Notice of Objection, the value of the Asset in dispute or the Required Balance, as applicable, shall be determined by a Third Party Appraiser and the Grantor and the Beneficiary shall be bound by such valuation.  Upon resolution of such dispute, the Grantor and the Beneficiary shall forward to the Trustee a copy of the corrected Quarterly Certification setting forth the Required Balance and valuation of the disputed Asset as resolved through such Third Party Appraiser.

3.                                       Withdrawal of Assets from the Trust Account.

(a)           Without the notice to or consent of the Grantor, the Beneficiary shall have the right, at any time and from time to time, to withdraw from the Trust Account, upon providing written notice to the Trustee (the “Beneficiary Withdrawal Notice”), such Assets from the Trust Account as are specified in such Beneficiary Withdrawal Notice.  The Beneficiary need present no statement or document other than a Beneficiary Withdrawal Notice in order to withdraw any Assets, except that the Beneficiary must acknowledge receipt of any withdrawn Assets.

(b)           Upon receipt of a Beneficiary Withdrawal Notice, the Trustee shall immediately take any and all steps necessary to transfer all right, title and interest in the Assets specified in such Beneficiary Withdrawal Notice, and shall deliver custody of such Assets to or for the account of the Beneficiary as specified in such Beneficiary Withdrawal Notice.

(c)           With consent of the Beneficiary (which consent shall be evidenced by the Beneficiary’s counter-signature in the Grantor Withdrawal Notice), the Grantor may withdraw, upon providing written notice to the Trustee (the “Grantor Withdrawal Notice”), such Assets from the Trust Account as are specified in such Grantor Withdrawal Notice; provided, however, the aggregate fair market value of the Assets maintained in the Trust Account as of any calendar quarter end is equal to or greater than the Required Balance.  The Grantor need present no statement or document other than a Grantor Withdrawal Notice in order to withdraw any Assets.

(d)           Upon receipt of a Grantor Withdrawal Notice, the Trustee shall immediately take any and all steps necessary to transfer all rights, title and interest in the Assets specified in such Grantor Withdrawal Notice, and shall deliver custody of such Assets to or for the account of the Grantor as specified in such Grantor Withdrawal Notice.

(e)           Except as provided in Section 4, in the absence of a Beneficiary Withdrawal Notice or a Grantor Withdrawal Notice, the Trustee shall allow no withdrawal of any Asset from the Trust Account by the Beneficiary or the Grantor.

(f)            The Trustee shall have no responsibility whatsoever to determine that any Assets withdrawn from the Trust Account pursuant this Section 3 will be used and applied in the manner contemplated by the Parties hereunder.

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4.                                       Redemption, Investment and Substitution of Assets.

(a)           The Trustee shall surrender for payment all maturing Assets and all Assets called for redemption and deposit the principal amount of the proceeds of any such payment to the Trust Account provided that the Trustee provides notice to the Beneficiary and Grantor and such principal proceeds are paid into the Trust Account no later than five (5) calendar days after the Trustee’s actual receipt thereof following the liquidation or redemption of such Assets.

(b)           The Grantor and the Beneficiary agree that [•] will be the investment manager (“Investment Manager”) for all Assets that may be held in the Trust Account.  The Investment Manager is the agent of, and is acting on behalf of, the Grantor.  The Grantor shall be solely responsible for all fees charged by and all other obligations to the Investment Manager in connection with the Trust Account.

(c)           From time to time, upon the written order and direction of the Investment Manager, the Trustee shall invest Assets as specified by the Investment Manager, who shall limit all investments to Permitted Investments.  Any instruction or order concerning the investment of securities shall be referred to herein as an “Investment Order.”  The Trustee shall execute Investment Orders and settle securities transactions by itself or by means of an agent or broker.

(d)           The Investment Manager is authorized to issue Investment Orders and direct the Trustee to invest the Assets in the Trust Account without obtaining the consent of the Beneficiary prior to each investment; provided, all such investments are limited to Permitted Investments.

(e)           From time to time, subject to the other provisions of this Agreement including the requirement that title to Assets shall be in the name of the Trustee, the Trustee is authorized to accept substitutions from the Grantor or the Investment Manager of any Permitted Investments in the Trust Account for other Permitted Investments pursuant to a written notice (the “Substitution Notice”), provided that either the Grantor or the Investment Manager certifies to the Trustee that the aggregate fair market value of the Assets to be deposited or credited to the Trust Account pursuant to such substitution or exchange is at least equal to the aggregate fair market value of the Assets being removed from the Trust Account on the day of the withdrawal of the substituted or exchanged Assets.

(f)            The Grantor hereby covenants and agrees that all investments and substitutions of securities requested by it or by the Investment Manager in accordance with this Section 4 shall be Permitted Investments.  The Trustee shall have no responsibility whatsoever to determine the value of such substituted securities or that such substituted securities or investments constitute Permitted Investments.

(g)           When the Trustee is directed to deliver Assets against payment, delivery will be made in accordance with generally accepted market practice.

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(h)           Any loss incurred from any investment shall be borne exclusively by the Trust Account.

5.                                       Crediting of Income.

All payments of interest and dividends (hereinafter referred to as “Income”) in respect to Assets in the Trust Account shall be posted and credited by the Trustee, subject to deduction of the Trustee’s compensation and expenses as provided in Section 8(b) of this Agreement, in the separate income column of the custody ledger (the “Income Account”) within the Trust Account established and maintained by the Grantor at an office of the Trustee in [New York City]; provided, however, that the Trustee shall have no duties or obligations as Trustee with respect to the payment of Income by the issuer of the Assets or the deposit of such Income as provided herein.  Any Income automatically posted and credited on the payment date to the Income Account which is not subsequently received by the Trustee shall be reimbursed by the Grantor to the Trustee and the Trustee may debit the Income Account for this purpose.  Income shall be paid to the Grantor or credited to an account of the Grantor in accordance with written instructions provided from time to time by the Grantor to the Trustee.

6.                                       Right to Vote Assets; Corporate Action.

The Trustee shall forward all annual and interim stockholder reports and all proxies and proxy materials relating to the Assets in the Trust Account actively received by it to the Grantor.  Subject to other provisions of this Agreement and the requirement that title to Assets be recorded in the name of the Trustee, the Grantor shall have the full and unqualified right to vote any Assets in the Trust Account.  Whenever there are voluntary rights that may be exercised or alternate courses of action that may be taken by reason of the ownership of Assets, the Grantor shall be responsible for making any decisions relating thereto and for directing the Trustee to act.  The Trustee shall notify the Grantor of rights or discretionary actions with respect to Assets as promptly as practicable under the circumstances, provided that the Trustee has actually received notice of such right or discretionary corporate action from the relevant depository or similar entity.  Absent actual receipt of such notice, the Trustee shall have no liability for failing to so notify the Grantor.  Absent the Trustee’s timely receipt of instructions, the Trustee shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Assets.

7.                                       Additional Rights and Duties of the Trustee.

(a)           The Trustee shall notify the Grantor and the Beneficiary in writing within ten (10) calendar days following each deposit to, or withdrawal from, the Trust Account.

(b)           The Trustee shall not accept any Assets (other than cash) for deposit into the Trust Account unless the Trustee determines that such Assets are in such form that the Beneficiary whenever necessary may, or the Trustee upon direction by the Beneficiary will, negotiate any such Assets, without consent or signature from the Grantor or any other Person or in accordance with the terms hereof.  Any Assets received by the Trustee which, are not in such proper negotiable form shall not be accepted by the Trustee and shall be returned to the Grantor as unacceptable.

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(c)           The Trustee shall have no responsibility whatsoever to determine that any Assets (other than cash) in the Trust Account are or continue to be Permitted Investments.

(d)           All Assets shall be held in a safe place by the Trustee at the Trustee’s office in the United States, except that the Trustee may deposit any Assets in the Trust Account in a book entry account maintained at the Federal Reserve Bank of New York or in reputable depositories such as the Depository Trust Company.  The Trustee shall have no liability whatsoever for the action or inaction of any depositary or for any losses resulting from the maintenance of Assets with a depositary.  Assets may be held in the name of a nominee maintained by the Trustee or by any such depository.  Assets may be held in the name of a nominee maintained by the Trustee or by any such depository.

(e)           The Trustee shall accept and open all mail directed to the Grantor or the Beneficiary in care of the Trustee.

(f)            The Trustee shall furnish to the Grantor and the Beneficiary a statement of all Assets in the Trust Account at the inception of the Trust Account and at the end of each calendar month.

(g)           Upon the request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees, independent auditors or regulators to examine, audit, excerpt, transcribe and copy, during the Trustee’s normal business hours, any books, documents, papers and records relating to the Trust Account or the Assets.

(h)           Unless otherwise provided in this Agreement, the Trustee is authorized to follow and rely upon all instructions given by officers and by attorneys in fact acting under written authority furnished to the Trustee by the Grantor, the Investment Manager or the Beneficiary, as applicable, including instructions given by letter, facsimile transmission, or electronic media pursuant to Section 17 of this Agreement, if the Trustee believes such instructions to be genuine and to have been signed, sent or presented by the proper Party or Parties or the Investment Manager.  The Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith on such instructions.  The Trustee shall not incur any liability in executing instructions (i) from any attorney in fact or Investment Manager prior to receipt by it of notice of the revocation of the written authority of the attorney in fact or Investment Manager, or (ii) from any officer of the Grantor, the Investment Manager or the Beneficiary named in the incumbency certificate delivered hereunder prior to receipt by it of a more current certificate.  Each of the Grantor and the Beneficiary acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Trustee, and that there may be more secure methods of transmitting instructions than the method selected by the sender.  Each of the Grantor and the Beneficiary agrees that the security procedures, if any, to be followed in connection with a transmission of instruction

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provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(i)            The duties and obligations of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Agreement against the Trustee.  The Trustee shall not be liable except for its own negligence, willful misconduct or lack of good faith, and in no event shall the Trustee be liable for special, indirect, incidental, punitive, or consequential losses or damages arising in connection with this Agreement of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee, has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(j)            No provision of this Agreement shall require the Trustee to take any action which, in the Trustee’s reasonable judgment, would result in any violation of this Agreement or Applicable Law.  If any third party asserts a lien against any of the Assets, the Trustee shall promptly notify both the Grantor and the Beneficiary of such claim.  The Trustee may obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

(k)           The Trustee shall not be responsible for the existence, genuineness or value of any of the Assets or for the validity, perfection, priority or enforceability of the liens in any of the Assets, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, for the validity of title to the Assets, for insuring the Assets or for the payment of taxes, charges, assessments or liens upon the Assets.

(l)            The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Trustee, including, but not limited to, to any act or provision of any present or future law or regulation or Governmental Entity, terrorism, any act of God or war, accidents, labor disputes, loss or malfunction of utilities or computer software or hardware, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

(m)          Subject to Section 8(a), the Trust shall not be required to risk or expend its own funds in performing its obligations under this Agreement.

8.                                       The Trustee’s Compensation, Expenses, etc.

(a)           The Grantor shall pay the Trustee, as compensation for its services under this Agreement, a fee which shall be mutually agreed upon in writing by the Trustee and the Grantor from time to time and which shall be updated no more frequently than annually. The Grantor shall pay or reimburse the Trustee for all of the Trustee’s reasonable expenses and disbursements in connection with its duties

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under this Agreement (including attorneys’ fees and expenses), except any such expense or disbursement as may arise from the Trustee’s negligence, willful misconduct, or lack of good faith.  The Trustee shall notify the Grantor of all expenses and disbursements on a quarterly basis (“Trustee Invoice”).  The Trustee Invoice shall state the nature and amount of such expenses and disbursements and such other information as the Grantor may reasonably request to make such payment to the Trustee.  The Grantor shall pay such expenses and disbursements within a reasonable period of time after its receipt and review of such Trustee Invoice, unless the Trustee and the Grantor agree otherwise in writing.

(b)           The Trustee may not invade the Trust Account Assets for the purpose of paying compensation to or reimbursing expenses of the Trustee, but the Trustee shall be entitled to deduct its compensation and expenses, which have been billed to the Grantor but have not been paid by the Grantor to the Trustee in accordance with Section 8(a) hereof, from payments of Income in respect of the Assets held in the Trust Account and deposited into the Income Account as provided in Section 5 of this Agreement.  The Grantor hereby grants the Trustee a lien, right of set off and security interest in such funds and in such Income Account for the payment of any claim for compensation, reimbursement or indemnity hereunder, which has been billed but has not been paid to the Trustee within a reasonable period of time.  The Grantor and the Beneficiary, jointly and severally, hereby indemnify the Trustee for, and hold it harmless against, any loss, liability, costs or expenses (including attorneys’ fees and expenses) incurred or made without negligence, willful misconduct or lack of good faith on the part of the Trustee, arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, including any loss, liability, costs or expenses arising out of or in connection with the status of the Trustee and its nominee as the holder of record of the Assets.  The Grantor and the Beneficiary hereby acknowledge that the foregoing indemnities shall survive the resignation or discharge of the Trustee or the termination of this Agreement.

(c)           No Assets shall be withdrawn from the Trust Account or used in any manner for paying compensation to, or reimbursement or indemnification of, the Trustee.

9.                                       Resignation or Removal of the Trustee.

(a)           The Trustee may resign at any time by giving not less than ninety (90) calendar days written notice thereof to the Beneficiary and to the Grantor.  The Trustee may be removed by the Grantor’s delivery of not less than thirty (30) calendar days written notice of removal to the Trustee and the Beneficiary.  Such resignation or removal shall become effective on the acceptance of appointment by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account in accordance with paragraph (b) of this Section 9.

(b)           Upon receipt by the proper Parties of the Trustee’s notice of resignation or the Grantor’s notice of removal, the Grantor and the Beneficiary shall appoint a

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successor Trustee.  Any successor Trustee shall be a bank that is a member of the Federal Reserve System or chartered in the State of New York and shall not be an Affiliate of the Grantor or the Beneficiary.  Upon the acceptance of the appointment as Trustee hereunder by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account, the resignation or removal of the Trustee shall become effective.  Thereupon, such successor Trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Trustee, and the resigning or removed Trustee shall be discharged from any future duties and obligations under this Agreement, but the resigning or removed Trustee shall continue to be entitled to the benefits of the indemnities provided herein for the Trustee as well as responsible for its obligations, acts and omissions taken while acting as Trustee, subject to the terms of this Agreement and any applicable statute of limitation period.

10.                                 Termination of the Trust Account.

(a)           Upon receipt of the Beneficiary’s written consent, the Grantor shall terminate the Trust Account and this Agreement, except for the indemnities provided herein, by (i) giving thirty-five (35) calendar days’ advance written notice to the Trustee and (ii) the Trustee giving thirty (30) calendar days’ advance written notice of the date upon which the Trust Account shall terminate via certified mail to each of the Grantor and the Beneficiary.

(b)           On the Termination Date, the Trustee shall transfer to the Grantor any Assets remaining in the Trust Account, at which time all liability of the Trustee with respect to such Assets shall cease.

11.                                 Representations and Warranties.

(a)           The Trustee represents and warrants that the Trustee is a banking corporation duly incorporated, validly existing and in good standing under the laws of [State of Delaware] and has the corporate power and authority to carry on its respective business as now being conducted.  The Trustee is duly qualified and authorized to do business and is in good standing as a foreign corporation as may be required in each jurisdiction where the Assets are maintained.

(b)           The Trustee represents and warrants that the Trustee has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective obligations under this Agreement.  The execution, delivery and performance of this Agreement by the Trustee and the consummation of the transactions contemplated by this Agreement by the Trustee have been duly and validly authorized by all necessary corporate action on the part of the Trustee.  This Agreement constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as such enforceability may be limited by Applicable Law relating to bankruptcy, insolvency, reorganization, or affecting creditors’ rights generally and except to

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the extent that injunctive or other equitable relief is within the discretion of a court.

(c)                                  The Trustee represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (1) violate or conflict with the Trustee’s corporate charter or by-laws (or similar organizational documents), or (2) violate or conflict with any Applicable Law or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to the Trustee.

(d)                                 The Trustee represents and warrants that is a banking corporation that is a member of the Federal Reserve System or chartered in the State of New York and it is not an Affiliate of either the Grantor or the Beneficiary.

(e)                                  The Grantor represents and warrants that the Grantor is a corporation duly incorporated and validly existing under the laws of Bermuda and has the full corporate power and authority to carry on its respective business as now being conducted.

(f)                                    Grantor represents and warrants that Grantor has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective obligations under this Agreement.  The execution, delivery and performance of this Agreement by Grantor and the consummation of the transactions contemplated by this Agreement by Grantor have been duly and validly authorized by all necessary corporate action on the part of Grantor.  This Agreement constitutes the legal, valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms, except as such enforceability may be limited by Applicable Law relating to bankruptcy, insolvency, reorganization, or affecting creditors’ rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

(g)                                 Grantor represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (1) violate or conflict with the Grantor’s corporate charter or by-laws (or similar organizational documents), or (2) violate or conflict with any Applicable Law or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to Grantor.

(h)                                 The Beneficiary represents and warrants that the Beneficiary is a corporation duly incorporated and validly existing under the laws of the State of Oklahoma and has the full corporate power and authority to carry on its respective business as now being conducted.

(i)                                     The Beneficiary represents and warrants that the Beneficiary has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective obligations under this Agreement.  The execution, delivery

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and performance of this Agreement by the Beneficiary and the consummation of the transactions contemplated by this Agreement by the Beneficiary have been duly and validly authorized by all necessary corporate action on the part of the Beneficiary.  This Agreement constitutes the legal, valid and binding obligation of the Beneficiary, enforceable against the Beneficiary in accordance with its terms, except as such enforceability may be limited by Applicable Law relating to bankruptcy, insolvency, reorganization, or affecting creditors’ rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

(j)                                     The Beneficiary represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (1) violate or conflict with the Beneficiary’s corporate charter or by-laws (or similar organizational documents), or (2) violate or conflict with any Applicable Law or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to the Beneficiary.

12.                                 Governing Law.

(a)                                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICT OF LAW THAT COULD COMPEL THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)                                 Each party agrees that any action or proceeding (whether based on contract, tort or otherwise) between any of the parties seeking to enforce any provision of, or arising out of or relating to, this Agreement or the transactions contemplated hereby must be brought and determined exclusively in the United States District Court for the Southern District of New York or any New York state court in the borough of Manhattan.  Each party (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action or proceeding, (b) agrees that it will not bring any such action or proceeding other than in the aforesaid courts and will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court and (c) irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action or proceeding in any such court or that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Without limiting the foregoing, each party irrevocably consents to service of process being made pursuant to the notice procedures set forth in Section 17, and agrees that, to the fullest extent permitted by law, service in

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such manner shall be effective service of process for any such action or proceeding.

(c)                                  EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH OF THE PARTIES HEREBY (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (2) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(c).

(d)                                 Each of the Parties acknowledges and agrees that the other Party would be irreparably damaged in the event that any of the provisions of this Agreement were not performed or complied with in accordance with their specific terms or were otherwise breached, violated or unfulfilled.  Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent noncompliance with, or breaches or violations of, the provisions of this Agreement by the other Party and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which such Party may be entitled, at law or in equity.  In the event that any action is brought in equity to enforce the provisions of this Agreement, no Party will allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at law.

13.                                 Successors and Assigns.

Except as expressly permitted by Section 9 of this Agreement, no Party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each Party hereto.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.  Any assignment that does not comply with this Section shall be void.

14.                                 Third Party Beneficiaries.

Except as otherwise expressly set forth in any provision of this Agreement, nothing in this Agreement is intended or shall be construed to give any Person, other than the Parties, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

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15.                                 Severability.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable.

16.                                 Amendments.

This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by instrument in writing signed by the Parties hereto, or, in the case of a waiver, by the Party waiving compliance.  No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.  The failure of any Party to insist on compliance with any obligation contained in this Agreement or to exercise any right or remedy hereunder shall not constitute a waiver of any right or remedy contained herein nor stop any Party from thereafter demanding full and complete compliance nor prevent any Party from exercising such right or remedy in the future.  No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

17.                                 Notices, etc.

All notices and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) by email or facsimile, upon confirmation of receipt or (c) on the second Business Day following the date of dispatch if delivered by a recognized express courier service.  All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

To Beneficiary:	Montpelier Re U.S. Holdings Ltd.
c/o Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey 07890
	Facsimile:	(973) 948-0282
	Attention:	Michael H. Lanza, Esq.
Executive Vice President and
General Counsel

15

With a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
	Facsimile:	(212) 735-2000
	Attention:	Robert J. Sullivan, Esq.

To Grantor:	[Name]
[Address]
	Facsimile:	[	]
	Attention:	[	]

To Trustee:	[Name]
[Address]
	Facsimile:	[	]
	Attention:	[	]

Any Party may, by notice given in accordance with this Section 17 to the other Parties, designate another address or person for receipt of notices hereunder.

18.                                 Headings.

The headings of the Sections and the Table of Contents have been inserted for convenience of reference only and shall not be deemed to constitute a part of this Agreement.

19.                                 Counterparts.

This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument binding upon all of the Parties notwithstanding the fact that all Parties are not signatory to the original or the same counterpart.  Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the Parties.  Each counterpart may be delivered by facsimile transmission or portable document format (pdf), which transmission shall be deemed delivery of an originally executed document.

20.                                 Construction.

When a reference is made to a Section, Schedule or Exhibit such reference shall be to a Section, Schedule or Exhibit of or to this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The word “Agreement,” means this Agreement as amended or supplemented, together with all Exhibits and Schedules attached hereto or incorporated by reference, and the words “hereof,” “herein,” “hereto,” “hereunder” and other words of similar import shall refer to this Agreement in its entirety and not to any particular Section or provision of this Agreement.  The references to “$” shall be to United States dollars.  Reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder.  References to a

16

Person are also to its successors and permitted assigns.  In this Agreement, (a) the singular includes the plural, and the plural the singular, and (b) words importing any gender include the other gender.

21.                                 Currency.

All transactions hereunder shall be in United States currency.

22.                                 USA Patriot Act.

The Grantor and the Beneficiary each hereby acknowledges that the Trustee is subject to federal laws, including the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Trustee must obtain, verify and record information that allows the Trustee to identify the Grantor and Beneficiary.  Accordingly, prior to opening the Trust Account hereunder, the Trustee will ask the Grantor and the Beneficiary to provide certain information including, but not limited to, the Grantor’s and the Beneficiary’s name, physical address, tax identification number and other information that will help the Trustee to identify and verify the Grantor’s and the Beneficiary’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.  Each of the Grantor and the Beneficiary agrees that the Trustee cannot open the Trust Account hereunder unless and until the Trustee verifies the Grantor’s and the Beneficiary’s identity in accordance with the Trustee’s CIP.

23.                                 Required Disclosure.

The Trustee is authorized to supply any information regarding the Trust Account and related Assets that is required by any law, regulation or rule now or hereafter in effect.  Each of the Grantor and the Beneficiary agrees to supply the Trustee with any required information if it is not otherwise reasonably available to the Trustee.

(The remainder of this page intentionally left blank.)

17

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

MONTPELIER REINSURANCE LTD.

By:
Name:
Title:

MONTPELIER U.S. INSURANCE COMPANY

By:
Name:
Title:

[TRUSTEE]

By:
Name:
Title:

EXHIBIT A

FORM OF BENEFICIARY WITHDRAWAL NOTICE

From:  Montpelier U.S. Insurance Company (the “Beneficiary”)

To:  [Trustee] [or its successor] (the “Trustee”]

Date:

Re:          Trust Agreement between Montpelier Reinsurance Ltd. (the “Grantor”), [Trustee], as trustee (the “Trustee”) and Montpelier U.S. Insurance Company, as beneficiary (the “Beneficiary”) dated as of [                    ], 2011 (the “Trust Agreement”) and Trust Account # [                    ]

Dear Sirs/Madams:

We hereby give you notice pursuant to Section 3(a) of the Trust Agreement that the Beneficiary is entitled to withdraw the following Assets [describe Assets specifically] [the sum of $                           ] from the Trust Account.  Payment [Delivery of the Assets withdrawn] should be immediately made to                                        by the following method:                                    .

The Beneficiary hereby demands payment of the above-specified amount in accordance with Section 3(b) of the Trust Agreement.

Yours faithfully,

For and on behalf of Beneficiary

A-1

EXHIBIT B

FORM OF GRANTOR WITHDRAWAL NOTICE

From:  Montpelier Reinsurance Ltd. (the “Grantor”)

To:  [Trustee] [or its successor] (the “Trustee”)

Date:

Re:          Trust Agreement between Montpelier Reinsurance Ltd. (the “Grantor”), [Trustee], as trustee (the “Trustee”) and Montpelier U.S. Insurance Company, as beneficiary (the “Beneficiary”) dated as of [                    ], 2011 (the “Trust Agreement”) and Trust Account # [                    ]

Dear Sirs/Madams:

We hereby give you notice pursuant to Section 3(c) of the Trust Agreement that the Grantor is entitled to withdraw [the following Assets (describe Assets specifically)] [the sum of $                     ] from the Trust Account.  Payment [delivery of the Assets withdrawn] should be immediately made to                                   by the following method:                                      .

The Grantor hereby demands payment of the above-specified amount in accordance with Section 3(d) of the Trust Agreement.

Yours faithfully,

For and on behalf of the Grantor

Agreed to:

For and on behalf of the Beneficiary

B-1

EXHIBIT C

FORM OF SUBSTITUTION NOTICE

[On the letterhead of the Grantor]

Montpelier U.S. Insurance Company

[Address]

Attention:	[ ]
Facsimile:	[ ]
Email:	[ ]

with a copy to:

[Trustee]

[Address]
Attention:	[ ]
Facsimile:	[ ]
Email:	[ ]

[Date]

Re:          Trust Agreement between Montpelier Reinsurance Ltd. (the “Grantor”), [Trustee], as trustee (the “Trustee”) and Montpelier U.S. Insurance Company, as beneficiary (the “Beneficiary”) dated as of [                    ], 2011 (the “Trust Agreement”) and Trust Account # [                    ]

Substitution Notice

Dear Sirs/Madams:

This letter constitutes a Substitution Notice given pursuant to the terms of Section 4(e) of the Trust Agreement.

Terms not otherwise defined in this letter shall bear the same meaning as in the Trust Agreement.

The Grantor hereby gives notice to the Trustee and the Beneficiary of the proposed asset substitution to be entered into (details of which are set out below) and represents to the Beneficiary and the Trustee that (1) the aggregate fair market value of the assets to be deposited or credited to the Trust Account pursuant to this Substitution Notice is at least equal to the aggregate fair market value of the assets being removed from the Trust Account on the day of withdrawal of the substituted or exchanged assets and (2) all assets to be deposited or credited to the Trust Account pursuant to this Substitution Notice are in compliance with the relevant provisions set forth in the definition of “Permitted Investments” in Section 1 of the Trust Agreement.

Upon receipt of a copy of this Substitution Notice signed by the Grantor, the Trustee shall promptly execute the proposed substitution.

DETAILS OF PROPOSED PORTFOLIO SUBSTITUTION

A.            Addition:

Details of incoming asset:

Incoming Asset:

Legal Name:

Entity Type:

Principal Amount:

Fair Market Value:

Security ID Number, if applicable::

B.            Removal:

Details of removed asset:

Removed Asset:

Legal Name:

Entity Type:

Principal Amount:

Fair Market Value:

Security ID Number, if applicable:

[Date]	Signed by and on behalf of Montpelier Reinsurance Ltd., as the Grantor

EXHIBIT D

LIST OF ASSETS

D-1